UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 5, 2021

GCP Applied Technologies Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37533	47-3936076
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2325 Lakeview Parkway
Alpharetta, Georgia	30009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617)-876-1400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	GCP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into Material Definitive Agreement

Agreement and Plan of Merger

On December 5, 2021, GCP Applied Technologies Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Cyclades Parent, Inc., a Delaware corporation (“Parent”), Cyclades Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and solely for the purposes of Section 8.13 thereof, Compagnie de Saint-Gobain S.A., a société anonyme organized under the laws of France (the “Guarantor”). Parent and Merger Sub are controlled by the Guarantor.

The Merger Agreement provides, among other things and subject to the terms and conditions set forth therein, that Merger Sub will be merged with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”). At the Effective Time (as defined in the Merger Agreement), and as a result of the Merger:

•

Each share of common stock, par value $0.01 per share, of the Company (the “Company Common Stock”), that is issued and outstanding immediately prior to the Effective Time, other than shares to be cancelled pursuant to Section 2.1(b) of the Merger Agreement and Dissenting Shares (as defined in the Merger Agreement) shall be automatically converted into the right to receive $32.00 in cash, without interest (the “Merger Consideration”);

•

Each option to purchase shares of Company Common Stock (each, a “Company Option”), whether vested or unvested, that is outstanding shall automatically and without any required action on the part of the holder thereof or the Company, be cancelled and be converted into the right to receive (without interest) an amount in cash equal to the product of (x) the total number of shares of Company Common Stock underlying the Company Option multiplied by (y) the excess, if any, of the Merger Consideration over the exercise price of such Company Option; provided that any Company Option with respect to which the exercise price subject thereto is equal to or greater than the Merger Consideration shall be canceled for no consideration;

•

Each outstanding award of Company restricted stock (“Company Restricted Stock”) and each outstanding award of Company restricted stock units (“Company RSUs”), in each case, that is vested at the Effective Time or is subject solely to service-based vesting conditions shall become fully vested and shall, automatically and without any required action on the part of the holder thereof or the Company, be cancelled and be converted into the right to receive (without interest) an amount in cash equal to (x) the total number of shares of Company Common Stock underlying such award of Company Restricted Stock or Company RSUs, as applicable, multiplied by (y) the Merger Consideration;

•

Each outstanding award of Company performance based stock units (“Company PBUs”) that is subject to performance-based vesting conditions shall become vested as to the greater of the number of shares of Company Common Stock subject to such Company PBUs that would vest based on (1) the target level of achievement or (2) the Company’s actual level of achievement of the performance goals set forth in the applicable award agreement as of the Effective Time, as determined by the Board or its Compensation Committee prior to the closing, and shall, after giving effect to such vesting, automatically and without any required action on the part of the holder thereof or the Company, be cancelled and be converted into the right to receive (without interest) an amount in cash equal to (x) the number of vested shares of Company Common Stock underlying such Company PBUs, multiplied by (y) the Merger Consideration. Any outstanding Company PBUs (or portion thereof) that are not vested as of immediately prior to the Effective Time shall be canceled for no consideration; and

•

All Rights (as defined below), together with the associated Series A Junior Participating Preferred Stock, outstanding immediately prior to the Effective Time shall expire in their entirety without any payment being made in respect thereof in accordance with the Second Amendment (as defined below).

The board of directors of the Company (the “Board”) has unanimously (i) determined that the transactions contemplated by the Merger Agreement, including the Merger and the Voting Agreements (as defined below) are advisable, fair to and in the best interests of the Company and its stockholders, (ii) approved, adopted and declared advisable the Merger Agreement, the Voting Agreements and the transactions contemplated by the foregoing agreements, including the Merger, (iii) directed that the Merger Agreement be submitted to the stockholders of the Company for its adoption and (iv) recommended that the Company’s stockholders adopt the Merger Agreement.

Assuming the satisfaction of the conditions set forth in the Merger Agreement, the Company expects the Merger to close by year-end 2022. The stockholders of the Company will be asked to vote on the adoption of the Merger Agreement at a special stockholder meeting that will be held on a date, and at the time and place, to be announced when finalized.

The closing of the Merger is subject to various conditions, including (i) the adoption of the Merger Agreement by holders of a majority of the Company Common Stock issued and outstanding (the “Company Stockholder Approval”); (ii) the absence of any order, injunction or other legal or regulatory restraint making illegal, enjoining or otherwise prohibiting the closing of the Merger (“Legal Restraint Condition”); (iii) (a) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (the “HSR Act”) (including any timing agreement with the U.S. Department of Justice or Federal Trade Commission) with respect to the transactions contemplated by the Merger Agreement shall have been obtained and remain in full force and effect, and (b) all waivers, consents, clearances, approvals and authorizations under other applicable competition laws and foreign investment laws shall have been obtained and remain in full force and effect (the foregoing clauses (a) and (b), the “Antitrust Conditions”); and (iv) the accuracy of the representations and warranties contained in the Merger Agreement, subject to customary materiality qualifications, and compliance in all material respects with the covenants and agreements contained in the Merger Agreement as of the Closing of the Merger. In addition, the obligation of Parent and Merger Sub to consummate the Merger is subject to the absence, since the date of the Merger Agreement, of a Company Material Adverse Effect (as defined in the Merger Agreement). The closing of the Merger is not subject to a financing condition.

The Merger Agreement contains customary representations, warranties and covenants by the Company, including, among others, covenants by the Company to conduct its business in the ordinary course between the date of the Merger Agreement and the closing of the Merger, not to engage in certain kinds of material transactions during such period, to convene and hold a special meeting of its stockholders for the purpose of obtaining the Company Stockholder Approval, to obtain regulatory approvals and, subject to certain customary exceptions, for the Board to recommend that the stockholders adopt the Merger Agreement. The Merger Agreement also contains customary representations, warranties and covenants of Parent and Merger Sub, including, among others, covenants by Parent and Merger Sub to use their best efforts (including, if necessary, through litigation or the sale, divestiture or disposition of assets) to obtain regulatory approval for the Merger under applicable competition laws, including the HSR Act, and foreign investment laws.

The Merger Agreement provides that the Company will promptly cease and cause to be terminated any activities, discussions or negotiations with any third party conducted prior to the date of the Merger Agreement with respect to any Acquisition Proposal (as defined in the Merger Agreement). In addition, the Company has agreed that it will not, directly or indirectly, initiate, solicit, propose or knowingly facilitate, encourage or induce the making, the submission or the announcement, of any Acquisition Proposal, or (i) conduct or engage in any discussions or negotiations with, disclose any non-public information relating to the Company or any of its subsidiaries to any third party, or afford to any third party access to the business, properties, assets, books, records or other non-public information of the Company or its subsidiaries, in each case, that could reasonably be expected to lead to an Acquisition Proposal; (ii) except where the Board makes a good faith determination that the failure to do so would be inconsistent with the directors’ fiduciary duties under applicable law, amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or its subsidiaries; or (iii) approve, recommend, or publicly propose to approve or recommend, or execute or enter into any letter of intent, term sheet or other contract (whether binding or non-binding, preliminary or definitive) relating to any Acquisition Proposal or Acquisition Transaction (as defined in the Merger Agreement), other than an acceptable confidentiality agreement in accordance with Section 5.3(b) of the Merger Agreement.

Notwithstanding these limitations, prior to obtaining the Company Stockholder Approval, if (i) the Company has received a bona fide written Acquisition Proposal, (ii) the Company has not breached Section 5.3 of the Merger Agreement in any material respect with respect to the Acquisition Proposal, and (iii) the Board determines in good faith, after consultation with its financial advisors and outside counsel, that the Acquisition Proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal (as defined in the Merger Agreement), then the Company may furnish information with respect to the Company to the third party making the Acquisition Proposal and participate in discussions or negotiations with the third party making the Acquisition Proposal. The Merger Agreement requires the Company to notify Parent of this determination and provide customary information to Parent regarding the Acquisition Proposal and the third party making the Acquisition.

In addition, if the Company has received a bona fide written Acquisition Proposal that did not result from a breach, in any material respect, of Section 5.3 of the Merger Agreement, that the Board determines in good faith, after consultation with its financial advisors and outside counsel, constitutes a Superior Proposal, then the Board may, prior to obtaining the Company Stockholder Approval, effect a Change in Recommendation (as defined in the Merger Agreement) or terminate the Merger Agreement to enter into a definitive agreement with respect to the Superior Proposal. Prior to taking the actions described above, the Company must provide Parent with at least three business days advance written notice (the “Notice Period”) of the Company’s intention to take such action, which notice shall include a copy of the Superior Proposal and related documentation. To the extent Parent requests, the Company is required to engage in good faith negotiations with Parent during the Notice Period regarding any amendments to the Merger Agreement proposed in writing by Parent and intended to cause the relevant Acquisition Proposal to no longer constitute a Superior Proposal. Following the Notice Period, and after considering in good faith any amendments or modifications proposed by Parent to the Merger Agreement, the Board may terminate the Merger Agreement if it determines in good faith that such Acquisition Proposal would continue to constitute a Superior Proposal if such proposed amendments or modifications were to be given effect. Subject to similar provisions and requirements in the Merger Agreement, including a three business day notice period, the Board may also effect a Change of Board Recommendation with respect to an Intervening Event (as defined in the Merger Agreement).

The Merger Agreement contains certain termination rights for both the Company and Parent. The Company is required to pay to Parent a termination fee of $71 million if: (i) Parent terminates the Merger Agreement before receipt of the Company Stockholder Approval because the Board has effected a Change of Board Recommendation, (ii) the Company terminates the Merger Agreement before receipt of the Company Stockholder Approval to concurrently enter into a definitive agreement for a Superior Proposal, or (iii) the Company enters into an alternative transaction with nine months of termination in certain circumstances and such alternative transaction is consummated.

In addition to the foregoing termination rights, and subject to certain limitations, the Company or Parent may terminate the Merger Agreement if the Merger is not consummated by September 6, 2022, which date will be extended to December 5, 2022 and may be further extended to March 6, 2023 in the event that on September 6, 2022 or December 5, 2022, respectively, all conditions to the closing of the Merger have been satisfied or waived other than the Antitrust Conditions or the Legal Restraint Condition solely as it relates to competition and foreign investment laws.

The above-description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1, and is incorporated into this Current Report on Form 8-K by reference in its entirety. The Merger Agreement has been attached as an exhibit to provide investors and stockholders of the Company with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and stockholders of the Company accordingly should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules that the Company exchanged with Parent and Merger Sub in connection with the execution of the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties to the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the proxy statement that the Company will be filing in connection with the Merger, as well as in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents that the Company has filed or may file with the Securities and Exchange Commission (the “SEC”).

Following the effective time of the Merger, the Company Common Stock will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934 (the “Exchange Act”).

Voting and Support Agreements

In connection with the Merger Agreement: (i) Starboard Value LP and certain of its affiliates (“Starboard”) entered into a voting and support agreement with Parent with respect to the shares of Company Common Stock or other equity interests of the Company (collectively, “Company Securities”) beneficially owned now or in the future by Starboard during the term of such agreement (the “Starboard Voting Agreement”); and (ii) certain affiliates of Standard Investments (formerly known as 40 North) / Standard Industries (“Standard” and, together with Starboard the “Signing Stockholders”), entered into a voting and support agreement with Parent with respect to the Company Securities beneficially owned now or in the future by Standard during the term of such agreement (the “Standard Voting Agreement” and, together with the Starboard Voting Agreement, the “Voting Agreements”).

The Signing Stockholders beneficially own, in the aggregate, approximately 33.1% of the outstanding shares of Company Common Stock as of December 5, 2021, and have separately agreed, pursuant to their respective Voting Agreements, among other things, to vote all Company Securities beneficially owned and entitled to vote (A) in favor of the Merger and (B) against (x) any action or agreement which the Board recommends voting against and which would reasonably be expected to result in any of the conditions to consummate the Merger either not being satisfied or being materially impaired or delayed in being able to be satisfied, and (y) any Acquisition Proposal. The Signing Stockholders also agreed, during the term of their respective Voting Agreements and prior to obtaining the Company Stockholder Approval, not to, among other things, (i) transfer, assign, sell, gift-over, hedge, pledge or otherwise dispose of their Company Securities, subject to certain exceptions set forth in their respective Voting Agreements, (ii) enter into any contract, option or other agreement, arrangement or understanding with respect to any such transfer of Company Securities, (iii) grant any proxy, power-of-attorney or other authorization with respect to their shares that would contravene their obligations under the Voting Agreements, (iv) deposit any of their Company Securities into a voting trust, or enter into a voting agreement, that would contravene their obligations under the Voting Agreements, or (v) knowingly take or cause the taking of any other action that would materially restrict or prevent the performance of their obligations under the Voting Agreements. The Voting Agreements will terminate upon the earliest of (i) the termination of the Merger Agreement, (ii) any Change of Board Recommendation effected by the Board in accordance with the terms and conditions of Section 5.3 of the Merger Agreement, (iii) the Effective Time, (iv) the Outside Date (as defined under the Merger Agreement and as it may be extended from time to time in accordance with the terms of the Merger Agreement until March 6, 2023), (v) any change to the terms of the Merger without the prior written consent of each Signing Stockholder that (A) reduces the Merger Consideration, (B) changes the form of consideration payable in the Merger to the Signing Stockholders, (C) modifies the closing conditions to the Merger Agreement in a manner adverse to the Signing Stockholders, (D) modifies the definition of Outside Date in a manner adverse to the Signing Stockholders or (E) modifies Article II of the Merger Agreement in a manner adverse to the Signing Stockholders, or (vi) the mutual written consent of Parent and Starboard or Standard, as applicable.

The foregoing description of the Voting Agreements is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreements, copies of which are attached hereto as Exhibit 99.1 with respect to the Starboard Voting Agreement, and Exhibit 99.2 with respect to the Standard Voting Agreement, and the Voting Agreements are incorporated into this Current Report by reference in their entirety.

Amendment to Rights Agreement

On March 15, 2019, the Board declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of Company Common Stock and adopted a stockholder rights plan, as set forth in the Rights Agreement dated as of March 15, 2019, (the “Original Rights Agreement”), by and between the Company and Equiniti Trust Company, as rights agent (the “Rights Agent”). On March 13, 2020, the Company entered into the First Amendment to Rights Agreement (the “First Amendment” and together with the Original Rights Agreement, the “Rights Agreement”), by and between the Company and the Rights Agent.

On December 5, 2021, in connection with the execution of the Merger Agreement the Company entered into the Second Amendment to Rights Agreement (the “Second Amendment” and together with the Rights Agreement, the “Amended Rights Agreement”), by and between the Company and the Rights Agent, which amends the Rights Agreement.

The Second Amendment, which was approved by the Board, renders the Amended Rights Agreement inapplicable to the Merger Agreement, the execution thereof, and the performance or consummation of the transactions contemplated thereby, including the Merger. In particular, the Second Amendment provides that none of Guarantor, Parent or Merger Sub, or any of their respective Affiliates or Associates (as such terms are defined in the Rights Agreement), either individually or collectively, shall be deemed to be an Acquiring Person (as defined in the Amended Rights Agreement) as a result of (i) the approval, adoption, execution, delivery and, if applicable, any amendment, of the Merger Agreement or the Voting Agreements, (ii) the acquisition or the right to acquire beneficial ownership of the common stock of the Company as a result of execution of the Merger Agreement, (iii) the execution and entry of the Voting Agreements by the parties thereto, (iv) the exercise by Parent of its rights under the Merger Agreement and the Voting Agreements, or (v) the public announcement and consummation of the Merger or the other transactions contemplated by the Merger Agreement or the Voting Agreements. Further, the Second Amendment provides that none of the execution, delivery or performance of the Merger Agreement or the Voting Agreements, or the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement or the Voting Agreements, will result in a Shares Acquisition Date (as defined in the Rights Agreement) or Distribution Date (as defined in the Rights Agreement) or permit any Rights to be exercised or exchanged pursuant to the Rights Agreement.

Pursuant to the Second Amendment, the Amended Rights Agreement and the rights issued thereunder will terminate and expire immediately prior to the Effective Time, but subject to the occurrence of the Effective Time without any payment in respect thereof.

The foregoing description of the Second Amendment is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Amendment, a copy of which is attached hereto as Exhibit 4.1 are incorporated into this Current Report by reference in its entirety.

Item 3.03.	Material Modification to Rights of Security Holders.

The foregoing discussion of the Amendment to Rights Agreement under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

* * *

About GCP Applied Technologies

GCP Applied Technologies Inc. (NYSE: GCP) is a leading global provider of construction products technologies that include admixtures and additives for concrete and cement, the Verifi® in-transit concrete management system, high-performance waterproofing products, and specialty construction products. GCP products have been used to build some of the world’s most renowned structures.

For more information, visit GCP’s website at www.gcpat.com.

Additional Information About the Acquisition and Where to Find It

This communication is being made in respect of the proposed transaction involving GCP, Parent, Merger Sub and Guarantor. A special meeting of the stockholders of GCP will be announced as promptly as practicable to seek stockholder approval in connection with the proposed Merger. GCP expects to file with the SEC a proxy statement and other relevant documents in connection with the proposed Merger. The definitive proxy statement will be sent or given to the stockholders of GCP and will contain important information about the proposed transaction and related matters. INVESTORS AND STOCKHOLDERS OF GCP ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER RELEVANT MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GCP, PARENT, MERGER SUB, GUARANTOR AND THE MERGER. Investors may obtain a free copy of these materials (when they are available) and other documents filed by GCP with the SEC at the SEC’s website at www.sec.gov, at GCP’s website at www.gcpat.com or by sending a written request to GCP Applied Technologies Inc., Attn: GCP Shareholder Services, 2325 Lakeview Parkway, Alpharetta Georgia, 30009.

Participants in the Solicitation

GCP and its directors, executive officers and certain other members of management and employees may be deemed to be participants in soliciting proxies from its stockholders in connection with the Merger. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of GCP’s stockholders in connection with the Merger will be set forth in GCP’s definitive proxy statement for its special stockholder meeting. Additional information regarding these individuals and any direct or indirect interests they may have in the Merger will be set forth in the definitive proxy statement when it is filed with the SEC in connection with the Merger. Information relating to the foregoing can also be found in GCP’s definitive proxy statement for its 2021 Annual Meeting of

Stockholders (the “Annual Meeting Proxy Statement”), which was filed with the SEC on March 26, 2021. To the extent that holdings of GCP’s securities have changed since the amounts set forth in the Annual Meeting Proxy Statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

Forward Looking Statements

This announcement contains “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the context of the statement and generally arise when GCP or its management is discussing its beliefs, estimates or expectations. Such statements generally include the words “believes,” “plans,” “intends,” “targets,” “will,” “expects,” “estimates,” “suggests,” “anticipates,” “outlook,” “continues,” or similar expressions. These statements are not historical facts or guarantees of future performance but instead represent only the beliefs of GCP and its management at the time the statements were made regarding future events which are subject to certain risks, uncertainties and other factors, many of which are outside GCP’s control. Actual results and outcomes may differ materially from what is contained in such forward-looking statements as a result of various factors, including, without limitation: (1) the inability to consummate the Merger within the anticipated time period, or at all, due to any reason, including the failure to obtain stockholder approval to adopt the Merger Agreement, the failure to obtain required regulatory approvals or the failure to satisfy the other conditions to the consummation of the Merger; (2) the risk that the Merger Agreement may be terminated in circumstances requiring GCP to pay a termination fee of $71 million; (3) the risk that the Merger disrupts GCP’s current plans and operations or diverts management’s attention from its ongoing business; (4) the effect of the announcement of the Merger on the ability of GCP to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business; (5) the effect of the announcement of the Merger on GCP’s operating results and business generally; (6) the amount of costs, fees and expenses related to the Merger; (7) the risk that GCP’s stock price may decline significantly if the Merger is not consummated; (8) the nature, cost and outcome of any litigation and other legal proceedings, including any such proceedings related to the Merger and instituted against GCP and others; (9) other factors that could affect GPC’s business such as, without limitation, cyclical and seasonal nature of the industries that GCP serves; foreign operations, especially in emerging regions; changes in currency exchange rates; business disruptions due to public health or safety emergencies, such as the novel strain of coronavirus (“COVID-19”) pandemic; the cost and availability of raw materials and energy; the effectiveness of GCP’s research and development, new product introductions and growth investments; acquisitions and divestitures of assets and gains and losses from dispositions; developments affecting GCP’s outstanding liquidity and indebtedness, including debt covenants and interest rate exposure; developments affecting GCP’s funded and unfunded pension obligations; warranty and product liability claims; legal proceedings; the inability to establish or maintain certain business relationships and relationships with customers and suppliers or the inability to retain key personnel; the handling of hazardous materials and the costs of compliance with environmental regulations; extreme weather events and natural disasters; and (10) other risks to consummation of the proposed Merger, including the risk that the proposed Merger will not be consummated within the expected time period or at all.

If the proposed transaction is consummated, GCP’s stockholders will cease to have any equity interest in GCP and will have no right to participate in its earnings and future growth. These and other factors are identified and described in more detail in GCP’s Annual Report on Form 10-K for the year ended December 31, 2020 as well as GCP’s subsequent filings and quarterly reports and is available online at www.sec.gov. Readers are cautioned not to place undue reliance on GCP’s projections and other forward-looking statements, which speak only as of the date thereof. Except as required by applicable law, GCP undertakes no obligation to update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

* * *

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 5, 2021, by and among the Company, Parent, Merger Sub, and Guarantor.*

4.1	Second Amendment to Rights Agreement, dated as of December 5, 2021, between the Company and Equiniti Trust Company.

99.1	Voting and Support Agreement, dated as of December 5, 2021, entered into by Starboard Value LP and certain of its affiliates .

99.2	Voting and Support Agreement, dated as of December 5, 2021, entered into by certain affiliates of Standard Investments (formerly known as 40 North) / Standard Industries .

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

*	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GCP APPLIED TECHNOLOGIES INC.

Date: December 6, 2021	By:	/s/ Michael W. Valente
Michael W. Valente
Vice President, General Counsel and Secretary

Exhibit 2.1

Execution Version

AGREEMENT AND PLAN OF MERGER

by and among

CYCLADES PARENT, INC.,

CYCLADES MERGER SUB, INC.

GCP APPLIED TECHNOLOGIES INC.

and

COMPAGNIE DE SAINT-GOBAIN S.A.

(solely for purposes of Section 8.13)

Dated as of December 5, 2021

i

ii

Exhibit A	Form of Certificate of Incorporation of Surviving Corporation
Exhibit B	Form of Bylaws of the Surviving Corporation
Exhibit C	Rights Plan Amendment
Schedule 6.1(c)	Governmental Consents

iii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of December 5, 2021 (this “Agreement”), is made by and among Cyclades Parent, Inc., a Delaware corporation (“Parent”), Cyclades Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), GCP Applied Technologies Inc., a Delaware corporation (the “Company”) and, solely for purposes of Section 8.13, Compagnie de Saint-Gobain S.A., a société anonyme organized under the laws of France (the “Guarantor”). All capitalized terms used in this Agreement shall have the meanings assigned to such terms in Section 8.4 or as otherwise defined elsewhere in this Agreement unless the context clearly indicates otherwise.

RECITALS

A. The Company, Parent and Merger Sub desire to effect the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation (the “Merger”) on the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware, as amended (the “DGCL”), pursuant to which, except as otherwise provided in Section 2.1, each share of common stock, par value $0.01 per share, of the Company (each, a “Share” and collectively, the “Shares”) issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive the Merger Consideration.

B. The Board of Directors of Merger Sub has, upon the terms and subject to the conditions set forth herein, unanimously (i) approved and declared it advisable for Merger Sub to enter into this Agreement and consummate the transactions contemplated hereby, including the Merger.

C. The Board of Directors of Parent has, upon the terms and subject to the conditions set forth herein, unanimously approved this Agreement and the transactions contemplated hereby, including the Merger, and authorized Parent, as the sole stockholder of Merger Sub, to promptly execute and deliver to Merger Sub and the Company a written consent adopting this Agreement.

D. The Board of Directors of the Company (the “Company Board”) has, upon the terms and subject to the conditions set forth herein, unanimously (i) determined that the transactions contemplated by this Agreement, including the Merger and the Voting Agreements are advisable, fair to and in the best interests of the Company and its stockholders, (ii) approved, adopted and declared advisable this Agreement, the Voting Agreements and the transactions contemplated hereby, including the Merger, and thereby (iii) directed that this Agreement be submitted to the stockholders of the Company for its adoption, and (iv) recommended that the Company’s stockholders adopt this Agreement.

E. Concurrent with the execution and delivery of this Agreement, certain stockholders of the Company have entered into voting agreements (each, as it may be amended from time to time, a “Voting Agreement”) in favor of Parent, whereby such stockholders have agreed to vote in favor of, and support the consummation of, the transactions contemplated hereby.

F. Parent, Merger Sub, Guarantor and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the covenants, premises, representations and warranties and agreements contained in this Agreement and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties to this Agreement agree as follows:

ARTICLE 1

THE MERGER

1.1 The Merger.

(a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation of the Merger (the “Surviving Corporation”) and a wholly owned Subsidiary of Parent. The Merger shall be effected pursuant to the DGCL and shall have the effects set forth in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, all of the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all of the debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation. The Merger and other transactions contemplated by this Agreement are referred to herein as the “Transactions”.

(b) At the Effective Time, by virtue of the Merger and without the necessity of further action by the Company or any other Person, the certificate of incorporation of the Surviving Corporation shall be amended so as to read in its entirety in the form set forth as Exhibit A hereto, and as so amended, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law (subject to Section 5.9). In addition, the Company and the Surviving Corporation shall take all necessary action such that, at the Effective Time, the bylaws of the Surviving Corporation shall be amended so as to read in its entirety in the form set forth as Exhibit B hereto, and as so amended shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law (subject to Section 5.9).

(c) At the Effective Time, by virtue of the Merger and without the necessity of further action by the Company or any other Person, the directors of Merger Sub immediately prior to the Effective Time or such other individuals designated by Parent as of the Effective Time shall become the directors of the Surviving Corporation, each to hold office, from and after the Effective Time, in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation. The officers of Merger Sub immediately prior to the Effective Time, from and after the Effective Time, shall be the officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

(d) If, at any time after the Effective Time, the Surviving Corporation shall determine, in its sole discretion, or shall be advised, that any deeds, bills of sale, instruments of conveyance, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Merger Sub acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, then the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Merger Sub, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

1.2 Closing and Effective Time of the Merger. The closing of the Merger (the “Closing”) will take place at 8:00 a.m., local time, on the third Business Day after satisfaction or waiver of all of the applicable conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions at the Closing), via electronic exchange of signature pages unless another time, date or place is agreed to in writing by the parties hereto. The date on which the Closing actually occurs is referred to as the “Closing Date”. On the Closing Date, Parent, Merger Sub and the Company shall cause a certificate of merger (the “Certificate of Merger”), to be executed and filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL in order to effect the Merger. The Merger shall become effective at the time the Certificate of Merger shall have been duly filed with the Secretary of State of the State of Delaware, or such later date and time as is agreed upon by the parties and specified in the Certificate of Merger (such date and time at which the Merger becomes effective hereinafter referred to as the “Effective Time”).

ARTICLE 2

CONVERSION OF SECURITIES IN THE MERGER

2.1 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any of the following securities:

(a) Conversion of Shares. Each Share issued and outstanding immediately prior to the Effective Time, other than Shares to be cancelled or converted pursuant to Section 2.1(b) or Dissenting Shares, shall be converted automatically into the right to receive

$32.00 per Share (the “Merger Consideration”), payable net to the holder in cash, without interest, subject to any withholding of Taxes required by applicable Law as provided in Section 2.5, upon surrender of the Certificates or Book-Entry Shares in accordance with Section 2.2. As of the Effective Time, all such Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and shall thereafter represent only the right to receive the Merger Consideration to be paid in accordance with Section 2.2.

(b) Cancellation of Treasury Shares and Parent-Owned Shares. Each Share held by the Company as treasury stock or held directly by Parent or Merger Sub (or any direct or indirect wholly-owned subsidiaries of the Company, Parent or Merger Sub), in each case, immediately prior to the Effective Time, shall automatically be cancelled and shall cease to exist, and no consideration or payment shall be delivered in exchange therefor or in respect thereof.

(c) Merger Sub Equity Interests. All outstanding shares of capital stock of Merger Sub, par value $0.01 per share, held immediately prior to the Effective Time shall be converted into and become (in the aggregate) one share of newly and validly issued, fully paid and non-assessable shares of common stock, par value $0.01 per share, of the Surviving Corporation with the same rights, powers, and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation. From and after the Effective Time, all certificates, if any, representing shares of Merger Sub common stock shall be deemed for all purposes to represent the number of shares of common stock of the Surviving Corporation into which they were converted in accordance with the immediately preceding sentence.

(d) Expiration of Rights. All Rights, together with the associated Series A Junior Participating Preferred Stock, outstanding immediately prior to the Effective Time shall expire in their entirety without any payment being made in respect thereof in accordance with the Rights Plan Amendment.

2.2 Payment for Securities; Surrender of Certificates.

(a) Paying Agent. At or prior to the Effective Time, Parent shall designate a nationally recognized paying agent to act as the paying agent (the identity and terms of designation and appointment of which shall be reasonably acceptable to the Company) for purposes of effecting the payment of the Merger Consideration in connection with the Merger in accordance with this Article 2 (the “Paying Agent”). Parent shall pay, or cause to be paid, the fees and expenses of the Paying Agent in connection with the exchange of Shares for the Merger Consideration. At or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent the aggregate Merger Consideration to which holders of Shares shall be entitled at the Effective Time pursuant to this Agreement. In the event such deposited funds are insufficient to make the payments contemplated pursuant to Section 2.1(a), Parent shall promptly deposit, or cause to be deposited, with the Paying Agent such additional funds to ensure that the Paying Agent has sufficient funds to make such payments. Such funds shall be invested by the Paying Agent as directed by Parent, pending payment thereof by the Paying Agent to the holders of the Shares in accordance with this Article 2; provided, however, that any such investments shall be in: (i) obligations of, or guaranteed by, the United States government, (ii) short-term commercial paper rated A-1 or P-1 or better by Moody’s Investor Service, Inc. or Standard & Poor’s Corporation, respectively, (iii) certificates of deposit, bank repurchase agreements, or banker’s acceptances of commercial banks with capital exceeding $1,000,000,000 (based on the most recent financial statements of such bank that are then publicly available), or (iv) money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of acquisition or a combination of the foregoing and, in any such case, no such instrument shall have a maturity exceeding three months. Earnings from such investments shall be the sole and exclusive property of the Surviving Corporation, and no part of such earnings shall accrue to the benefit of holders of Shares.

(b) Procedures for Surrender.

(i) Certificates. As soon as practicable after the Effective Time (and in no event later than three Business Days after the Effective Time), the Surviving Corporation shall cause the Paying Agent to mail to each Person that was, immediately prior to the Effective Time, a holder of record of Shares represented by certificates (the “Certificates”), which Shares were converted into the right to receive the Merger Consideration at the Effective Time pursuant to this Agreement (other than Section 2.4): (A) a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent, and shall otherwise be in such form as Parent and the Paying Agent shall reasonably agree; and (B) instructions for effecting the surrender of the Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 2.2(e)) in exchange for payment of the Merger Consideration. Upon surrender of a Certificate (or affidavit of loss in lieu of the Certificate as provided in Section 2.2(e)) to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with delivery of a letter of transmittal, duly executed and in proper form, with respect to such Certificates, the Paying Agent or such other agent, in accordance with the letter of transmittal and instructions, shall transmit to the holder of such Certificates the Merger Consideration for each Share formerly represented by such Certificates (after giving effect to any required Tax withholdings as provided in Section 2.5), and any Certificate so surrendered shall forthwith be cancelled. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name any surrendered Certificate is registered, it shall be a condition precedent of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer, and the Person requesting such payment shall have paid any transfer and other similar Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate so surrendered and shall have established to the satisfaction of the Surviving Corporation that such Taxes either have been paid or are not required to be paid. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. Until surrendered as contemplated hereby, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Agreement, except for Certificates representing Dissenting Shares, which shall be deemed to represent only the right to receive payment of the fair value of such Shares in accordance with and solely to the extent provided by Section 262 of the DGCL.

(ii) Book-Entry Shares. Notwithstanding anything to the contrary contained in this Agreement, no holder of non-certificated Shares represented by book-entry (“Book-Entry Shares”) shall be required to deliver a Certificate or, in the case of holders of Book-Entry Shares held through The Depository Trust Company, an executed letter of transmittal to the Paying Agent, to receive the Merger Consideration that such holder is entitled to receive pursuant to Section 2.1(a). In lieu thereof, each holder of record of one or more Book-Entry Shares held through The Depository Trust Company whose Shares were converted into the right to receive the Merger Consideration (other than pursuant to Section 2.4) shall automatically upon the Effective Time be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver to The Depository Trust Company or its nominee as promptly as practicable after the Effective Time, in respect of each such Book-Entry Share a cash amount in immediately available funds equal to the Merger Consideration (after giving effect to any required Tax withholdings as provided in Section 2.5), and such Book-Entry Shares of such holder shall be cancelled. As soon as practicable after the Effective Time (and in no event later than three Business Days after the Effective Time), the Surviving Corporation shall cause the Paying Agent to mail to each Person that was, immediately prior to the Effective Time, a holder of record of Book-Entry Shares not held through The Depository Trust Company (other than Company Restricted Stock): (A) a letter of transmittal, which shall be in such form as Parent and the Paying Agent shall reasonably agree; and (B) instructions for returning such letter of transmittal in exchange for the Merger Consideration. Upon delivery of such letter of transmittal, in accordance with the terms of such letter of transmittal, duly executed, the holder of such Book-Entry Shares shall be entitled to receive in exchange therefor a cash amount in immediately available funds equal to the Merger Consideration (after giving effect to any required Tax withholdings as provided in Section 2.5), and such Book-Entry Shares so surrendered shall at the Effective Time be cancelled. Payment of the Merger Consideration with respect to Book-Entry Shares so surrendered shall only be made to the Person in whose name such Book-Entry Shares are registered. No interest will be paid or accrued on any amount payable upon due surrender of Book-Entry Shares. Until paid or surrendered as contemplated hereby, each Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Agreement, except for Book-Entry Shares representing Dissenting Shares, which shall be deemed to represent the right to receive payment of the fair value of such Shares in accordance with and solely to the extent provided by Section 262 of the DGCL.

(c) Transfer Books; No Further Ownership Rights in Shares. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of Certificates and Book-Entry Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided for herein or by applicable Law. All Merger Consideration paid upon the surrender of Certificates or transfer of Book-Entry Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificate or Book-Entry Shares, and from and after the Effective Time. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided, and in accordance with the procedures set forth, in this Agreement.

(d) Termination of Fund; Abandoned Property; No Liability. Any portion of the funds (including any interest received with respect thereto) made available to the Paying Agent that remains unclaimed by the holders of Certificates or Book-Entry Shares on the first anniversary of the Effective Time will be returned to the Surviving Corporation or an affiliate thereof designated by the Surviving Corporation, upon demand, and any such holder who has not tendered its Certificates or Book-Entry Shares for the Merger Consideration in accordance with Section 2.2(b) prior to such time shall thereafter look only to Parent and the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) for delivery of the Merger Consideration, without interest and subject to any withholding of Taxes required by applicable Law as provided in Section 2.5, in respect of such holder’s surrender of their Certificates or Book-Entry Shares and compliance with the procedures in Section 2.2(b). Any portion of the Merger Consideration remaining unclaimed by the holders of Certificates or Book-Entry Shares immediately prior to such time as such amounts would otherwise escheat to, or become property of, any Governmental Entity will, to the extent permitted by applicable Law, become the property of the Surviving Corporation or an affiliate thereof designated by the Surviving Corporation, free and clear of any claim or interest of any Person previously entitled thereto. Notwithstanding the foregoing, none of Parent, Merger Sub, the Surviving Corporation, the Paying Agent or their respective affiliates will be liable to any holder of a Certificate or Book-Entry Shares for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. Any portion of the Merger Consideration made available to the Paying Agent pursuant to Section 2.2(a), to pay for Shares for which appraisal rights have been perfected shall be returned to the Surviving Corporation, upon demand.

(e) Lost, Stolen or Destroyed Certificates. In the event that any Certificates shall have been lost, stolen or destroyed, the Paying Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration payable in respect thereof pursuant to Section 2.1(a), provided, that Parent or the Paying Agent may, in its reasonable discretion and as a condition precedent to the payment of such Merger Consideration, require the owners of such lost, stolen or destroyed Certificates to deliver a bond in a reasonable sum as it may reasonably direct as indemnity against any claim that may be made against Parent, Merger Sub, the Surviving Corporation or the Paying Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

2.3 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary (but subject to the provisions of this Section 2.3), Shares outstanding immediately prior to the Effective Time and held by a holder who is entitled to demand and has properly demanded appraisal for such Shares in accordance with, and who complies in all respects with, Section 262 of the DGCL (such shares, the “Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration. At the Effective Time, all Dissenting Shares shall be cancelled and cease to exist, and the holders of Dissenting Shares shall only be entitled to the rights granted to them under the DGCL with respect to such Dissenting Shares. If any such holder fails to perfect or otherwise waives, withdraws or loses his, her or its right to appraisal under Section 262 of the DGCL or other applicable Law, then the right of such holder to be paid the fair value of such Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted, as of the Effective Time, into and shall be exchangeable solely for the right to receive the Merger Consideration, without interest and subject to any withholding of Taxes required by applicable Law as provided in Section 2.5 upon surrender of the Certificates or Book-Entry Shares that formerly evidenced such Shares in the manner provided in Section 2.2. The Company shall give Parent prompt written notice of any demands received by the Company for appraisal of Shares and any other instruments served pursuant to the DGCL and received by the Company relating to rights to be paid the fair value of Dissenting Shares, and the opportunity to participate in any proposed strategy, decision, negotiation and Proceeding with respect to such demands for appraisal. Prior to the Effective Time, the Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle or compromise, any such demands or waive any failure to timely deliver a written demand for appraisal under Section 262 of the DGCL or agree to do any of the foregoing. Any amounts required to be paid to a holder in respect of any Dissenting Shares shall be paid by the Surviving Corporation or the Paying Agent subject to Section 2.2.

2.4 Treatment of Options, Restricted Stock and Restricted Stock Units.

(a) Treatment of Options. At the Effective Time, each option to purchase Shares (each a “Company Option”), whether vested or unvested, that is outstanding immediately prior to the Effective Time shall automatically and without any required action on the part of the holder thereof or the Company, be cancelled and be converted into the right to receive (without interest) an amount in cash equal to the product of (x) the total number of Shares underlying the Company Option multiplied by (y) the excess, if any, of the Merger Consideration over the exercise price of such Company Option; provided that any such Company Option with respect to which the exercise price subject thereto is equal to or greater than the Merger Consideration shall be canceled for no consideration.

(b) Treatment of Restricted Stock, Restricted Stock Units and Performance Based Units. At the Effective Time, (i) each outstanding award of Company restricted stock (“Company Restricted Stock”) and each outstanding award of Company restricted stock units (“Company RSUs”) that in each case at such time is vested (including restricted stock units under the Company’s Non-Employee Directors’ Deferred Compensation Program) or subject solely to service-based vesting conditions shall become fully vested and shall, automatically and without any required action on the part of the holder thereof or the Company, be cancelled and be converted into the right to receive (without interest) an amount in cash equal to (x) the total number of Shares underlying such award of Company Restricted Stock or Company RSUs, as applicable, multiplied by (y) the Merger Consideration, and (ii) each outstanding award of Company performance based stock units (“Company PBUs”) that at such time is subject to performance-based vesting conditions shall become vested as to the greater of the number of Shares subject to such Company PBUs that would vest based on (1) the target level of achievement or (2) the Company’s actual level of achievement of the performance goals set forth in the applicable award agreement as of the Effective Time, as determined by the Company Board or its Compensation Committee prior to the Closing, and shall, after giving effect to such vesting, automatically and without any required action on the part of the holder thereof or the Company, be cancelled and be converted into the right to receive (without interest) an amount in cash equal to (x) the number of vested Shares underlying such Company PBUs, multiplied by (y) the Merger Consideration. Any outstanding Company PBUs (or portion thereof) that are not vested as of immediately prior to the Effective Time shall be canceled for no consideration.

(c) Payment by Surviving Corporation. The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, pay to the holders of Company Restricted Stock, Company Options, Company RSUs and Company PBUs the amounts described in Sections 2.4(a) and 2.4(b), less Taxes required to be withheld with respect to such payments, as soon as practicable following the Closing Date, through the Surviving Corporation’s payroll system, but not later than the first regularly scheduled payroll date of the Surviving Corporation that occurs more than five (5) Business Days following the Closing Date. Notwithstanding the foregoing, to the extent that any amounts payable under this Section 2.4 relate to a Company RSU that is nonqualified deferred compensation subject to Section 409A of the Code, Parent, the Surviving Corporation or the applicable Subsidiary shall pay such amounts as promptly as is practicable following the earliest time permitted under the terms of the applicable agreement, plan or arrangement relating to such Company RSU and that will not trigger a Tax or penalty under Section 409A of the Code (after taking into account actions taken under Treas. Reg. 1-409A-3(j)(4)(ix)), but in no event later than the first regularly scheduled payroll date of the Surviving Corporation that occurs at least five (5) Business Days following such time.

(d) Termination of Company Equity Plans. As of the Effective Time, the Company’s Equity and Incentive Plan, as amended and restated on July 29, 2020 (the “2020 Plan”) and the Company 2020 Inducement Plan (the “Inducement Plan” and, together with the 2020 Plan, the “Company Equity Plans”) shall be terminated and no further Shares, Company Restricted Stock, Company Options, Company RSUs, Company PBUs, other Equity Interests in the Company or other rights with respect to Shares shall be granted thereunder. Following the Effective Time, no such Company Restricted Stock, Company Option, Company RSU, Company PBU, Equity Interest or other right that was outstanding immediately prior to the Effective Time shall remain outstanding and each former holder of any such Company Restricted Stock, Company Option, Company RSU, Company PBU, Equity Interest or other right shall cease to have any rights with respect thereto, except the right to receive the consideration set forth in this Section 2.4.

(e) Board Actions. Prior to the Effective Time, the Company Board (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and take such other actions as are reasonably necessary and appropriate (including using reasonable best efforts to obtain any required consents) to effect the transactions described in this Section 2.4.

2.5 Withholding Rights. The Company, Parent, Merger Sub, the Surviving Corporation and the Paying Agent, as the case may be, shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code or any other provision of applicable Law. In the event that Parent determines that any such withholding Taxes are applicable, (a) Parent shall use reasonable best efforts to notify the Company prior to the date on which such withholding is anticipated to occur (other than any such deduction or withholding in respect of amounts properly treated as compensation), and (b) Parent and the Company shall reasonably cooperate to minimize or eliminate such withholding Taxes as permitted by applicable Law. To the extent that amounts are so deducted or withheld and paid to the appropriate Governmental Entity, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

2.6 Adjustments. In the event that, between the date of this Agreement and the Effective Time, any change in the number of outstanding Shares, any change in the number of securities or instruments that are convertible, exchangeable or exercisable into or for Shares or any change in the number of Shares into or for which any securities or instruments are convertible, exchangeable or exercisable shall occur, in each case, as a result of any stock split, reverse stock split, stock dividend (including any dividend or distribution of Equity Interests convertible into or exchangeable for Shares), recapitalization, reclassification, combination, exchange of shares or other similar event (including the issuance, exchange, dividend or distribution of any securities pursuant to the Rights Plan), the Merger Consideration shall be equitably adjusted to reflect such event and to provide to holders of Shares the same economic effect as contemplated by this Agreement prior to such event; provided that nothing in this Section 2.6 shall be deemed to permit or authorize the Company to take any such action or effect any such change that it is not otherwise authorized or permitted to take pursuant to Section 5.1.

2.7 No Dividends or Distributions. No dividends or other distributions with respect to capital stock of the Surviving Corporation with a record date on or after the Effective Time will be paid to the holder of any un-surrendered Certificates or Book-Entry Shares.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as set forth in the correspondingly numbered section or subsection of the disclosure schedule delivered by the Company to Parent and Merger Sub (the “Company Disclosure Schedule”) concurrently with the execution of this Agreement (with specific reference to the representations and warranties in this Article 3 to which the information in such schedule relates; provided, that, disclosure in one section or subsection of the Company Disclosure Schedule as to a specific representation or warranty shall qualify the section or subsection of this Article 3 to which it corresponds in number and any other sections of this Article 3 to the extent (notwithstanding the absence of a specific cross reference) it is reasonably apparent on the face of such disclosure that such disclosure qualifies such other sections or subsections), and (b) as otherwise disclosed or identified in the Company SEC Documents filed prior to the date hereof (other than any forward-looking or predictive, disclosures contained in the “Forward Looking Statements”, “Risk Factors” and “Quantitative and Qualitative Disclosures About Market Risk” sections of the Company SEC Documents, and any other forward-looking or predictive disclosures contained or referenced elsewhere in the Company SEC Documents) (it being acknowledged that nothing disclosed in the Company SEC Documents will be deemed to modify or qualify the representations and warranties set forth in Section 3.2, Section 3.3 or Section 3.18), the Company hereby represents and warrants to Parent and Merger Sub as follows:

3.1 Corporate Organization. Each of the Company and its Subsidiaries is a corporation or other legal entity duly organized, validly existing and, to the extent applicable, in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate or organizational, as the case may be, power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted, except where the failure to be in good standing has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each of the Company and

its Subsidiaries is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified, has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The copies of the Amended and Restated Certificate of Incorporation (the “Company Charter”) and Amended and Restated Bylaws (the “Company Bylaws”) of the Company, as most recently filed with the Company SEC Documents, are true, complete and correct copies of such documents as in effect as of the date of this Agreement. The Company is not in violation of any of the provisions of the Company Charter or the Company Bylaws.

3.2 Capitalization.

(a) The authorized capital stock of the Company consists of three hundred million (300,000,000) Shares and fifty million (50,000,000) shares of preferred stock, par value $0.01 per share (“Company Preferred Stock”). As of December 2, 2021 (the “Capitalization Date”), (i) 73,515,989 Shares (other than treasury shares and Company Restricted Stock) were issued and outstanding, all of which were validly issued and fully paid, nonassessable and free of preemptive rights, (ii) 515,580 Shares were held in the treasury of the Company or by its Subsidiaries, (iii) 143,128 Shares of Company Restricted Stock are issued and outstanding; (iv) a maximum of 1,006,854 Shares are subject to outstanding Company Options, 211,054 Shares are subject to Company RSUs and a maximum of 254,254 Shares are subject to Company PBUs, (v) 10,000,000 shares of Company Preferred Stock are designated as Series A Junior Participating Preferred Stock, and (vi) no shares of Company Preferred Stock were issued and outstanding. Except for Company Options to purchase, and Company RSUs and Company PBUs convertible into, not more than an aggregate of 1,615,290 Shares (assuming maximum level of performance with respect to Company Options and Company PBUs) under the Company Equity Plans, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound relating to the issued or unissued capital stock or other Equity Interests of the Company, or securities convertible into or exchangeable for such capital stock or other Equity Interests, or obligating the Company to issue or sell any shares of its capital stock or other Equity Interests, or securities convertible into or exchangeable for such capital stock of, or other Equity Interests in, the Company. From the Capitalization Date to the execution of this Agreement, except for the issuance of Shares pursuant to Company Options, Company RSUs and Company PBUs outstanding on the Capitalization Date under the Company Equity Plans in accordance with their terms in effect on the Capitalization Date, the Company has not issued any shares of its capital stock or other Equity Interests, or securities convertible into or exchangeable for such capital stock or other Equity Interests.

(b) Section 3.2(b) of the Company Disclosure Schedule sets forth a true and complete list, as of the date hereof, of each outstanding award of Company Restricted Stock, and each Company Option, Company RSU and Company PBU, the holder thereof and, as applicable, the exercise price, vesting status, vesting terms and expiration date thereof. All Shares subject to issuance under the Company Equity Plans, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. There are no outstanding contractual obligations of the Company or any of its Subsidiaries (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of, or containing any right of first refusal with respect to, (iv) requiring the registration for sale of, or (v) granting any preemptive or antidilutive right with respect to, any Shares or any capital stock of, or other Equity Interests in, the Company or any of its Subsidiaries.

(c) Section 3.2(c) of the Company Disclosure Schedule sets forth a true and complete list of all of the Subsidiaries of the Company and the authorized, issued and outstanding Equity Interests of each such Subsidiary. None of the Company or any of its Subsidiaries holds an Equity Interest in any other Person. Each outstanding share of capital stock of or other Equity Interest in each Subsidiary of the Company is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and is owned, beneficially and of record, by the Company or one or more of its wholly-owned Subsidiaries free and clear of all Liens, other than Permitted Liens. There are no (i) options, warrants or other rights, agreements, arrangements or commitments of any character to which any Subsidiary of the Company is a party or by which any Subsidiary of the Company is bound relating to the issued or unissued capital stock or other Equity Interests of such Subsidiary, or securities convertible into or exchangeable for such capital stock or other Equity Interests, or obligating any Subsidiary of the Company to issue or sell any shares of its capital stock or other Equity Interests, or securities convertible into or exchangeable for such capital stock of, or other Equity Interests in, such Subsidiary; or (ii) stock appreciation rights, profit or performance participation rights, contingent value rights, “phantom” stock, or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other Equity Interests in any Subsidiary of the Company to which any Subsidiary of the Company is a party or by which any Subsidiary of the Company is bound. There are no outstanding contractual obligations of the Company or any of its Subsidiaries to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary of the Company or any other Person, other than guarantees by the Company of any indebtedness or other obligations of any wholly-owned Subsidiary of the Company.

3.3 Authority; Execution and Delivery; Enforceability.

(a) The Company has all necessary power and authority to execute and deliver this Agreement, to perform and comply with each of its obligations under this Agreement and, subject to the receipt of the Company Stockholder Approval, to consummate the Transactions. The execution and delivery by the Company of this Agreement, the performance and compliance by the Company with each of its obligations herein, and the consummation by it of the Transactions have been duly authorized by all necessary corporate action on the part of the Company, subject to receipt of the Company Stockholder Approval, and no other corporate proceedings on the part of the Company and no other stockholder votes are necessary to authorize this Agreement or the consummation by the Company of the Transactions. The Company has duly and validly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by Guarantor, Parent and Merger Sub of this Agreement, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by Laws affecting the enforcement of creditors’ rights generally, by general equitable principles or by the discretion of any Governmental Entity before which any Proceeding seeking enforcement may be brought.

(b) The Company Board, at a meeting duly called and held, unanimously adopted resolutions (i) determining that this Agreement, the Voting Agreements, the Transactions, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders, (ii) approving, adopting and declaring advisable this Agreement and the Transactions, including the Merger, (iii) directing that this Agreement be submitted to the stockholders of the Company for its adoption, and (iv) recommending that the Company’s stockholders adopt this Agreement (the “Company Board Recommendation”) and, as of the date of this Agreement, the Company Board Recommendation has not been withdrawn, rescinded or modified in any way.

(c) Subject to the accuracy of Section 4.7, the Company Board has taken all necessary actions, including by approving the Voting Agreements, so that the restrictions on business combinations set forth in Section 203 of the DGCL and any other similar Laws are not applicable to this Agreement, the Voting Agreements, any of the Transactions, including the Merger, or any of the transactions contemplated by the Voting Agreements. The only vote of holders of any class or series of Shares or other Equity Interests of the Company necessary to adopt this Agreement is the adoption of this Agreement by the holders of a majority of the voting power represented by the Shares that are outstanding and entitled to vote thereon at the Company Meeting (the “Company Stockholder Approval”). No other vote of the holders of Shares or any other Equity Interests of the Company is necessary to consummate the Transactions or the transactions contemplated by the Voting Agreements. Prior to the date of this Agreement, the Company has made available to Parent a true, complete and correct copy of the Rights Plan as amended and as in effect on the date of this Agreement. Other than as expressly set forth in the Rights Plan or the Rights Plan Amendment, no waivers or exemptions under the Rights Plan have been approved or granted by the Company or its Board of Directors. The Company has taken all actions necessary to render the Rights Plan inapplicable to this Agreement, the Voting Agreements, the Transactions and the transactions contemplated by the Voting Agreements, including amending the Rights Plan in the form attached hereto as Exhibit C (the “Rights Plan Amendment”).

3.4 No Conflicts.

(a) The execution and delivery of this Agreement does not and will not, and the performance of this Agreement, including the consummation of the Merger, by the Company will not, (i) (assuming, in the case of the consummation of the Merger, the Company Stockholder Approval is obtained) conflict with or violate any provision of the Company Charter or the Company Bylaws or any equivalent organizational documents of any Subsidiary of the Company, (ii) assuming that all consents, approvals, authorizations and permits described in Section 3.4(b) have been obtained and all filings and notifications described in Section 3.4(b) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected or (iii) require any consent or approval under, result in any breach of or any loss of any benefit or the imposition of any additional payment or other liability under, constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under, or give to any third party any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of the Company or any of its Subsidiaries pursuant to, any Contract or Permit to which the Company or any of its Subsidiaries is party or any Charter Documents (other than the Company Charter or the Company Bylaws), except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults, other occurrences, additional payments or liabilities or altering of rights or obligations which would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and would not reasonably be expected to, individually or in the aggregate, prevent or materially hinder, materially impair, materially interfere with or materially delay the consummation by the Company of the Transactions, including the Merger, by the Outside Date.

(b) The execution and delivery of this Agreement by the Company does not and will not, and the performance and consummation by the Company of the Transactions and compliance by the Company with any of the terms or provisions hereof will not, require any consent, approval, authorization or permit of, registration, declaration, or filing with or notification to (any of the foregoing being a “Consent”), any Governmental Entity, except (i) under the Exchange Act and the rules and regulations of the NYSE, (ii) any applicable requirements of any Competition Laws, (iii) the filing and recordation of the Certificate of Merger as required by the DGCL and (iv) where failure to obtain such Consents of Governmental Entities would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect and would not reasonably be expected to, individually or in the aggregate, prevent or materially hinder, materially impair, materially interfere with or materially delay the consummation by the Company of the Transactions, including the Merger, by the Outside Date.

3.5 SEC Documents; Financial Statements; Undisclosed Liabilities.

(a) The Company has filed or furnished all reports, schedules, forms, statements, registration statements, prospectuses and other documents required to be filed or furnished by the Company with the SEC under the Securities Act or the Exchange Act since January 1, 2020 (the “Company SEC Documents”). None of the Subsidiaries of the Company is required to make any filings with the SEC.

(b) As of its respective filing date (or, if amended or superseded prior to the date of this Agreement, on the date of such filing) each Company SEC Document complied in as to form in all material respects with the requirements of the Exchange Act, the Securities Act or the Sarbanes-Oxley Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Document and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC with respect to any Company SEC Documents that would be required to be disclosed under Item 1B of Form 10-K under the Exchange Act. The Company is in material compliance with all applicable listing and corporate governance rules of the NYSE.

(c) The consolidated financial statements of the Company included in the Company SEC Documents (including, in each case, any notes or schedules thereto) (the “Company SEC Financial Statements”) (i) fairly present (or, in the case of Company SEC Documents filed after the date of this Agreement, will fairly present when filed), in all material respects, the financial condition and the results of operations, cash flows and changes in stockholders’ equity of the Company and its Subsidiaries (on a consolidated basis) as of the respective dates of and for the periods referred to in the Company SEC Financial Statements, (ii) were prepared (or, in the case of Company SEC Documents filed after the date of this Agreement, will have been prepared when filed) in accordance with GAAP as applied by the Company (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), subject, in the case of interim Company SEC Financial Statements, to normal year-end adjustments and the absence of notes and (iii) comply (or, in the case of Company SEC Documents filed after the date of this Agreement, will have complied when filed) as to form in all material respects with the applicable requirements under the Securities Act, the Exchange Act and the applicable rules and regulations of the SEC.

(d) The Company has timely filed all certifications and statements required by (i) Rule 13a-14 or Rule 15d-14 under the Exchange Act; or (ii) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act) with respect to all applicable Company SEC Documents. The Company maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act, which such controls and procedures are designed to ensure that all material information concerning the Company and its Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of the Company SEC Documents. Neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm has identified or been made aware of: (i) any “significant deficiency” or “material weakness” (each as defined in Rule 12b-2 of the Exchange Act) in the system of internal control over financial reporting utilized by the Company and its Subsidiaries that has not been subsequently remediated; (ii) any fraud that involves the Company’s management or other employees who have a role in the preparation of financial statements or the internal control over financial reporting utilized by the Company and its Subsidiaries; or (iii) any complaints regarding a material violation of accounting procedures, internal accounting controls or auditing matters relating to the period since January 1, 2020, including from employees of the Company or its Subsidiaries regarding questionable accounting, auditing or legal compliance matters, in each case that have adversely affected or would be reasonably expected to adversely affect the Company’s ability to record, process, summarize and report financial information. The Company’s management has completed an assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2020, and such assessment concluded that such system was effective. Since January 1, 2020, each of the principal executive officer and the principal financial officer of the Company has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(e) The Company and its Subsidiaries do not have any liabilities or obligations of any nature (whether absolute or contingent, asserted or unasserted, known or unknown, primary or secondary, direct or indirect, and whether or not accrued) except (i) as disclosed, reflected or reserved against in the unaudited balance sheet of the Company dated as of September 30, 2021 and included in the Company SEC Financial Statements filed prior to the date hereof (the “Company Balance Sheet”) or the notes thereto, (ii) for liabilities and obligations incurred in the ordinary course of business since the date of the Company Balance Sheet, (iii) for liabilities and obligations incurred as expressly contemplated in connection with this Agreement, the Merger or the Transactions and (iv) for liabilities and obligations that, individually or in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect.

(f) There are no unconsolidated Subsidiaries of the Company or any off-balance sheet arrangements of the type required to be disclosed pursuant to Item 303(b) of Regulation S-K promulgated by the SEC that have not been so disclosed in the Company SEC Documents. Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to any off-balance sheet joint venture, off-balance sheet partnership or any other “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC) that is required to be disclosed in the SEC Documents.

3.6 Absence of Certain Changes or Events. Since September 30, 2021, (a) through the date of this Agreement, except for any Permitted Actions, the Company and its Subsidiaries have conducted their businesses in all material respects in the ordinary course and in a manner consistent with past practice and (b) there has not been or occurred any Company Material Adverse Effect. Since September 30, 2021 through the date of this Agreement, neither the Company nor any of its Subsidiaries has taken any action that would have constituted a breach of, or required Parent’s consent pursuant to, Sections 5.1(e) or (p) had the covenants therein applied since September 30, 2021.

3.7 Proxy Statement. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Proxy Statement will, at the date that the Proxy Statement or any amendment or supplement thereto is mailed to holders of Shares and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading (except that no representation or warranty is made by the Company to such portions thereof that relate to Guarantor, Parent and their respective Subsidiaries, including Merger Sub, or to statements made therein based on information supplied by or on behalf of Parent for inclusion or incorporation by reference therein). The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act, the rules of the NYSE and other applicable Law.

3.8 Legal Proceedings. There are no Proceedings pending, or to the Knowledge of the Company, threatened against (or, to the Knowledge of the Company, investigations of) the Company or any of its Subsidiaries, or any of their respective assets or properties or any of their respective present or former officers or directors, except, in each case, for those that, individually or in the aggregate, have not had and would not reasonably be expected to have, a Company Material Adverse Effect and would not reasonably be expected to prevent or materially hinder, materially impair, materially interfere with or materially delay the consummation by the Company of the Transactions, including the Merger, by the Outside Date or that, as of the date hereof, to the Knowledge of the Company, relate to the execution, delivery, performance or consummation of this Agreement, any Voting Agreement, any of the Transactions, or any of the transactions contemplated by the Voting Agreements. Neither the Company nor any of its Subsidiaries is or are party to, nor any of their respective assets or properties is or are subject to, any Order (i) that, as of the date hereof, to the Knowledge of the Company, challenges or seeks to prevent, enjoin, alter or materially delay, or recover any damages or obtain any other remedy in connection with, this Agreement, any Voting Agreement, the Transactions, or any of the transactions contemplated by the Voting Agreements or otherwise would reasonably be expected to prevent or materially hinder, materially impair, materially interfere with or materially delay the consummation by the Company of the Transactions, including the Merger, by the Outside Date or (ii) individually or in the aggregate, has had, and would reasonably be expected to have, a Company Material Adverse Effect.

3.9 Compliance with Laws and Orders.

(a) The Company and its Subsidiaries are in compliance and since January 1, 2020 have been in compliance with all Laws and Orders applicable to the Company or any of its Subsidiaries or any assets owned or used by any of them (except for such past noncompliance as has been remedied and imposes no continuing obligations or costs on the Company or its Subsidiaries)except where any non-compliance, individually or in the aggregate, has not had and would not reasonably be expected to have, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written communication since January 1, 2020 from a Governmental Entity that alleges that the Company or any of its Subsidiaries is not in material compliance with any such Law or Order that has not been resolved in all material respects.

(b) The Company, its Subsidiaries and, to the Knowledge of the Company, their respective officers, directors and employees are in compliance in all material respects with and have, in the last five (5) years, complied in all material respects with: (i) the provisions of the FCPA as applicable to the Company, its Subsidiaries and such officers, directors and employees, (ii) the provisions of all Anti-Corruption Laws of each jurisdiction in which the Company and its Subsidiaries operate, and (iii) applicable Sanctions Laws.

(c) None of the Company, any of its Subsidiaries nor to the Knowledge of the Company, any director, officer or employee of the Company and any of its Subsidiaries, in each case, acting on behalf of the Company or any of its Subsidiaries, has in the last five (5) years, made, authorized, or promised to make, directly or to the Knowledge of the Company indirectly, of any monies or anything of value: (i) to any national, provincial, municipal or other Government Official or any political party or candidate for political office for the purpose of corruptly influencing any act or decision of such official to obtain or retain business, or to secure any other improper benefit or advantage, or (ii) relating to an act by any Governmental Entity, in each case in violation of any of the FCPA or any Anti-Corruption Laws.

(d) Each of the Company and its Subsidiaries has implemented and maintain policies and procedures reasonably designed to ensure compliance with (i) the FCPA and Anti-Corruption Laws in each jurisdiction in which the Company and its Subsidiaries operate, and (ii) applicable Sanctions Laws.

(e) None of the Company, any of its Subsidiaries, nor any of their respective directors or officers, nor, to the Company’s Knowledge, any of their respective employees, agents, or other third-party representatives acting for or on behalf of any of the foregoing, in connection with the business of the Company (i) is or has been a Sanctioned Person, or (ii) has, except to the extent as permitted under applicable Sanctions Laws, in the last five years, entered into any agreement, transaction, or dealing with, for the benefit of or related to any Sanctioned Person (or involving any property thereof) or Sanctioned Territory.

3.10 Permits. The Company and each of its Subsidiaries have all required governmental licenses, permits, certificates, approvals, billing and authorizations (“Permits”) necessary for the conduct of their business and the use of their properties and assets, as presently conducted and used, and each of the Permits is valid, subsisting and in full force and effect, except where the failure to have or maintain such Permit, individually or in the aggregate, has not had and would not reasonably be expected to have, a Company Material Adverse Effect. The operation of the Company and its Subsidiaries as currently conducted is not, and has not been since January 1, 2020, in violation of, nor is the Company or its Subsidiaries in default or violation under, any Permit (except for such past violation or default as has been remedied and imposes no continuing obligations or costs on the Company or its Subsidiaries), and, to the Knowledge of the Company, no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation of any term, condition or provision of any Permit, except where such default or violation of such Permit, individually or in the aggregate, has not had and would not reasonably be expected to have, a Company Material Adverse Effect. There are no actions pending or, to the Knowledge of the Company, threatened, that seek the revocation, cancellation or modification of any Permit, except where such revocation, cancellation or modification, individually or in the aggregate, has not had and would not reasonably be expected to have, a Company Material Adverse Effect.

3.11 Employee Benefit Plans.

(a) “Company Benefit Plan” means each (i) “employee benefit plan” as defined in Section 3(3) of ERISA, whether or not subject to ERISA, (ii) compensation, employment, consulting, end of service or severance, termination protection, change in control, transaction bonus, retention or similar plan, agreement, arrangement, program or policy; or (iii) other benefit or compensation plan, contract, policy, agreement or arrangement providing for pension, retirement, profit-sharing, deferred compensation, stock option, equity or equity-based compensation, stock purchase, employee stock ownership, vacation, holiday pay or other paid time off, bonus or other incentive plan, medical, retiree medical, vision, dental or other health plans, life insurance plan, and other employee benefit plan or fringe benefit plan, in each case, sponsored, maintained, administered, contributed to or entered into by the Company or its Subsidiaries for the current or future benefit of any current or former director, officer, employee or individual independent contractor of the Company or its Subsidiaries (each, a “Service Provider”). Section 3.11(a) of the Company Disclosure Schedule sets forth a true and complete list of each material Company Benefit Plan; provided, for the avoidance of doubt, that the following need not be set forth on Section 3.11(a) of the Company Disclosure Schedule: (i) any employment contracts or consultancy agreements for employees or consultants who are natural persons that (A) do not provide for severance benefits or (B) are in all material respects consistent with a standard form previously made available to Parent where the severance period or required notice of termination provided is not in excess of ninety (90) days or such longer period as is required under local Law, and (ii) plans or arrangements sponsored or maintained by a Governmental Entity or required to be provided to a Service Provider pursuant to applicable Law. With respect to each Company Benefit Plan required to be listed on Section 3.11(a) of the Company Disclosure Schedule, the Company has made available to Parent, prior to the date of this Agreement, a copy of such Company Benefit Plan (or a written description thereof, if such Company Benefit Plan is not written) and all amendments thereto, together with a copy of (if applicable) (i) each trust, insurance or other funding arrangement, (ii) the most recent summary plan description and summary of material modifications thereto, (iii) the most recent favorable approval, determination or opinion letter from the IRS or other applicable Governmental Entity, and (iv) the most recently prepared actuarial report, annual funding report and financial statements, as applicable, relating to each such Company Benefit Plan.

(b) Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(i) Each Company Benefit Plan has been established, registered, approved, maintained, operated and administered, to the extent applicable, in all material respects in accordance with its terms and all applicable Laws, including ERISA and the Code;

(ii) each Company Benefit Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS as to its qualified status and, to the Company’s Knowledge, no fact or event has occurred that could reasonably be expected to cause the loss of the Tax qualified status of any such Company Benefit Plan or the Tax exempt status of any associated trust;

(iii) each Company Benefit Plan that is a “nonqualified deferred compensation plan” (within the meaning of Section 409A of the Code) is and has been in documentary compliance with, and has been operated and administered in all respects in compliance with, Section 409A of the Code and the guidance provided thereunder;

(iv) to the Company’s Knowledge, there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code and other than a transaction that is exempt under a statutory or administrative exemption) with respect to any Company Benefit Plan; and

(v) no Proceeding has been brought, or to the Knowledge of the Company is threatened, against or with respect to any such Company Benefit Plan, including any audit or inquiry by the IRS, United States Department of Labor (other than routine benefits claims) or other Governmental Entity.

(c) Except as set forth on Section 3.11(c) of the Company Disclosure Schedule, no Company Benefit Plan is, and neither the Company nor any of its ERISA Affiliates has any liability with respect to (i) a multiemployer pension plan (as defined in Section 3(37) or 4001(a)(3) of ERISA) (a “Multiemployer Plan”), (ii) any other pension plan subject to Section 302 or Title IV of ERISA or Section 412 or 430 of the Code (a “Single-Employer Defined Benefit Plan”), or (iii) a “multiple employer plan” (as defined by Section 210 of ERISA or Section 413(c) of the Code), or a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA).

(d) With respect to (i) each Single-Employer Defined Benefit Plan and (ii) each Company Benefit Plan for the benefit of any Service Providers or dependents thereof who perform services or who are employed outside of the United States (a “Non-U.S. Benefit Plan”), (A) no material failure to satisfy minimum funding standards (or waiver of such standards) under applicable Law or the plan terms has occurred, (B) all funding and payment liabilities have in all material respects been accrued to the extent required by GAAP or other applicable accounting rules based on reasonable actuarial assumptions, and (C) none of the assets of the Company, its Subsidiaries or ERISA Affiliates are or are expected to be subject to any lien imposed under Section 303(k) of ERISA, or Section 430(k) of the Code or any similar Law by reason of failure to make timely installments or other required payments. To the Knowledge of the Company, no Multiemployer Plan, Single-Employer Defined Benefit Plan or Non-US Benefit Plan has received, as applicable, (x) a notice of “critical”, “endangered” or “at-risk” status within the meaning of Section 430 or 432 of the Code or Section 303 or 305 of ERISA, (y) a contribution notice or financial support direction within the meaning of the UK Pensions Act 2004, or (z) any similar notice under applicable local Laws. To the Knowledge of the Company, no such notice is pending or threatened, and to the Company’s Knowledge, no fact or event has occurred that would reasonably be expected to result in such notice.

(e) Neither the execution of this Agreement nor the consummation of the Transactions (alone or in conjunction with any other event, including any termination of employment) will (i) entitle any current or former Service Provider to any additional compensation or benefit (including any bonus, retention or severance pay) under any of the Company Benefit Plans, (ii) accelerate the time of payment or vesting or result in any payment or funding (through a grantor trust or otherwise) of compensation or benefits under any of the Company Benefit Plans, (iii) result in any restriction on the right of the Company or any of its Subsidiaries or, after the consummation of the Merger or the Transactions, Parent or the Surviving Corporation, to merge, amend or terminate any of the material Company Benefit Plans, or (iv) result in payments that would not be deductible under Section 280G of the Code. Neither the Company nor any of its Subsidiaries has any obligation to provide, and no Company Benefit Plan or other agreement provides any individual with the right to, a gross-up, indemnification, reimbursement or other payment for any excise or additional Taxes, interest or penalties incurred pursuant to Section 409A or Section 4999 of the Code.

(f) No Company Benefit Plan provides post-employment, medical, disability or life insurance benefits to any former employee or their dependents, other than (i) as required by Law, (ii) the full cost of which is borne by the employee or former employee (or any beneficiary of the employee or former employee) or (iii) benefits provided during any period during which the former employee is receiving severance pay.

3.12 Employee and Labor Matters.

(a) Neither the Company nor any of its Subsidiaries is a party to, or is currently negotiating in connection with entering into, a collective bargaining agreement or an agreement with any works council or similar labor contract, other than any such agreements that apply on a national, industry-wide or similar mandatory basis. With respect to the Service Providers of the Company and its Subsidiaries, to the Knowledge of the Company, there are no (and have not been) any pending or threatened (i) representation or certification proceedings or unfair labor practice complaints brought before or filed with the National Labor Relations Board or any other labor relations tribunal or authority, (ii) material labor organizing efforts or campaigns or (iii) labor strike, dispute, lockout, slowdown, stoppage or other material organized work interruption or labor-related grievance. There is no requirement for the Company to obtain the consent of, or provide notice to, any works council, labor union or similar labor organization prior to the execution of this Agreement.

(b) Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries are and have since January 1, 2020 been in compliance with all applicable Laws respecting employment and employment practices including, without limitation, all Laws respecting terms and conditions of employment, health and safety, wage payment, wages and hours, leave, pay equity, wage subsidy, privacy, child labor, worker classification, immigration and work authorizations, employment discrimination, harassment, retaliation, disability rights or benefits, equal opportunity, notice, plant closures and layoffs, affirmative action, workers’ compensation, labor relations, collective bargaining, social welfare obligations and unemployment insurance.

3.13 Environmental Matters. Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a) The Company and each of its Subsidiaries (i) is, and has for the previous three years been, in compliance with all, and is not subject to any liability with respect to noncompliance with any, Environmental Laws, (ii) has and holds, or has applied for, all Environmental Permits necessary for the conduct of their business and the use of their properties and assets, as currently conducted and used, and (iii) is (and for the previous three years has been) in compliance with their respective Environmental Permits.

(b) There are no Environmental Claims pending nor, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, and none of the Company or any of its Subsidiaries has received any written notification of any allegation of actual or potential responsibility for any Release or threatened Release of any Hazardous Materials or any violation of any Environmental Law.

(c) None of the Company or any of its Subsidiaries (i) has entered into or agreed to any consent decree or consent order or is otherwise subject to any judgment, decree, or judicial or administrative order relating to compliance with Environmental Laws, Environmental Permits or to the investigation, sampling, monitoring, treatment, remediation, response, removal or cleanup of Hazardous Materials and no Proceeding is pending or, to the Knowledge of the Company, threatened with respect thereto, or (ii) is an indemnitor by contract or otherwise in connection with any claim, demand, suit or action threatened or asserted by any third-party for any liability under any Environmental Law or otherwise relating to any Hazardous Materials.

(d) Neither the Company nor any of its Subsidiaries has received any written request for information pursuant to Section 104(e) of the Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”) or similar state statute, concerning any Release of Hazardous Materials at any location except, with respect to any such request for information concerning any such Release, to the extent such matter has been resolved with the appropriate Governmental Entity or otherwise.

(e) The Company has made available to Parent, all material written assessments, audits, investigation reports, studies, test results or similar environmental documents in the possession of the Company or any of its Subsidiaries that were prepared or received since January 27, 2016 related to environmental, health or safety matters or Hazardous Materials, and to the Knowledge of the Company, any such documents in the possession of the Company that were prepared or received prior to such date do not contain any material adverse information regarding the Company and its Subsidiaries related to environmental, health or safety matters or Hazardous Materials.

3.14 Real Property; Title to Assets.

(a) Section 3.14(a) of the Company Disclosure Schedule sets forth a true and complete list of all real property owned in fee by the Company or any of its Subsidiaries (collectively, the “Company Owned Real Property”) and the address for each Company Owned Real Property. The Company or any of its Subsidiaries, as the case may be, holds good and valid fee title to the Company Owned Real Property, free and clear of all Liens, except for Permitted Liens. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all buildings, structures, improvements and fixtures located on the Company Owned Real Property are in a state of good operating condition and are sufficient for the continued conduct of business in the ordinary course, subject to reasonable wear and tear.

(b) Section 3.14(b) of the Company Disclosure Schedule sets forth (i) a true and complete list of all real property leased, subleased or otherwise occupied by the Company or any of its Subsidiaries (collectively, the “Company Leased Real Property”) and (ii) the address for each parcel of Company Leased Real Property. The Company or a Subsidiary of the Company has good and valid leasehold interest in each Company Leased Real Property free and clear of all Liens, including any right to the use or occupancy of any Company Leased Real Property, other than Permitted Liens.

(c) The Company Owned Real Property and the Company Leased Real Property are referred to collectively herein as the “Company Real Property”. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each parcel of Company Real Property is in compliance with all existing Laws applicable to such Company Real Property, and (ii) neither the Company nor any of its Subsidiaries has received written notice of any Proceedings in eminent domain, condemnation or other similar Proceedings that are pending, and to the Company’s Knowledge there are no such Proceedings threatened, affecting any portion of the Company Real Property.

(d) The Company or a Subsidiary of the Company has good and marketable title to, or a valid and binding leasehold or other interest in, all machinery, equipment, furniture, fixtures, and other tangible personal property and assets necessary for the conduct of the business of the Company and its Subsidiaries, taken as a whole, as currently conducted, free and clear of all Liens (except for Permitted Liens) except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

3.15 Tax Matters. Except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a) all Tax Returns that are required to be filed by or with respect to any of the Company or its Subsidiaries have been timely filed (taking into account any extension of time within which to file), and all such Tax Returns are true, complete, and accurate;

(b) each of the Company and its Subsidiaries has timely paid all Taxes due and owing by it, including any Taxes required to be withheld from amounts owing to, or collected from, any employee, creditor, or other third party (in each case, whether or not shown on any Tax Return), other than Taxes being contested in good faith and for which adequate reserves have been established in accordance with GAAP on the financial statements of the Company and its Subsidiaries;

(c) no deficiencies for Taxes have been assessed, claimed in writing, or to the Knowledge of the Company, proposed by any Governmental Entity against the Company or any of its Subsidiaries except for deficiencies which have been fully satisfied by payment, settled or withdrawn;

(d) there is no ongoing, pending or, to the Knowledge of the Company, threatened audit, examination, investigation or other proceeding with respect to any Taxes of the Company or any of its Subsidiaries;

(e) neither the Company nor any of its Subsidiaries has constituted a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355(a) of the Code (or any similar provision of state, local, or non-U.S. Law) in the two years prior to the date of this Agreement;

(f) there are no Liens for Taxes upon any property or assets of the Company or its Subsidiaries, except for Permitted Liens;

(g) neither the Company nor any of its Subsidiaries has entered into any “listed transaction” within the meaning of U.S. Treasury Regulation Sections 1.6011-4(b)(2) (or any similar provision of state, local or non-U.S. Law);

(h) except as set forth in Section 3.15(i) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries (i) is or has been a member of any affiliated, consolidated, combined, unitary or similar group for purposes of filing Tax Returns or paying Taxes (other than a group the common parent of which is or was (x) the Company or any

Subsidiary of the Company, or (y) Grace or any Subsidiary of Grace), (ii) is a party to, bound by, or obligated under any Tax sharing, allocation, indemnity or similar agreement or arrangement (other than (x) any such agreement or arrangement that is solely between or among the Company and/or any of its Subsidiaries, (y) customary provisions in commercial arrangements entered into in the ordinary course of its business and the primary purpose of which arrangement or agreement is not related to Taxes, or (z) the Tax Sharing Agreement), or (iii) has any liability for the Taxes of any Person (other than (x) the Company or any of its Subsidiaries, or (y) Grace or any Subsidiary of Grace) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law) or as a transferee or successor; and

(i) neither the Company nor any of its Subsidiaries has taken or failed to take, or caused or permitted any Company affiliate (as defined in the Tax Sharing Agreement by and between Grace, Grace Conn and the Company, dated January 27, 2016 (the “Tax Sharing Agreement”) to take or fail to take any action that is or was at the relevant time restricted under Section 7.02 of the Tax Sharing Agreement and no circumstances, actions or events that could give rise to a “Tax-Related Loss” (as defined in the Tax Sharing Agreement) have occurred since January 27, 2016.

The representations and warranties set forth in this Section 3.15 and, to the extent relating to Tax matters, Section 3.11, constitute the sole and exclusive representations and warranties of the Company regarding Tax matters.

3.16 Material Contracts.

(a) Section 3.16(a) of the Company Disclosure Schedule sets forth a true and complete list, as of the date hereof, of each of the following Contracts (other than any Company Employee Benefit Plans and excluding purchase orders, statements of work and similar commercial documents issued in the ordinary course under and not amending the applicable Contract) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their assets or businesses are bound (and any material amendments, supplements and modifications thereto):

(i) Contracts with any of the top ten (10) largest suppliers by the aggregate monetary amount of purchases made by the Company and its Subsidiaries, taken as a whole, during the nine (9) month period ended September 30, 2021 (collectively, the “Top Vendors”);

(ii) Contracts with any of the top ten (10) largest customers by the aggregate monetary amount received by the Company and its Subsidiaries, taken as a whole, during the nine (9) month period ended September 30, 2021 (collectively, the “Top Customers”);

(iii) Contracts concerning the establishment, operation, management or control of a partnership, joint venture or limited liability company;

(iv) Contracts pursuant to which the Company or any of its Subsidiaries licenses (A) from a third party Company Material Intellectual Property, other than licenses for shrink-wrap, click-wrap or off-the shelf software or other generally commercially available software, or (B) to a third party Company Owned Intellectual Property, other than non-exclusive licenses (x) granted in the ordinary course of business or (y) that are implied by or incidental to the sale or purchase of products or services in the ordinary course of business;

(v) Contracts containing (A) a covenant materially restricting the ability of the Company or any of its Subsidiaries (or, upon Closing, Guarantor or any of its Subsidiaries) to engage in any line of business or in any geographic area or to compete with any Person, to market any product or to solicit customers; (B) a provision granting the other party “most favored nation” status or similar preferential terms; or (C) a standstill or similar agreement pursuant to which the Company or its Subsidiaries has agreed not to acquire any assets or securities of another Person;

(vi) indentures, credit agreements, loan agreements and similar instruments pursuant to which the Company or any of its Subsidiaries has or will incur or assume any indebtedness or has or will guarantee or otherwise become liable for any indebtedness of any other Person for borrowed money in excess of $500,000, other than any indentures, credit agreements, loan agreements or similar instruments between or among any of the Company and any of its Subsidiaries; and

(vii) Contracts under which there has been imposed a material Lien (other than a Permitted Lien) on any of the assets, tangible or intangible, of the Company or any of its Subsidiaries.

(b) A true, correct and complete copy of all Contracts set forth or required to be set forth in Section 3.16(a) of the Company Disclosure Schedule or filed or required to be filed as exhibits to the Company SEC Documents (including under Item 404(a) of Regulation S-K) (collectively, the “Company Material Contracts”), including all attachments, schedules and exhibits thereto, have been made available to Parent prior to the date of this Agreement. Each of the Company Material Contracts is valid, binding and in full force and effect and is enforceable by the Company or the applicable Subsidiary in accordance with their terms, except as limited by Laws affecting the enforcement of creditors’ rights generally, by general equitable principles or by the discretion of any Governmental Entity before which any Proceeding seeking enforcement may be brought. The Company, or the applicable Subsidiary, has performed all obligations required to be performed by it under the Company Material Contracts, and it is not (with or without notice or lapse of time, or both) in breach or default thereunder and, to the Knowledge of the Company, no other party to any Company Material Contract is (with or without notice or lapse of time, or both) in breach or default thereunder, in each case, except for such breaches or defaults as have not been or would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole. Since January 1, 2020, neither the Company nor any of its Subsidiaries has received written notice of any actual, alleged, possible or potential violation of, or failure to comply with, any term or requirement of any Company Material Contract, in each case, except for such violation or failure to comply as have not been or would not reasonably be expected to be, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole.

(c) Since December 31, 2020, none of either (i) the Top Customers or (ii) the Top Vendors has, to the Company’s Knowledge, provided written notice to the effect that such Top Customer or Top Vendor intends to cease doing business with the Company or its Subsidiaries or materially decrease the rate of buying or supplying, as applicable, products or services from or to the Company and its Subsidiaries.

3.17 Intellectual Property.

(a) Section 3.17(a) of the Company Disclosure Schedule sets forth a list of all (i) issued patents and pending patent applications, (ii) trademark and service mark registrations and applications, (iii) copyright registrations and applications, and (iv) internet domain name registrations, in each case that are owned or purported to be owned by the Company or any of its Subsidiaries (collectively, the “Company Registered Intellectual Property”). All items of Company Registered Intellectual Property have been duly maintained (including the payment of maintenance fees) and are not expired, cancelled or abandoned, except for such issuances, registrations or applications that the Company or one of its Subsidiaries have permitted to expire or has cancelled or abandoned in its reasonable business judgment. No Proceeding is pending or, to Knowledge of the Company, is threatened, that challenges the validity, enforceability, registration or ownership of any Company Registered Intellectual Property.

(b) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company or one of its Subsidiaries (i) is the sole and exclusive owner of and possesses all right, title and interest in and to the Company Owned Intellectual Property, free and clear of all Liens (other than Permitted Liens), other than as set forth on Section 3.17(b)(i) of the Company Disclosure Schedules and (ii) has the right to use, sell, license and otherwise exploit, as the case may be, all other Intellectual Property as the same is currently used, sold, licensed and otherwise exploited by the Company and its Subsidiaries.

(c) To the Knowledge of the Company, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is infringing, misappropriating, diluting, or otherwise violating the Intellectual Property rights of any Person. Neither the Company nor any of its Subsidiaries has received any written claim, demand, or notice since January 1, 2020 alleging any such infringement, misappropriation, dilution, or violation. To the Knowledge of the Company, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, no Person is infringing, misappropriating, diluting or otherwise violating any Company Owned Intellectual Property.

(d) The Company and its Subsidiaries take commercially reasonable actions to protect and preserve the confidentiality of their trade secrets and the security of their material computer software, websites and systems (including the confidential data transmitted thereby or stored therein), including implementing a policy requiring employees and contractors who are reasonably expected to receive access to trade secrets to sign nondisclosure agreements and each employee, contractor or other Person who develops material Intellectual Property for the Company or its Subsidiaries to execute written agreements assigning all right, title and interest of such employee, contractor or other Person in and to such Intellectual Property to the Company or its Subsidiaries (except where ownership thereof would vest in the Company or one of its Subsidiaries by operation of Law), and no such employee, contractor or other Person has asserted in writing any right, claim or interest (including the right to further remuneration or consideration) with respect to such Intellectual Property.

(e) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the computer systems, servers, network equipment and other computer hardware owned, leased or licensed by the Company and its Subsidiaries (“IT Systems”) are adequate and sufficient for the operation of the business of the Company and its Subsidiaries as currently conducted. The Company and its Subsidiaries have each implemented commercially reasonable data security, data backup, data storage, system redundancy and disaster avoidance and recovery procedures with respect to the IT Systems.

(f) The Company and its Subsidiaries have reasonable security measures in place designed to protect data relating to the customers of their respective businesses (“Customer Data”) under their possession or control from unauthorized access. To the Knowledge of the Company, the Company and its Subsidiaries have not suffered any breach in security that has permitted or resulted in any unauthorized access to or disclosure of Customer Data. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries have complied in all material respects with applicable Information Privacy Laws. No Proceeding has been filed or commenced or, to the Knowledge of the Company, threatened against, the Company or any of its Subsidiaries alleging any failure to comply with any Information Privacy Laws.

3.18 Broker’s Fees. Except for the fees and expenses of RBC Capital Markets LLC (“RBCCM”), the Company’s financial advisor, neither the Company nor any of its Subsidiaries nor any of their respective officers or directors on behalf of the Company or such Subsidiaries has employed any financial advisor, broker or finder or incurred any liability for any financial advisory, broker’s fees, commissions or finder’s fees in connection with any of the Transactions. The Company has provided to Parent a complete and correct copy of the Company’s engagement letter agreement and all related agreements with any financial advisor, broker or finder employed or entitled to any payment, reimbursement or indemnification in connection with the Transactions, including RBCCM.

3.19 Opinion of Financial Advisor. RBCCM, the Company’s financial advisor, has delivered to the Company Board its opinion in writing or orally, in which case, such opinion will be subsequently confirmed in writing, to the effect that, as of the date thereof and based upon and subject to the various assumptions and limitations set forth therein, the Merger Consideration to be received by the holders of Shares pursuant to this Agreement is fair from a financial point of view to such holders. As of the date hereof, to the Company’s Knowledge, such opinion has not been withdrawn, revoked, or modified.

3.20 Affiliate Transactions. Neither the Company nor any of its Subsidiaries is a creditor or debtor to, or party to any Contract or transaction with, any present director, officer or employee of the Company or any of its Subsidiaries, or any affiliate or “immediate family member” (within the meaning of Item 404 of Regulation S-K promulgated by the SEC) of any of the foregoing, or has engaged in any transaction with any of the foregoing within the 12 months preceding the date of this Agreement, in each case that (a) would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company SEC Documents (except for employment or compensation agreements or arrangements with directors, officers and employees made in the ordinary course consistent with past practice) and (b) has not been so disclosed in the Company SEC Documents prior to the date hereof.

3.21 Insurance. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have in place valid and effective insurance policies covering the Company, its Subsidiaries, and their respective employees, properties and assets, including policies of life, property, fire, workers’ compensation, products liability, directors’ and officers’ liability and other casualty and liability insurance, that are customarily carried by Persons conducting business similar and on a similar scale to that of the Company and its Subsidiaries. Except as has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all insurance policies of the Company and its Subsidiaries are in full force and effect, all premiums due and payable thereon have been paid when due and the Company is in compliance in all material respects with the terms and conditions of such insurance policies. The Company has not received any written notice regarding any invalidation or cancellation of any material insurance policy and no material insurance policy has failed to be renewed or replaced in the ordinary course without a lapse in coverage.

3.22 No Other Representations or Warranties. Except for the representations and warranties expressly set forth in this Article 3, none of the Company, any of its affiliates or any other Person on behalf of the Company makes any express or implied representation or warranty (and there is and has been no reliance by Parent, Merger Sub or any of their respective affiliates or Representatives on any such representation or warranty) with respect to the Company, its Subsidiaries or their respective businesses or with respect to any other information provided, or made available, to Parent, Merger Sub or their respective Representatives or affiliates in connection with the Transactions, including the accuracy or completeness thereof. Without limiting the foregoing, neither the Company nor any other Person has made or makes any representation or warranty with respect to projections, forecasts or other material made available to Parent, Merger Sub or their Representatives or affiliates, including any information made available in the electronic data room maintained by the Company for purposes of the Transactions, teaser, marketing material, confidential information memorandum, management presentations, functional “break-out” discussions, responses to questions submitted on behalf of Parent, Merger Sub or their respective Representatives or in any other form in connection with the Transactions, unless and to the extent any such information is expressly included in a representation or warranty contained in this Article 3.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub hereby represent and warrant to the Company as follows:

4.1 Corporate Organization. Each of Guarantor, Parent and Merger Sub is a corporation or other entity duly organized, validly existing and, to the extent applicable, in good standing (to the extent that the concept of “good standing” is applicable) under the laws of the jurisdiction of its organization and has the requisite corporate or other entity power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Each of Guarantor, Parent and Merger Sub is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified, has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or a material adverse effect upon the ability of Guarantor to perform its obligations under Section 8.13.

4.2 Authority, Execution and Delivery; Enforceability. Each of Guarantor, Parent and Merger Sub has all necessary power and authority to execute and deliver this Agreement, to perform and comply with each of its obligations under this Agreement and to consummate the Transactions applicable to such party, subject to, in the case of the consummation of the Merger, the adoption of this Agreement by Parent as the sole stockholder of Merger Sub. The execution and delivery by each of Guarantor, Parent and Merger Sub of this Agreement, the performance and compliance by Guarantor, Parent and Merger Sub with each of its obligations herein and the consummation by Guarantor, Parent and Merger Sub of the Transactions applicable to it have been duly authorized by all necessary corporate action on the part of Guarantor, Parent and Merger Sub, and no other corporate proceedings on the part of Guarantor, Parent or Merger Sub and no stockholder votes are necessary to authorize this Agreement or the consummation by Guarantor, Parent and Merger Sub of the Transactions to which it is a party, subject to, in the case of the consummation of the Merger, the adoption of this Agreement by Parent as the sole stockholder of Merger Sub. Each of Guarantor, Parent and Merger Sub has duly and validly executed and delivered this Agreement and, assuming the due authorization, execution and delivery by the Company of this Agreement, this Agreement constitutes Guarantor’s, Parent’s and Merger Sub’s legal, valid and binding obligation, enforceable against each of Guarantor, Parent and Merger Sub in accordance with its terms, except as limited by Laws affecting the enforcement of creditors’ rights generally, by general equitable principles or by the discretion of any Governmental Entity before which any Proceeding seeking enforcement may be brought.

4.3 No Conflicts.

(a) The execution and delivery of this Agreement by Guarantor, Parent and Merger Sub, does not and will not, and the performance of this Agreement by Guarantor, Parent and Merger Sub will not, (i) conflict with or violate any provision of the certificate of incorporation, bylaws or similar organizational documents of Guarantor, Parent or Merger Sub, (ii) assuming that all consents, approvals, authorizations and permits described in Section 3.4(b), Section 4.3(b) and Schedule 6.1(c) have been obtained and all filings and notifications described in Section 3.4(b), Section 4.3(b) and Schedule 6.1(c) have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to Guarantor, Parent, Merger Sub or any other Subsidiary of Parent or Guarantor (each a “Parent Subsidiary” and, collectively, the “Parent Subsidiaries”), or by which any property or asset of Guarantor, Parent or any Parent Subsidiary is bound or affected or (iii) require any consent or approval under, result in any breach of or any loss of any benefit or the imposition of any additional payment or other liability under, constitute a change of control or default (or an event which with notice or lapse of time or both would become a default) under, or give to any third party any right of termination, vesting, amendment, acceleration or cancellation of, or result in the creation of a Lien on any property or asset of Guarantor, Parent or any Parent Subsidiary, including Merger Sub, pursuant to, any Contract or Permit to which Guarantor, Parent or any Parent Subsidiary is a party, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults, other occurrences, or additional payment which would not, individually or in the aggregate, have or reasonably be expected to have a Parent Material Adverse Effect or a material adverse effect upon the ability of Guarantor to perform its obligations under Section 8.13.

(b) The execution and delivery of this Agreement by Guarantor, Parent and Merger Sub does not and will not, and the performance and consummation by Guarantor, Parent and Merger Sub of the Transactions and compliance by Guarantor, Parent and Merger Sub with any of the terms or provisions hereof will not, require any Consent of any Governmental Entity, except (i) under the Exchange Act and the rules and regulations of the NYSE, (ii) as required or advisable under any applicable Competition Laws, (iii) the filing and recordation of the Certificate of Merger as required by the DGCL and (iv) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect or the ability of Guarantor to perform its obligations under Section 8.13.

4.4 Litigation. There is no Proceeding pending, or, to the Knowledge of Parent, threatened that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect, and none of Guarantor, Parent or Merger Sub is subject to any outstanding Order that, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect or the ability of Guarantor to perform its obligations under Section 8.13 or that, as of the date hereof, to the Knowledge of Parent, challenges the validity or propriety of the Merger.

4.5 Sufficient Funds. Parent has, and at the Effective Time will have, sufficient available cash on hand or other immediately available funds necessary to consummate the Transactions, including payment of the Merger Consideration and all fees and expenses payable by Parent and Merger Sub related to the Transactions.

4.6 Proxy Statement. None of the information supplied or to be supplied by Parent or Merger Sub for inclusion or incorporation by reference in the Proxy Statement will, at the date that the Proxy Statement or any amendment or supplement thereto is mailed to holders of Shares and at the time of the Company Meeting, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading (except that no representation or warranty is made by Parent or Merger Sub to such portions thereof that relate expressly to the Company or any of its Subsidiaries or to statements made therein based on information supplied by or on behalf of Company for inclusion or incorporation by reference therein).

4.7 Ownership of Company Capital Stock. Except in connection with the Voting Agreements, none of Guarantor, Parent, Merger Sub or any Parent Subsidiary beneficially owns any Shares or other Equity Interests in the Company as of the date hereof. None of Guarantor, Parent or Merger Sub is, nor at any time during the last three years has it been, an “interested stockholder” of the Company as defined in Section 203 of the DGCL (other than as contemplated by this Agreement or the Voting Agreements).

4.8 Ownership of Merger Sub. All of the outstanding Equity Interests of Merger Sub have been duly authorized and validly issued. All of the issued and outstanding Equity Interests of Merger Sub are, and at the Effective Time will be, owned directly or indirectly by Parent. Merger Sub was formed solely for purposes of the Merger and, except for matters incident to formation and execution and delivery of this Agreement and the Voting Agreements, and the performance of the Transactions and the transactions contemplated by the Voting Agreements, has not prior to the date hereof engaged in any business or other activities.

4.9 No Stockholder and Management Arrangements. Except for this Agreement and in connection with the Voting Agreements, or as expressly authorized by the Company Board, neither Parent or Merger Sub, nor any of their respective affiliates, is a party to any Contracts, or has made or entered into any formal or informal arrangements (including as to continuing employment), with any stockholder, director or officer of the Company relating to this Agreement, the Merger or any other Transactions, or the Surviving Corporation or any of its affiliates, businesses or operations from and after the Effective Time.

4.10 No Other Representations and Warranties. Each of Parent and Merger Sub has conducted its own independent review and analysis of the business, operations, assets, Intellectual Property, technology, liabilities, results of operations, financial condition and prospects of the Company and its Subsidiaries and each of them acknowledges that it and its Representatives have received access to such books and records, facilities, equipment, contracts and other assets of the Company and its Subsidiaries that it and its Representatives have requested to review, and that it and its Representatives have had full opportunity to meet with the management of the Company and to discuss the business and assets of the Company and its Subsidiaries. Each of Parent and Merger Sub acknowledges that neither the Company nor any Person on behalf of the Company makes, and none of Parent or Merger Sub has relied upon, any express or implied representation or warranty with respect to the Company or any of its Subsidiaries or with respect to any other information provided to Parent or Merger Sub in connection with the Transactions including the accuracy or completeness thereof other than the representations and warranties contained in Article 3. Each of Parent and Merger Sub acknowledges and agrees that, to the fullest extent permitted by applicable Law, the Company and its Subsidiaries, and their respective affiliates, stockholders, controlling persons or Representatives shall not have any liability or responsibility whatsoever to Guarantor, Parent, Merger Sub, any Parent Subsidiary, or their respective affiliates, stockholders, controlling persons or Representatives on any basis (including in contract or tort, under federal or state securities Laws or otherwise) based upon any information (including any statement, document or agreement delivered pursuant to this Agreement and any financial statements and any projections, estimates or other forward-looking information) provided or made available (including in any data rooms, management presentations, information or descriptive memorandum or supplemental information), or statements made (or any omissions therefrom), to Parent, Merger Sub, any Parent Subsidiary, or any of their respective affiliates, stockholders, controlling persons or Representatives, except as and only to the extent expressly set forth in Article 3.

ARTICLE 5

COVENANTS

5.1 Conduct of Business by the Company Pending the Closing. Between the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement in accordance with Article 7, except for any Permitted Action or as set forth in Section 5.1 of the Company Disclosure Schedule or as otherwise expressly required by any other provision of this Agreement, or with the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), the Company will, and will cause each of its Subsidiaries to, use its reasonable best efforts to (i) conduct its operations in all material respects in the ordinary course of business in a manner consistent with past practice, (ii) preserve substantially intact its and its Subsidiaries’ business organizations, assets and properties in all material respects, (iii) keep available the services of the current officers, employees and consultants of the Company and each of its Subsidiaries and (v) preserve the goodwill and current relationships of the Company and each of its Subsidiaries with customers, suppliers, lessors, licensors, creditors, contractors and other Persons, in each case with which the Company or any of its Subsidiaries has significant business relations. Without limiting the foregoing, except for any Permitted Action or as set forth in Section 5.1 of the Company Disclosure Schedule or as otherwise expressly required by any other provision of this Agreement, the Company shall not, and shall not permit any of its Subsidiaries to, between the date of this Agreement and the earlier of the Effective Time and the termination of this Agreement in accordance with Article 7, directly or indirectly, take any of the following actions without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed):

(a) amend its certificate of incorporation or bylaws or equivalent organizational documents;

(b) issue, sell, pledge, dispose of, grant, transfer or encumber any shares of capital stock of, or other Equity Interests in, the Company or any of its Subsidiaries of any class, or securities convertible into, or exchangeable or exercisable for, any shares of such capital stock or other Equity Interests, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or other Equity Interests or such convertible or exchangeable securities of the Company or any of its Subsidiaries, other than the issuance of Shares upon the exercise of Company Options or settlement of Company RSUs or Company PBUs outstanding as of the date hereof in accordance with their terms as in effect on the date hereof;

(c) sell, pledge, dispose of, transfer, lease, guarantee or encumber any property or assets of the Company or any of its Subsidiaries (other than Intellectual Property) having a value in excess of $2,000,000 individually or $5,000,000 in the aggregate, except (i) as required pursuant to existing Contracts as of the date of this Agreement or (ii) the sale or purchase of inventory in the ordinary course of business consistent with past practice;

(d) sell, assign, pledge, transfer, license, abandon, or otherwise dispose of any Company Owned Intellectual Property, except in the ordinary course of business consistent with past practice;

(e) declare, set aside, make or pay any dividend or other distribution (whether payable in cash, stock, property or a combination thereof) with respect to any of its capital stock or other Equity Interests, except for dividends paid by a wholly-owned Subsidiary of the Company to the Company or another wholly-owned Subsidiary of the Company;

(f) reclassify, combine, split, subdivide or amend the terms of, or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or other Equity Interests, except with respect to any wholly owned Subsidiary of the Company;

(g) merge or consolidate the Company or any of its Subsidiaries with any Person or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries, except with respect to (and only among) any wholly owned Subsidiaries of the Company;

(h) acquire (including by merger, consolidation, or acquisition of stock or assets) any Person or assets, other than (i) acquisitions of inventory, raw materials and other property in the ordinary course of business consistent with past practice and (ii) any other acquisitions with a purchase price (including the assumption of indebtedness) of less than $5 million individually, or $25 million in the aggregate for all such acquisitions;

(i) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for (whether directly, contingently or otherwise), the obligations of any Person (other than a wholly-owned Subsidiary of the Company) for borrowed money, except for (i) in connection with refinancing of existing indebtedness upon maturity thereof, (ii) borrowings under the Company’s existing credit facilities or issuances of commercial paper for working capital and general corporate purposes in the ordinary course of business consistent with past practice and (iii) indebtedness not to exceed $5 million in the aggregate;

(j) make any loans, advances or capital contributions to, or investments in, any other Person (other than any wholly-owned Subsidiary of the Company) in excess of $2 million individually or $5 million in the aggregate;

(k) terminate, cancel or renew, or agree to any material amendment or modification to or waiver under any Company Material Contract, or knowingly take (or fail to take) any action that would reasonably be expected to cause or result in a material breach of, or material default under, any Company Material Contract, or, except in the ordinary course of business consistent with past practice, enter into any Contract that, if existing on the date hereof, would be a Company Material Contract;

(l) make any capital expenditure in excess of the Company’s capital expenditure budget made available to Parent prior to the date hereof, other than (i) capital expenditures made in response to operational emergencies or (ii) capital expenditures that are not, in the aggregate, in excess of $5 million;

(m) except (i) to the extent required by this Agreement, applicable Law or the existing terms of any Company Benefit Plan or Contract: (A) increase the compensation or benefits payable or to become payable to any Service Provider, other than (i) increases to base salary or hourly wage rate made in the ordinary course of business consistent with past practice in an annual amount not to exceed 4% in the aggregate or, with respect to any individual executive officer, 10% of the applicable executive officer’s base salary and (ii) increases in target bonus amounts directly resulting from such base salary or wage rate increases, (B) grant any new severance, change of control, retention, termination or similar compensation or benefits to any Service Provider, (C) amend any material Company Benefit Plan (except for administrative amendments to or annual renewals of Company Benefit Plans in the ordinary course of business that do not result in a material increase in costs for the Company), or establish, adopt, or enter into any new such arrangement that if in effect on the date hereof would be a Company Benefit Plan, (D) waive any performance criteria or accelerate the vesting, exercisability or funding under any Company Benefit Plan, (E) terminate (other than for cause) the employment of or hire or promote any employee with an annual base salary that is or would be $300,000 or more; or (F) enter into, amend, negotiate or extend any collective bargaining agreement or other agreement with a labor union, works council or similar organization except as would not result in a material increase in costs for the Company; or (G) effectuate a “plant closing,” “mass layoff” (as defined under WARN and any similar state Law) or other employee mass layoff event affecting in whole or in part any site of employment, facility or operating unit;

(n) make any change in accounting policies, practices, principles, methods or procedures, in each case other than any such change as required by a change in GAAP or by a Governmental Entity;

(o) compromise, settle or agree to settle any Proceeding or investigation other than compromises, settlements or agreements in the ordinary course of business consistent with past practice that involve only the payment of monetary damages not in excess of $10 million individually and $25 million in the aggregate, in any case without the imposition of equitable relief on, or the admission of wrongdoing by, the Company or any of its Subsidiaries; provided, that settlements or Proceedings or investigations of the nature referenced in Section 2.3 and Section 5.13 shall be governed exclusively by Section 2.3 and Section 5.13, respectively.

(p) make, change or revoke any material Tax election, change any of its material methods of reporting income or deductions for Tax purposes, or settle or compromise any material Tax liability or settle any material Tax claim, audit or dispute, except, in each case, in the ordinary course of business and consistent with past practice; or

(q) authorize or enter into any Contract or otherwise agree or make any commitment to do any of the foregoing.

5.2 Access to Information; Confidentiality.

(a) From the date of this Agreement to the earlier of the Effective Time and the termination of this Agreement in accordance with Article 7, the Company shall, and shall cause each of its Subsidiaries to: (i) use reasonable best efforts to provide to Parent and Merger Sub and their respective Representatives reasonable access during normal business hours in such a manner as not to interfere unreasonably with the business conducted by the Company or any of its Subsidiaries, upon prior notice to the Company, to the officers, employees, accountants, agents, properties, offices and other facilities of the Company and each of its Subsidiaries and to the books and records of the Company and each of its Subsidiaries and (ii) use reasonable best efforts to furnish during normal business hours upon prior notice such other information concerning the business, properties, assets and liabilities of the Company and each of its Subsidiaries as Parent or its Representatives may reasonably request; provided, however, that the Company shall not be required to (or to cause any of its Subsidiaries to) afford such access or furnish such information to the extent that the Company believes that doing so would: (A) result in the loss of attorney-client privilege (but the Company shall use its reasonable best efforts to allow for such access or disclosure in a manner that does not result in a loss of attorney-client privilege), (B) result in the disclosure of any trade secrets of third parties or otherwise breach, contravene or violate any obligation contained within any effective Contract existing on the date hereof to which the Company or any of its Subsidiaries is a party, (C) breach, contravene or violate any applicable Law or (D) result in the disclosure of materials provided to the Company Board or resolutions or minutes of the Company Board, in each case, that were provided in connection with the Company Board’s consideration of the Merger or the related sale process. Without limiting the foregoing, in the event that the Company does not provide access or information in reliance on clauses (B) or (C) of the immediately preceding sentence, it shall promptly provide notice to Parent that it is withholding such access or information and the basis for such withholding and shall use its reasonable best efforts to enable access to such information to be furnished or made available to Parent and Merger Sub and their respective Representatives without so incurring liability, or contravening applicable Law or Contract or obligation, including by redacting parts of documents or sharing clean summaries of information. The Company may, as it reasonably deems advisable and necessary to comply with applicable Law, designate any competitively sensitive material to be provided to Parent and Merger Sub under this Section 5.2 as “Clean Team Only Material.” Such materials and information contained therein shall be given only to the outside legal counsel or designated Clean Team of the recipient and will not be disclosed by such outside legal counsel or Clean Team members to other employees (including in-house legal counsel), officers, directors or other independent contractors (including accountants and expert witnesses) of the recipient unless express permission is obtained in advance from the source of the materials or its legal counsel.

(b)The Confidentiality Agreement, dated October 28, 2021, by and between the Company and Guarantor (the “Confidentiality Agreement”), including the use restrictions therein, shall apply with respect to information furnished under this Section 5.2 by the Company, its Subsidiaries and their Representatives and otherwise continue to apply after the entrance into this Agreement. No information or access provided to Guarantor, Parent, Merger Sub or any of their respective representatives pursuant to Section 5.2 or otherwise before, at or after the execution and delivery of this Agreement shall limit any rights, remedies or conditions to the obligations of Guarantor, Parent or Merger Sub under this Agreement. Prior to the Closing, each of Guarantor, Parent and Merger Sub shall not, and shall cause their respective Representatives not to, contact or otherwise communicate with the employees of the Company and its Subsidiaries (other than members of the Company’s senior leadership team), or the customers, suppliers, or distributors of the Company and its Subsidiaries that are not customers, suppliers or distributors of Guarantor or its affiliates (but subject to Section 5.7), or, except as required pursuant to Section 5.5, any Governmental Entity, regarding the business of the Company, this Agreement or the Transactions without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed.

5.3 No Solicitation.

(a) From and after the date hereof, the Company shall, and shall cause its Subsidiaries to, and shall use reasonable best efforts to (x) cause its and their respective Representatives acting on their behalf to, promptly cease and cause to be terminated any and all activities, discussions or negotiations with any Third Party conducted prior to the date hereof with respect to any Acquisition Proposal, including immediately terminating all access granted to any Third Party to any physical or electronic data room and (y) request that any such Third Party (and its agents or advisors) promptly return or destroy all confidential information concerning the Company and its Subsidiaries that was furnished or made available by or on behalf of the Company and its Subsidiaries. The Company shall not, and shall cause its Subsidiaries and its and their respective directors, officers and employees not to, and shall direct and use reasonable best efforts to cause its and their other respective Representatives on their behalf not to, directly or indirectly, initiate, solicit, propose or knowingly facilitate, encourage or induce the making, the submission or the announcement, of any Acquisition Proposal, or (i) conduct or engage in any discussions (other than informing any Third Party of the existence of the provisions contained in this Section 5.3) or negotiations with, disclose any non-public information relating to the Company or any of its Subsidiaries to any Third Party or its Representatives, or afford to any Third Party or its Representatives access to the business, properties, assets, books, records or other non-public information of the Company or its Subsidiaries, in each case, that could reasonably be expected to lead to an Acquisition Proposal; (ii) except where the Company Board makes a good faith determination that the failure to do so would be inconsistent with the Company directors’ fiduciary duties under applicable Law, amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of the Company or any of its Subsidiaries; or (iii) approve, recommend, or publicly propose to approve or recommend, or execute or enter into any letter of intent, term sheet or other Contract (whether binding or non-binding, preliminary or definitive) relating to any Acquisition Proposal or Acquisition Transaction, other than an Acceptable Confidentiality Agreement in accordance with Section 5.3(b) (each, a “Company Acquisition Agreement”). The Company shall not, except as provided in Section 3.3(c) or Section 5.17, (i) terminate (or permit the termination of), waive or amend, or grant any exemptions under, the Rights Plan or (ii) redeem any Rights under the Rights Plan. Except as expressly permitted by Section 5.3(d) and Section 5.3(e), neither the Company Board nor any committee thereof shall (i) adopt, approve, endorse, recommend, or otherwise declare advisable any Acquisition Proposal, (ii) withhold, withdraw, modify, change or qualify, in a manner adverse to Parent or Merger Sub, the Company Board Recommendation, (iii) in the event that there is a publicly announced Acquisition Proposal, fail to publicly reaffirm the Company Board Recommendation within ten (10) Business Days following each written request by Parent to the Company Board to do so (provided that Parent may make such a request no more than once in response to each publicly announced Acquisition Proposal (it being understood that the amendment of the form or amount of consideration or any material term of an Acquisition Proposal shall comprise a new Acquisition Proposal for this purpose)), (iv) fail to recommend against acceptance of any tender or exchange offer for the Shares within ten (10) Business Days after the commencement of such offer or fail to maintain at any time such a recommendation against such offer at any time before the expiration or withdrawal of such offer, (v) fail to include the Company Board Recommendation in the Proxy Statement or (vi) resolve, publicly propose, or agree to do any of the foregoing (any action set forth in the foregoing clauses (i) through (vi) of this sentence, a “Change of Board Recommendation”).

(b) Notwithstanding anything to the contrary contained in Section 5.3(a), if at any time following the date hereof and prior to the receipt of the Company Stockholder Approval (i) the Company has received a bona fide written Acquisition Proposal from a Third Party, and (ii) the Company has not breached this Section 5.3 in any material respect with respect to such Acquisition Proposal, then (x) the Company may engage (over a period of up to two Business Days) in contact with the Third Party making the Acquisition Proposal solely to clarify the terms and conditions thereof for the purpose of informing the Company Board of the terms and conditions of such Acquisition Proposal and (y) if the Company Board (or a duly authorized committee thereof) determines in good faith, after consultation with its financial advisors and outside counsel, based on information then available, that such Acquisition Proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal, then the Company may, subject to Section 5.3(c), (A) furnish information with respect to the Company and its Subsidiaries to the Third Party making such Acquisition Proposal and its Representatives pursuant to (but only pursuant to) one or more Acceptable Confidentiality Agreements (and subject to arrangements that provide for competitively sensitive information provided to any such Third Party who is a competitor of the Company or any of its Subsidiaries to be provided only in a separate “clean data room” and subject to customary “clean team” arrangements regarding access to such information) and (B) participate in discussions or negotiations with the Third Party making such Acquisition Proposal regarding such Acquisition Proposal; provided, however, that any non-public information concerning the Company or its Subsidiaries provided or made available to any Third Party shall, to the extent not previously provided or made available to Parent or Merger Sub, be provided or made available to Parent or Merger Sub as promptly as reasonably practicable (and in no event later than forty-eight hours) after it is provided or made available to such Third Party (provided that such information may be provided to Parent in a separate “clean data room” and subject to customary “clean team” arrangements if deemed reasonably necessary by the Company).

(c) From and after the date hereof, the Company shall promptly (and in any event within forty-eight hours) notify Parent in writing in the event that the Company receives any Acquisition Proposal, or any inquiry that could reasonably be expected to lead to an Acquisition Proposal. In such notice, the Company shall include (i) the identity of the Third Party making such Acquisition Proposal or inquiry, (ii) a copy of such Acquisition Proposal, Company Acquisition Agreement or inquiry and any financing commitments (but excluding any fee letters that are customarily redacted with respect thereto) received by the Company in connection therewith (or, where no such copy of such Acquisition Proposal or inquiry is available, a reasonable written description summarizing the material terms and conditions of such Acquisition Proposal or inquiry). Without limiting the foregoing, the Company shall as promptly as practicable (and in any event within forty-eight hours after such determination) advise Parent if the Company determines to begin providing information or to engage in discussions or negotiations concerning an Acquisition Proposal pursuant to Section 5.3(b). The foregoing obligations of the Company shall apply with respect to any amended, revised or subsequent Acquisition Proposal. Notwithstanding anything to the contrary herein, the Company shall not, and shall cause its Subsidiaries not to enter into any Contract with any Person that prohibits or otherwise limits the Company from providing any information contemplated by this Section 5.3(c) to Parent or its Representatives or otherwise complying with its obligations in this Section 5.3(c).

(d) Notwithstanding anything to the contrary contained in Section 5.3(a), if the Company has received a bona fide written Acquisition Proposal after the date hereof that did not result from a breach, in any material respect, of this Section 5.3, and that the Company Board (or any duly authorized committee thereof) determines in good faith, after consultation with its financial advisors and outside counsel, constitutes a Superior Proposal, the Company Board may at any time prior to the receipt of the Company Stockholder Approval, (i) effect a Change of Board Recommendation with respect to such Superior Proposal and/or (ii) terminate this Agreement to enter into a Company Acquisition Agreement with respect to such Superior Proposal pursuant to Section 7.1(f), in either case subject to the terms and conditions of this Section 5.3(d). The Company shall not be entitled to effect a Change of Board Recommendation pursuant to this Section 5.3(d) or terminate this Agreement pursuant to Section 7.1(f) unless:

(i) the Company shall have, as promptly as practicable, provided to Parent at least three Business Days’ prior written notice (the “Notice Period”) of the Company’s intention to take such action, which notice shall specify (1) that it has received a written bona fide Acquisition Proposal that has not been withdrawn and that the Company Board has concluded in good faith (after consultation with its outside counsel and financial advisors) constitutes a Superior Proposal, (2) to the extent not previously provided to Parent pursuant to Section 5.3(c) (and without limiting the obligations under Section 5.3(c)), the material terms and conditions of such Acquisition Proposal (including the form and amount of consideration offered therein and the identity of the Person or group making the Acquisition Proposal) and shall have contemporaneously provided unredacted copies of all Company Acquisition Agreements and financing commitments (but excluding any fee letters that are customarily redacted with respect thereto)) received by the Company in connection with such Acquisition Proposal, and (3) that, subject to clause (iii) below, the Company Board has determined to effect a Change of Board Recommendation and/or to terminate this Agreement pursuant to Section 7.1(f) in order to enter into the Company Acquisition Agreement with respect to such Acquisition Proposal absent revisions to the terms of this Agreement, as applicable;

(ii) during the Notice Period, if requested by Parent, the Company shall have, and shall have caused its legal and financial advisors to have, engaged in good faith negotiations with Parent and its Representatives regarding any amendment to this Agreement proposed in writing by Parent and intended to cause the relevant Acquisition Proposal to no longer constitute a Superior Proposal; and

(iii) the Company Board shall have considered in good faith any adjustments and/or proposed amendments to this Agreement (including a change to the price terms hereof) and the other agreements contemplated hereby that may be proposed in writing by Parent (the “Proposed Changed Terms”) no later than 11:59 p.m., New York City time, on the last day of the Notice Period and shall have determined in good faith that the Acquisition Proposal would continue to constitute a Superior Proposal if such Proposed Changed Terms were to be given effect.

In the event of any revision to the amount or form of consideration or any other material term or condition of such Acquisition Proposal offered in writing by the Third Party making such Acquisition Proposal, the Company shall be required to deliver a new written notice to Parent and to again comply with all obligations of the Company set forth in this Section 5.3(d) with respect to each such revision, except that the Notice Period with respect to such revision shall be two (2) Business Days rather than three (3) Business Days.

(e) Notwithstanding anything to the contrary contained in Section 5.3(a), in response to an Intervening Event prior to the receipt of the Company Stockholder Approval, the Company Board (or a duly authorized committee thereof) may effect a Change of Board Recommendation only if:

(i) the Company shall have (A) promptly provided to Parent at least three Business Days’ prior written notice (the “Intervening Event Notice Period”) of the Company Board’s intention to take such action, which notice shall (i) specify in reasonable detail information describing the underlying material facts giving rise to the Intervening Event, (ii) state that, subject to clause (iii) below, the Company Board has determined to effect a Change of Board Recommendation absent revisions to the terms of this Agreement and (B) complied in all material respects with its obligations under this Section 5.3;

(ii) during the Intervening Event Notice Period, if requested by Parent, the Company shall have, and shall have caused its legal and financial advisors to have, engaged in good faith negotiations with Parent regarding any amendment to this Agreement proposed in writing by Parent such that the failure of the Company Board to effect a Change of Board Recommendation in response to the Intervening Event in accordance with clause (iii) below would no longer be inconsistent with the directors’ fiduciary duties under applicable Law; and

(iii) the Company Board shall have considered in good faith the Proposed Changed Terms no later than 11:59 p.m., New York City time, on the last day of the Intervening Event Notice Period and the Company Board (or a duly authorized committee thereof) shall have determined in good faith, after consultation with outside counsel, that the failure to effect a Change of Board Recommendation in response to such Intervening Event would be reasonably likely to be inconsistent with the Company directors’ fiduciary duties under applicable Law.

(f) Nothing contained in this Section 5.3 shall prohibit the Company Board from (i) disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a), Rule 14d-9 and Item 1012(a) of Regulation M-A promulgated under the Exchange Act or (ii) making any disclosure to the stockholders of the Company if the Company Board (or any duly authorized committee thereof) determines in good faith, after consultation with outside counsel, that the failure to disclose such position would be reasonably likely to be inconsistent with the Company directors’ fiduciary duties under applicable Law or otherwise violate applicable Law, it being understood that (i) nothing in the foregoing will be deemed to permit the Company or the Company Board to effect a Change of Board Recommendation other than in accordance with Section 5.3(d) and Section 5.3(e). The issuance by the Company or the Company Board of a “stop, look and listen” statement pending disclosure of its position, as contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, shall not constitute a Change of Board Recommendation.

(g) For purposes of this Agreement:

(i) “Acquisition Proposal” means any offer or proposal (other than an offer or proposal by Parent or Merger Sub) to engage in an Acquisition Transaction.

(ii) “Acquisition Transaction” means any transaction or series of related transactions (other than the Merger) involving (A) any merger, consolidation, reorganization, recapitalization, liquidation, dissolution, joint venture, partnership, spin-off, extraordinary dividend or other transaction involving the Company or any of its Subsidiaries pursuant to which any Third Party or “group” (as defined pursuant to Section 13(d) of the Exchange Act) of Third Parties would, directly or indirectly, beneficially own securities representing 20% or more of the total outstanding voting power of the Company after giving effect to the consummation of such transaction or series of transactions (other than a transaction or series of transactions that do not change such Third Party’s or group’s beneficial ownership from before such transaction or series of transactions), (B) any direct or indirect purchase, license, lease or other acquisition by any Third Party or group of Third Parties of assets of the Company (including Equity Interests of any Subsidiary of the Company) or its Subsidiaries constituting or accounting for 20% or more of the consolidated net revenues, net income or total assets of the Company and its Subsidiaries, based on their fair market value as of the date of such purchase, license, lease or other acquisition of the Company and its Subsidiaries, taken as a whole, (C) any direct or indirect acquisition by any Third Party or group of Third Parties, whether from the Company or any other Persons, of securities representing 20% or more of the voting power of the Company after giving effect to the consummation of such acquisition, including pursuant to a tender offer or exchange offer by such Third Party or group of Third Parties, or (D) any combination of the foregoing (in each case, other than the Merger).

(iii) “Intervening Event” means any event, change, effect, development, condition or occurrence that is material to the Company and its Subsidiaries that (A) was not known to the Company Board as of or prior to the date of this Agreement, and (B) does not involve or relate to an Acquisition Proposal.

(iv) “Superior Proposal” means a bona fide written Acquisition Proposal (except the references therein to “20% or more” in the definition of Acquisition Transaction shall be deemed replaced with “75%” in each place it appears) after the date of this Agreement that the Company Board (or a duly authorized committee thereof) determines in good faith, after consultation with its financial advisors and outside counsel, taking into account such factors as the Company Board (or any duly authorized committee thereof) considers in good faith to be appropriate (including the conditionality, timing and likelihood of consummation of such proposals), (A) is more favorable from a financial point of view to the Company’s stockholders than the Transactions; and (B) is reasonably capable of being completed on the terms proposed.

5.4 SEC Filings; Other Actions.

(a) As promptly as reasonably practicable after the execution of this Agreement, the Company shall prepare and file the Proxy Statement in preliminary form with the SEC, which shall, subject to Section 5.3, include the Company Board Recommendation. The Company shall provide Parent and Merger Sub, and their counsel, a reasonable opportunity to review the Proxy Statement before it is filed with the SEC, and the Company shall give due consideration to any reasonable additions, deletions or changes suggested thereto by Parent and Merger Sub or their counsel. The Company shall use all reasonable best efforts to respond as promptly as practicable to comments by the SEC staff in respect of the Proxy Statement and to cause the definitive Proxy Statement to be mailed to the Company’s stockholders as of the record date established for the Company Meeting as promptly as practicable after the date of this Agreement, and shall take all necessary actions to set a record date for the Company Meeting promptly (including conducting “broker searches” in accordance with Rule 14a-13 of the Exchange Act, and setting a preliminary record date) to accommodate such a mailing date. The Company shall notify Parent promptly of the receipt of any comments from the SEC or the staff of the SEC (the “Staff”) and of any request by the SEC or the Staff for amendments or supplements to the Proxy Statement or for additional information and provide Parent and its counsel with copies of all correspondence (including written comments) between it or any of its Representatives, on the one hand, and the SEC or the Staff, on the other hand, with respect to the Proxy Statement, this Agreement, the Voting Agreements or the Transactions, including the Merger, and shall provide them a summary of any oral comments, that the Company or its counsel receive from the SEC or the Staff with respect to the Proxy Statement as promptly as practicable after receipt of such comments, and any proposed written or oral responses thereto. The Company shall provide Parent and its counsel a reasonable opportunity to review any such responses or filing of, or amendment or supplement to, the Proxy Statement or any other SEC filing related to Parent, Merger Sub, their affiliates or the transactions contemplated by this Agreement (such responses and other SEC filing, an “Other Company Filing”) and the Company shall give due consideration to the reasonable additions, deletions or changes suggested thereto by Parent and its counsel. The Company shall promptly provide Parent with copies of all such filings, amendments or supplements to the extent not readily publicly available. Parent and Merger Sub shall furnish all information that is customarily included in a proxy statement prepared in connection with transactions of the type contemplated by this Agreement concerning themselves and their affiliates as promptly as practicable after the date hereof. The Company agrees that all information related to Parent and its affiliates included in the Proxy Statement or Other Company Filing shall be in form and content reasonably satisfactory to Parent.

(b) Subject to the other provisions of this Agreement, the Company (i) shall take all action necessary in accordance with the DGCL, the rules of the NYSE, the Company Charter, and the Company Bylaws to duly call, give notice of, convene and hold a meeting of its stockholders as promptly as reasonably practicable following the mailing of the Proxy Statement for the purpose of obtaining the Company Stockholder Approval (the “Company Meeting”), and (ii) subject to a Change of Board Recommendation in accordance with Section 5.3, shall include the Company Board Recommendation in the Proxy Statement and use reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement (including by, in consultation with Parent and subject to the last sentence of this Section 5.4(b), postponing or adjourning the Company Meeting to allow additional solicitation of proxies in order to obtain the Company Stockholder Approval if necessary). The Company shall keep Parent reasonably informed on a reasonably current basis, and promptly upon Parent’s request, of the status of its efforts to solicit and obtain the Company Stockholder Approval. The Company shall permit Parent and its Representatives to attend the Company Meeting if requested by Parent. The Company may postpone or adjourn the Company Meeting from time to time (i) with the consent of Parent (not to be unreasonably withheld, conditioned or delayed), (ii) if a quorum has not been established, (iii) to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the Company Board has determined in good faith, after consultation with outside legal counsel, is required under applicable Law and for such supplemental or amended disclosure to be disseminated in a manner suitable under applicable Law and reviewed by the Company’s stockholders prior to the Company Meeting (it being understood that such filing and mailing shall occur as promptly as practicable), (iv) to allow reasonable additional time to solicit additional proxies if necessary in order to obtain the Company Stockholder Approval or (v) if required by specific provision of applicable Law. The foregoing notwithstanding, the Company may not, without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed) or except as expressly required by an Order, postpone or adjourn the Company Meeting for a period of more than 10 Business Days on any single occasion or, in the case of clause (ii), (iii) or (iv), on any occasion, to a date after the earlier of (x) 45 Business Days after the date on which the Company Meeting was originally scheduled and (y) 10 Business Days before the Outside Date. Without the prior written consent of Parent, the matters contemplated by the Company Stockholder Vote shall be the only matters (other than matters of procedure and matters required by or advisable under applicable Law to be voted on by the Company’s stockholders in connection therewith) that the Company shall propose to be voted on by the stockholders of the Company at the Company Meeting.

(c) Notwithstanding a Change of Board Recommendation, the Company shall nonetheless submit this Agreement to the holders of Shares for adoption at the Company Meeting unless this Agreement is terminated in accordance with Article 7 prior to the Company Meeting.

5.5 Appropriate Action; Consents; Filings.

(a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions that are necessary, proper or advisable under this Agreement and applicable Law to consummate and make effective the Merger and the other Transactions as promptly as practicable, including using reasonable best efforts to: (i) obtain all consents, approvals or waivers from third parties in connection with the Merger, including under any Contract to which the Company or Parent or any of their respective Subsidiaries is party or by which such Person or any of their respective properties or assets may be bound, (ii) obtain all necessary or advisable actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities (including those in connection with applicable Competition Laws), make all necessary or advisable registrations, declarations and filings with and take all steps as may be necessary to obtain an approval or waiver from, or to avoid any Proceeding by, any Governmental Entity (including in connection with applicable Competition Laws) in order to consummate the Merger, (iii) resist, contest or defend any Proceeding (including administrative or judicial Proceedings) challenging the Merger or the completion of the Transactions, including seeking to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that is in effect and that could restrict, prevent or prohibit consummation of the Transactions, and (iv) execute and deliver any reasonable additional instruments consistent with this Agreement that are necessary to consummate the Transactions and to fully carry out the purposes of this Agreement. Each of the parties shall furnish to each other party such necessary information and reasonable assistance as such other party may reasonably request in connection with the foregoing. In furtherance of the foregoing and subject to applicable Law relating to the exchange of information, the Company and Parent shall have the right to review, as far in advance as practicable, all of the information relating to the Company or Parent, as the case may be, and any of their respective affiliates or Subsidiaries, that appears in any filing to be made with, or written materials to be submitted to, any Third Party and/or any Governmental Entity in connection with the Merger and the Transactions. In exercising the foregoing rights, each of the Company and Parent shall act reasonably and as promptly as practicable. Subject to applicable Law and the instructions of any Governmental Entity, the Company and Parent shall keep each other reasonably apprised of the status of matters relating to the completion of the Transactions, including promptly furnishing the other with copies of notices or other written substantive communications received by the Company or Parent, as the case may be, or any of their respective affiliates or Subsidiaries, from any Governmental Entity and/or Third Party with respect to such transactions, and, to the extent permitted under the circumstances, shall provide the other party and its counsel with the opportunity to attend and participate in any meeting with any Governmental Entity in respect of any substantive filing, investigation or other inquiry in connection with the Transactions. In furtherance and not in limitation of the foregoing, each of the Company and Parent shall, and shall cause their respective affiliates and Subsidiaries to, make or cause to be made all filings required under applicable Competition Laws with respect to the Merger as promptly as practicable and, in any event, file all required HSR Act pre-merger notifications and report forms by such time to be mutually agreed in good faith by Parent and the Company in order to cause the expiration or termination of the waiting period under the HSR Act to occur as promptly as practicable.

(b) Without limiting this Section 5.5, Parent agrees to use its best efforts to take, or cause to be taken, any and all steps and to make, or cause to be made, any and all undertakings necessary to resolve, avoid or eliminate each and every impediment under any applicable Competition Law that may be asserted by any Governmental Entity with respect to the Merger so as to enable the Closing to occur as promptly as practicable (and in any event, no later than the Outside Date), including (i) proposing, negotiating, committing to, and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture, licensing or disposition of any assets, properties or businesses of Parent or the Company or any of their respective affiliates or Subsidiaries or (ii) accepting any operational restrictions or otherwise taking or committing to take actions that limit Parent’s, the Company’s or any of their respective affiliate’s or Subsidiary’s freedom of action with respect to, or its ability to retain, any of the assets, properties, licenses, rights, product lines, operations or businesses of Parent or the Company or any of their respective affiliates or Subsidiaries in each case, as may be required in order to avoid the entry of, or to effect the lifting or dissolution of, any injunction, temporary restraining order, or other Order in any suit or Proceeding, which would otherwise have the effect of preventing or delaying the Closing, as applicable. If such efforts fail to resolve, avoid or eliminate each and every impediment under any applicable Competition Law that may be asserted by any Governmental Entity with respect to the Merger so as to enable the Closing to occur, then Parent shall use its best efforts to defend through litigation on the merits any claim asserted in court by any party in order to avoid entry of, or to have vacated or terminated, any Order (whether temporary, preliminary or permanent) that would prevent the Closing from occurring as promptly as practicable (and in any event, no later than the Outside Date). Notwithstanding the foregoing or any other provision of this Agreement, (i) the Company shall not take or agree to take any actions described in this Section 5.5(b) without the prior written approval of Parent and (ii) none of Parent, the Company or any of their respective affiliates or Subsidiaries shall be required to take (or, in the case of actions involving the assets, properties or businesses of the Company and its Subsidiaries, shall be permitted to agree to take) any action described in this Section 5.5(b) (including any sale, transfer, license, separate holding, divestiture or other disposition of, or to any prohibition of or any limitation on the acquisition, ownership, operation, effective control or exercise of full rights of ownership, or other modification of rights in respect of, any assets, properties or businesses of Parent or the Company or any of their respective affiliates or Subsidiaries) that, in each case, is not conditioned on the consummation of the Transactions.

(c) Neither Parent nor Merger Sub shall, and shall cause their respective affiliates and Subsidiaries not to: (i) take any action the effect of which, or refrain from taking any action the effect of refraining from which, would be to delay or impede the ability of the parties to consummate the Transactions beyond the Outside Date, or (ii) directly or indirectly acquire or agree to acquire (by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner), any Person or portion thereof, or otherwise acquire or agree to acquire any assets, if the entering into a definitive agreement relating to, or the consummation of, such acquisition, merger or consolidation would reasonably be expected to (A) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any permits, orders or other approvals of any Governmental Entity necessary to consummate the Transactions or the expiration or termination of any applicable waiting period, in each case by the Outside Date, (B) materially increase the risk of any Governmental Entity seeking an Order prohibiting the consummation of the Transactions by the Outside Date, (C) materially increase the risk of not being able to remove any such Order on appeal or otherwise by the Outside Date, or (D) delay or prevent the consummation of the Transactions by the Outside Date.

(d) Notwithstanding anything in this Agreement to the contrary, (i) Parent’s and Merger Sub’s obligations to take or cause to take any actions described in this Section 5.5, shall be subject, in each case, to the right of Parent, in Parent’s good faith reasonable discretion, to take reasonable periods of time in order to advocate and negotiate with Third Parties and Governmental Entities with respect to such actions, provided that such periods of time do not prevent the parties from consummating the Merger by no later than the Outside Date and (ii) Parent shall, on behalf of the parties, control and lead all communications, meetings, negotiations and strategy for dealing with any Governmental Entity, and Parent shall, on behalf of the parties, control and lead the defense strategy for dealing with any administrative or judicial action or proceeding that is initiated or threatened to be initiated challenging this Agreement or the consummation of the transactions contemplated hereby that are brought by any Governmental Entity or relate to any Competition Laws; provided that Parent shall consult in good faith with the Company in connection with such control and leadership by Parent and that such control and leadership do not prevent the consummation of the Merger by the Outside Date.

Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the operations of the Company prior to the consummation of the Merger, and nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct Parent’s or Merger Sub’s operations prior to the consummation of the Merger. Prior to the Effective Time, each of Parent, Merger Sub and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete unilateral control and supervision over its respective business operations to the extent required to comply with applicable Law.

5.6 Certain Notices. From and after the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with Article 7, unless prohibited by applicable Law, each party shall give prompt notice to the other parties if any of the following occur: (a) receipt of any notice or other communication in writing from any Person alleging that the consent or approval of such Person is or may be required in connection with the Transactions; (b) receipt of any notice or other communication from any Governmental Entity or the NYSE (or any other securities market) in connection with the Transactions; or (c) such party becoming aware of the occurrence of an event, change, circumstance or effect that could prevent or delay beyond the Outside Date the consummation of the Transactions or that results or would reasonably be expected to result in any of the conditions to the Merger set forth in Article 6 not being satisfied. Any such notice pursuant to this Section 5.6 shall not affect any representation, warranty, covenant or agreement contained in this Agreement and no disclosure by the Company or Parent pursuant to this Section 5.6 shall be deemed to amend or supplement the Company Disclosure Schedules or affect any representation or warranty of the notifying party or the conditions to the obligations of the parties under this Agreement or limit or otherwise affect the remedies available hereunder.

5.7 Public Announcements. So long as this Agreement is in effect, Parent and Merger Sub, on the one hand, and the Company, on the other, shall not issue any press release or make any public statement with respect to the Merger or this Agreement without the prior written consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except as may be required by applicable Law or the rules or regulations of any applicable United States securities exchange or regulatory or governmental body to which the relevant party is subject, in which case the party required to make the release or announcement shall use its reasonable best efforts to allow each other party reasonable time to comment on such release or announcement in advance of such issuance. Notwithstanding the foregoing, the restrictions set forth in this Section 5.7 shall not apply to any public release or public announcement (a) made or proposed to be made by the Company in connection with an Acquisition Proposal, a Superior Proposal, an Intervening Event or a Change of Board Recommendation in accordance with Section 5.3 or (b) in connection with any dispute between the parties regarding this Agreement or the Transactions. The press release announcing the execution and delivery of this Agreement shall not be issued prior to the approval of each of the Company and Parent. The Company shall, after prior consultation with Parent and due consideration of comments from Parent, file one or more current reports on Form 8-K with the SEC attaching the announcement press release and a copy of this Agreement as exhibits.

5.8 Employee Benefit Matters

(a) During the period commencing at the Closing Date and ending on the date that is twelve months following the Closing Date, Parent shall provide or cause the Parent Subsidiaries, including the Surviving Corporation, to provide to each employee of the Company and its Subsidiaries immediately prior to the Effective Time (each a “Continuing Employee”), during any period of employment with the Surviving Corporation following the Closing, (i) base salary or wages and a target annual cash bonus opportunity that is not less than the base compensation and target annual cash bonus opportunity provided to such Continuing Employee immediately prior to the Effective Time and (ii) other compensation and benefits (excluding equity award compensation and any change in control or other special or non-recurring compensation or benefits) that are substantially equivalent in aggregate economic value to other compensation and benefits provided to the Continuing Employees immediately prior to the Effective Time.

(b) Without limiting the generality of Section 5.8(a), from and after the Effective Time, Parent shall, or shall cause the Parent Subsidiaries, including the Surviving Corporation, to, assume, honor and continue during the period ending on the date that is twelve months following the Closing Date or, if sooner, until all obligations thereunder have been satisfied, all of the Company’s employment, severance, retention and termination plans, policies, programs, agreements and arrangements, in each case, as in effect at the Effective Time and set forth on Section 3.11(a) of the Company Disclosure Schedules, including with respect to any payments, benefits or rights arising as a result of the Transactions (either alone or in combination with any other event), without any amendment or modification, other than any amendment or modification required to comply with applicable Law or as consented to by the parties thereto.

(c) With respect to benefit plans maintained by Parent or any of the Parent Subsidiaries, including the Surviving Corporation (including any vacation, paid time-off and severance plans), for all purposes, including determining eligibility to participate, level of benefits, vesting and benefit accruals, each Continuing Employee’s service with the Company or any of its Subsidiaries, as reflected in the Company’s records, shall be treated as service with Parent or any of the Parent Subsidiaries, including the Surviving Corporation; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits and the foregoing service credit shall not apply with respect to any defined benefit plan.

(d) Parent shall, or shall cause the Parent Subsidiaries (including the Surviving Corporation) to use reasonable best efforts to, waive, or cause to be waived, any pre-existing condition limitations, exclusions, evidence of insurability, actively-at-work requirements and waiting periods under any welfare benefit plan maintained by Parent or any of the Parent Subsidiaries in which Continuing Employees (and their eligible dependents) will be eligible to participate from and after the Effective Time, except to the extent that such pre-existing condition limitations, exclusions, actively-at-work requirements and waiting periods would not have been satisfied or waived under the comparable Company Benefit Plan immediately prior to the Effective Time. Parent shall, or shall cause the Parent Subsidiaries, including the Surviving Corporation, to use reasonable best efforts to recognize, or cause to be recognized, the dollar amount of all co-payments, deductibles and similar expenses incurred by each Continuing Employee (and his or her eligible dependents) during the calendar year in which the Effective Time occurs for purposes of satisfying such year’s deductible and co-payment limitations under the relevant welfare benefit plans in which such Continuing Employee (and dependents) will be eligible to participate from and after the Effective Time.

(e) The Company shall reasonably promptly provide Parent with the most recent calculations and reasonable back-up information relating to Sections 280G and 4999 of the Code relating to the Merger once such calculations and reasonable back-up information become available following the date hereof and the Company shall provide updated calculations in the event there is a material change to any calculations previously provided to Parent.

(f) Without limiting the generality of Section 8.10, the provisions of this Section 5.8 are solely for the benefit of the parties to this Agreement, and no Continuing Employee (including any beneficiary or dependent thereof) shall be regarded for any purpose as a third-party beneficiary of this Agreement, and no provision of this Section 5.8 shall create such rights in any such individuals. Nothing contained in this Agreement shall: (i) guarantee employment for any period of time or preclude the ability of Parent, the Surviving Corporation or their respective affiliates to terminate the employment of any Continuing Employee at any time and for any reason; (ii) require Parent, the Surviving Corporation or any of their respective affiliates to continue any Company Benefit Plan or other employee benefit plans, programs or Contracts or prevent the amendment, modification or termination thereof following the Closing; or (iii) amend any Company Benefit Plans or other employee benefit plans, programs or Contracts.

5.9 Indemnification.

(a) From and after the Effective Time, Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, indemnify, defend and hold harmless, and shall advance expenses as incurred, to the fullest extent permitted under (i) applicable Law, (ii) the Company Charter, the Company Bylaws or similar organizational documents in effect as of the date of this Agreement and (iii) any Contract of the Company or its Subsidiaries in effect as of the date of this Agreement, each present and former director and officer of the Company and its Subsidiaries (each, an “Indemnitee” and, collectively, the “Indemnitees”) against any costs or expenses (including reasonable attorneys’ fees), judgments, settlements, fines, losses, claims, damages or liabilities incurred in connection with any Proceeding or investigation, whether civil, criminal, administrative or investigative, whenever asserted, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, including in connection with this Agreement or the Transactions.

(b) Parent agrees to cause the Surviving Corporation to agree, and the Surviving Corporation agrees, that all rights to exculpation, indemnification and advancement of expenses arising from, relating to, or otherwise in respect of, acts or omissions occurring at or prior to the Effective Time (including in connection with this Agreement or the Transactions) existing as of the Effective Time in favor of the current or former directors or officers of the Company or any of its Subsidiaries as provided in its certificates of incorporation, bylaws or other organizational documents shall survive the Merger and shall continue in full force and effect in accordance with their terms. For a period of no less than six years from the Effective Time, Parent shall cause the Surviving Corporation to, and the Surviving Corporation shall, maintain in effect the exculpation, indemnification and advancement of expenses provisions of the applicable party’s certificate of incorporation and bylaws or similar organization documents in effect as of the date of this Agreement or in any Contract of the Company or its Subsidiaries with any of their respective directors or officers in effect as of the date of this Agreement, and shall not amend, repeal or otherwise modify any such provisions in any manner that would adversely affect the rights thereunder of any individuals who immediately before the Effective Time were current or former directors or officers; provided, however, that all rights to exculpation, indemnification and advancement of expenses in respect of any Proceeding pending or asserted or any claim made within such period shall continue until the final disposition of such Proceeding.

(c) For six years from and after the Effective Time, Parent and the Surviving Corporation shall be jointly and severally responsible for maintaining for the benefit of the directors and officers of the Company, as of the date of this Agreement and as of the Closing Date, an insurance and indemnification policy that provides coverage for events occurring at or prior to the Effective Time (the “D&O Insurance”) that is substantially equivalent to and in any event not less favorable in the aggregate than the existing policy of the Company, or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that Parent and the Surviving Corporation shall not be required to pay an annual premium for the D&O Insurance in excess of 300% of the last annual premium paid by the Company prior to the date of this Agreement, it being understood that if the total premiums payable for such insurance coverage exceeds such amount, Parent shall obtain a policy with the greatest coverage available for a cost equal to such amount. The provisions of the immediately preceding sentence shall be deemed to have been satisfied if prepaid policies have been obtained by the Company prior to the Effective Time, which policies do not exceed 300% of the last annual premium paid by the Company prior to the date of this Agreement and provide such directors and officers with such coverage for an aggregate period of six years with respect to claims arising from facts or events that occurred on or before the Effective Time, including in respect of this Agreement or the Transactions. For the avoidance of doubt, and notwithstanding anything herein to the contrary, the Company shall be permitted, at its sole discretion, to obtain such prepaid policies that provide such coverage prior to the Effective Time.

(d) In the event that either Parent or the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each case, Parent shall, and shall cause the Surviving Corporation to, cause proper provision to be made so that such successor or assign shall expressly assume the obligations set forth in this Section 5.9.

(e) The provisions of this Section 5.9 are (i) intended to be for the benefit of, and shall be enforceable by, each Indemnitee, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such individual may have under the Company Charter, the Company Bylaws or similar organizational documents in effect as of the date of this Agreement or in any Contract of the Company or its Subsidiaries in effect as of the date of this Agreement. The obligations of Parent under this Section 5.9 shall not be terminated or modified in such a manner as to adversely affect the rights of any Indemnitee to whom this Section 5.9 applies unless the affected Indemnitee shall have consented in writing to such termination or modification (it being expressly agreed that the Indemnitees to whom this Section 5.9 applies shall be third party beneficiaries of this Section 5.9).

(f) Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or employees, it being understood and agreed that the indemnification or advancement of expenses provided for in this Section 5.9 is not prior to or in substitution for any such claims under such policies.

5.10 Parent Agreements Concerning Merger Sub. During the period from the date of this Agreement and the earlier of the Effective Time and the valid termination of this Agreement in accordance with Article 7, Merger Sub shall not engage in any activity of any nature except for activities contemplated by, related to or in furtherance of the Transactions or the transactions contemplated by the Voting Agreements (including enforcement of its rights under this Agreement or the Voting Agreements) or as provided in or contemplated by this Agreement or any Voting Agreement and Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

5.11 Takeover Statutes. If any state takeover Law or state Law that purports to limit or restrict business combinations or the ability to acquire or vote Shares (including any “control share acquisition,” “fair price,” “business combination” or other similar takeover Law) becomes or is deemed to be applicable to the Company, Guarantor, Parent or Merger Sub, the Merger or any other transaction contemplated by this Agreement or the Voting Agreements, then the Company and the Company Board shall grant such approvals and take all such actions as are reasonably available so that the Merger and any other transaction contemplated by this Agreement and by the Voting Agreements may be consummated as promptly as practicable on the terms contemplated hereby and thereby and otherwise act to eliminate or minimize the effects of such Law on the transactions contemplated hereby and thereby and to render such Law inapplicable to the foregoing.

5.12 Section 16 Matters. Prior to the Effective Time, the Company and Parent shall take all such steps as may be reasonably necessary to cause any dispositions of Shares (including derivative securities with respect to Shares) resulting from the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

5.13 Stockholder Litigation. The Company shall give Parent reasonable opportunity to consult and participate in the defense or settlement of any Proceeding commenced against the Company and/or its directors and officers relating to the Transactions, including the Merger by or purportedly on behalf of any stockholder of the Company (on their own behalf or on behalf of the Company). The Company shall promptly notify Parent of any such Proceeding and shall keep Parent reasonably and promptly informed with respect to the status thereof. Notwithstanding anything to the contrary in this Section 5.13, the Company shall not compromise or settle, or agree to compromise or settle, any such Proceeding unless Parent has provided its prior written consent (which consent shall not be unreasonably withheld, delayed, or conditioned). For purposes of this Section 5.13, “participate” means that Parent will be kept reasonably apprised of proposed strategy and other significant decisions by the Company with respect to such Proceeding (to the extent that attorney-client privilege between the Company and its counsel is not impaired; it being understood that the Company and Parent shall use reasonable best efforts to enter into arrangements to avoid impairing privilege), and Parent may offer comments or suggestions with respect to such Proceeding but will not be afforded any decision-making power over such Proceeding prior to the Effective Time, except for consent right of Parent relating to settlement or compromise as provided above and except that the Company shall take into account Parent’s recommendations in good faith.

5.14 Stock Exchange Delisting. The Surviving Corporation shall use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable Law and the rules and regulations of NYSE to cause the Company’s securities to be de-listed from the NYSE and de-registered under the Exchange Act as promptly as practicable following the Effective Time, and prior to the Effective Time the Company shall reasonably cooperate with Parent with respect thereto.

5.15 Approval by Sole Stockholder of Merger Sub. As promptly as practicable following the execution and delivery of this Agreement, Parent, as sole stockholder of Merger Sub, shall adopt this Agreement, in accordance with applicable Law.

5.16 Senior Notes.

(a) On the Closing Date, Parent and the Company shall, as and to the extent required by the Indenture (the “Senior Notes Indenture”), dated as of April 10, 2018, between the Company and Wilmington Trust, National Association, as trustee (“Trustee”) relating to the Company’s 5.5% Senior Notes Due 2026 (the “Senior Notes”) in connection with the transactions contemplated by this Agreement, cause to be delivered the officer’s certificate, opinion of counsel and any other notices or documentation required by the Senior Notes Indenture or advisable to be delivered pursuant to Section 4.1(a)(4) thereof or otherwise in connection with the Closing, it being understood that in no event shall the Company or any of its Subsidiaries be required to bear any out-of-pocket third party cost or expense or pay any fee (other than those costs and fees that Parent commits to reimburse) in connection with the delivery of such officer’s certificate, opinion or other notices or documentation. The Company shall provide Parent and its counsel reasonable opportunity to review and comment on such officers’ certificate, legal opinion and other notices or documentation prior to the delivery thereof, each of which shall be subject to the prior approval of Parent (such approval not to be unreasonably withheld, conditioned or delayed).

(b) In connection with the Merger and the other transactions contemplated by this Agreement, in the event that Parent desires to purchase, effective immediately prior to (but subject to the occurrence of), on or after the Effective Time, some or all of the Senior Notes, whether through open market purchases, privately negotiated transactions or one or more offers to purchase the Senior Notes or other similar transactions (including any tender offer) (any such transaction, a “Repurchase Transaction”), each of the Company, Parent and Merger Sub shall use its respective reasonable best efforts to, and will use its respective reasonable best efforts to cause its respective affiliates and Representatives (and, in the case of the Company, the Trustee) to, reasonably cooperate with one another in good faith to permit such Repurchase Transaction to be effected on such terms, conditions and timing as reasonably requested by Parent, including, if so reasonably requested by Parent, causing such Repurchase Transaction to be consummated substantially concurrently with, but not prior to, the Closing, and Parent shall, and the Company shall reasonably assist and cooperate with Parent to, prepare any documentation related thereto, in form and substance reasonably satisfactory to the Company, and shall provide the Company reasonable time to review such documentation; it being understood that in no event shall the Company or any of its Subsidiaries be required (i) to enter into or approve any documentation referred to in this Section 5.16(b) that takes effect or is effective prior to the Effective Time, or commence or effect any Repurchase Transaction that will result in such Repurchase Transaction being effective prior to the Effective Time, (ii) incur any financing or provide assistance in obtaining any financing for a Repurchase Transaction, or (iii) to bear any out-of-pocket third party cost or expense or pay any fee (other than those costs and fees that Parent commits to reimburse) or provide any indemnity (other than any indemnity that Parent commits to reimburse or indemnify the Company for); it being further understood that no such Repurchase Transaction shall delay the Closing beyond the date that it is required to occur under Section 1.2.

5.17 Credit Agreement. The Company shall use its reasonable best efforts to (a) obtain a customary pay-off letter (in form and substance reasonably acceptable to Parent) (the “Debt Payoff Letter”) and lien terminations, if applicable, to the extent necessary for the release of all Liens related to, and the prepayment, payoff, discharge and termination in full of all obligations outstanding under, the Credit Agreement and (b) provide Parent with a copy of such Debt Payoff Letter at least two (2) Business Days prior to the Closing Date.

5.18 Director and Officer Resignations. If requested in writing by Parent, the Company shall use reasonable best efforts to obtain and deliver to Parent at the Closing, in form reasonably satisfactory to Parent, resignations effective as of the Effective Time executed by each director and officer of the Company and its Subsidiaries in office immediately prior to the Effective Time.

ARTICLE 6

CONDITIONS TO CONSUMMATION OF THE MERGER

6.1 Conditions to Obligations of Each Party Under This Agreement. The respective obligations of each party to consummate the Merger shall be subject to the satisfaction (or waiver, if permissible under Law) at or prior to the Effective Time of each of the following conditions:

(a) The Company Stockholder Approval shall have been obtained.

(b) The consummation of the Merger shall not then be restrained, made illegal, enjoined or otherwise prohibited by any Order or other legal or regulatory restraint or prohibition (whether temporary, preliminary or permanent) of a court of competent jurisdiction or any other Governmental Entity.

(c) Any applicable waiting period, together with any extensions thereof, under the HSR Act (including any timing agreement with the U.S. Department of Justice or Federal Trade Commission) shall have expired or been terminated and all waivers, consents, clearances, approvals and authorizations under the Competition Laws set forth on Schedule 6.1(c) to this Agreement with respect to the Transactions shall have been obtained and shall remain in full force and effect.

6.2 Conditions to Obligations of the Company Under This Agreement. The obligation of the Company to effect the Merger is further subject to the fulfillment (or waiver by the Company) at or prior to the Effective Time of the following conditions:

(a) Each representation and warranty of Parent and Merger Sub contained in this Agreement, without giving effect to any qualifications as to materiality or Parent Material Adverse Effect or other similar qualifications contained therein, shall be true and correct at and as of the Closing Date as though made on the Closing Date (except for representations and warranties that relate to a specific date or time, which need only be true and correct as of such date or time), except where the failure to be true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or a material adverse effect on the ability of Guarantor to perform its obligations under Section 8.13.

(b) Parent and Merger Sub shall have performed and complied in all material respects with all obligations, covenants and agreements required to be performed or complied with by them under this Agreement at or prior to the Closing Date.

(c) Parent shall have delivered to the Company a certificate, dated the Closing Date and signed by an executive officer of Parent, certifying to the effect that the conditions set forth in Sections 6.2(a) and 6.2(b) have been satisfied.

6.3 Conditions to Obligations of Parent and Merger Sub Under This Agreement. The obligations of Parent and Merger Sub to effect the Merger are further subject to the fulfillment (or waiver by Parent and Merger Sub) at or prior to the Effective Time of the following conditions:

(a) The representations and warranties of the Company (i) set forth in Section 3.1 (Corporate Organization), Section 3.3 (Authority; Execution and Delivery; Enforceability) and Section 3.18 (Broker’s Fees) that (A) are not qualified by Company Material Adverse Effect or other materiality qualifications shall be true and correct in all material respects at and as of the Closing Date as though made on the Closing Date (except for representations and warranties that relate to a specific date or time, which need only be so true and correct in all material respects as of such date or time) and (B) that are qualified by Company Material Adverse Effect or other materiality qualifications shall be true and correct in all respects, in each case, at and as of the Closing Date as though made on the Closing Date (except for representations and warranties that relate to a specific date or time, which need only be so true and correct in all respects as of such date or time); (ii) set forth in Section 3.6(b) (Absence of Certain Changes) shall be true and correct in all respects, in each case, at and as of the Closing Date as though made on the Closing Date; (iii) set forth in Section 3.2(a) (Capitalization) shall be true and correct in all respects, subject only to de minimis inaccuracies, at and as of the Closing Date (except for representations and warranties that relate to a specific date or time, which need only be so true and correct in all respects, subject only to de minimis inaccuracies, as of such date or time), and (iv) otherwise set forth in Article 3, without giving effect to any qualifications as to materiality or Company Material Adverse Effect or other similar qualifications contained therein, shall be true and correct in all respects at and as of the Closing Date as though made on the Closing Date (except for representations and warranties that relate to a specific date or time, which need only be true and correct in all respects as of such date or time), except where the failures to be so true and correct have not had and would not reasonably be expected to have, individually or in the aggregate with all other failures to be true or correct, a Company Material Adverse Effect.

(b) The Company shall have performed and complied in all material respects with all obligations, covenants and agreements required to be performed or complied with by it under this Agreement at or prior to the Closing Date.

(c) A Company Material Adverse Effect shall not have occurred since the date of this Agreement.

(d) The Company shall have delivered to Parent a certificate, dated the Closing Date and signed by an executive officer of the Company, certifying to the effect that the conditions set forth in Section 6.3(a), Section 6.3(b) and Section 6.3(c) have been satisfied.

6.4 Frustration of Closing Conditions(a) . Neither Parent nor Merger Sub may rely (except to the extent required by an Order) on the failure of any conditions set forth in Sections 6.1 or 6.3 to be satisfied if the primary cause of such failure was the failure of Parent or Merger Sub to perform any of its obligations under this Agreement or the breach by Parent or Merger Sub of any of its representations, warranties, covenants or agreements. The Company may not rely (except to the extent required by an Order) on the failure of any conditions set forth in Sections 6.1 or 6.2 to be satisfied if the primary cause of such failure was the failure of the Company to perform any of its obligations under this Agreement or the breach by the Company of any of its representations, warranties, covenants or agreements.

ARTICLE 7

TERMINATION, AMENDMENT AND WAIVER

7.1 Termination. This Agreement may be validly terminated and the Merger and the other Transactions hereunder may be abandoned at any time prior to the Effective Time, whether before or (subject to the terms hereof) after receipt of the Company Stockholder Approval, only as follows:

(a) By mutual written consent of Parent and the Company, by action of their respective boards of directors, at any time prior to the Effective Time;

(b) By either the Company or Parent, if the Company Stockholder Approval shall not have been obtained upon a vote taken at the Company Meeting duly convened therefor or any adjournment or postponement thereof;

(c) By either the Company or Parent, if at any time prior to the Effective Time (i) any court of competent jurisdiction or other Governmental Entity of competent jurisdiction shall have enacted, issued or promulgated any legal or regulatory restraint or prohibition or issued or entered any Order or taken any other action, in each case, making illegal, permanently restraining, permanently enjoining or otherwise permanently prohibiting the consummation of the Merger, and such legal or regulatory restraint or prohibition, Order or other action shall have become final and non-appealable, provided that the right to terminate this Agreement pursuant to this Section 7.1(c) shall not be available to a party if there has been any material breach by such party of its representations, warranties or covenants contained in this Agreement, and such breach has primarily caused or resulted in such legal or regulatory restraint or prohibition, Order or other action;

(d) By either the Company or Parent if the Effective Time shall not have occurred on or before September 6, 2022 (the “Initial Outside Date”); provided, that in the event that at the Initial Outside Date, all of the conditions in Article 6 other than Sections 6.1(b) (solely with respect to legal or regulatory restraints or prohibitions or Orders related to the Competition Laws) or 6.1(c) have been satisfied (other than conditions that by their nature can only be satisfied on the Closing Date), or have been waived by Parent and Merger Sub or the Company, as applicable, then the Outside Date shall automatically be extended to December 5, 2022 (the “First Extended Outside Date”); provided further, that in the event that at the First Extended Outside Date, all of the conditions in Article 6 other than Sections 6.1(b) (solely with respect to legal or regulatory restraints or prohibitions or Orders related to the Competition Laws) or 6.1(c) have been satisfied (other than conditions that by their nature can only be satisfied on the Closing Date), or have been waived by Parent and Merger Sub or the Company, as applicable, then the First Extended Outside Date shall automatically be further extended to March 6, 2023, in each case, unless Parent and the Company mutually agree to an earlier Outside Date; provided, however, that neither the Company nor Parent shall be permitted to terminate this Agreement pursuant to this Section 7.1(d) if there has been any material breach by such party of its representations, warranties or covenants contained in this Agreement, and such breach has primarily caused or resulted in the failure of the Closing to have occurred prior to the applicable Outside Date;

(e) By Parent, at any time prior to the receipt of the Company Stockholder Approval, if the Company Board shall have effected a Change of Board Recommendation, whether or not in compliance with Section 5.3 (it being understood and agreed that any disclosure or written notice to Parent in accordance with Section 5.3(d) or Section 5.3(e) stating the Company Board’s intention to make a Change of Board Recommendation (prior to effecting such Change of Board Recommendation in accordance with Section 5.3(d) or Section 5.3(e)) shall not result in Parent or Merger Sub having any termination rights pursuant to this Section 7.1(e));

(f) By the Company, at any time prior to the receipt of the Company Stockholder Approval, in order to concurrently enter into a definitive, written Company Acquisition Agreement for a transaction that constitutes a Superior Proposal if (i) the Company has complied in all material respects with its obligations under Section 5.3 with respect to such Superior Proposal, (ii) prior to or concurrently with such termination, the Company pays the Company Termination Fee to Parent (or its designee) pursuant to Section 7.3(a) and (iii) substantially concurrently with such termination, the Company enters into such definitive written Company Acquisition Agreement;

(g) By Parent, at any time prior to the Effective Time, if: (i) there has been a breach by the Company of its representations, warranties, covenants or other agreements contained in this Agreement, in each case, such that any condition to the Merger contained in Section 6.3(a) or Section 6.3(b) is not reasonably capable of being satisfied as a result of such breach occurring or continuing, (ii) Parent shall have delivered to the Company written notice of such breach and (iii) such breach is either not capable of cure or is not cured prior to the earlier of (x) the then-scheduled Outside Date or (y) the date that is 30 days since the date of delivery of such written notice to the Company; provided, however, that Parent shall not be permitted to terminate this Agreement pursuant to this Section 7.1(g) if there has been any material breach by Parent or Merger Sub of its representations, warranties, covenants or other agreements contained in this Agreement such that the conditions set forth in Section 6.2(a) or Section 6.2(b) shall not be satisfied; or

(h) By the Company, at any time prior to the Effective Time, if: (i) there has been any breach by Parent or Merger Sub of any of its representations, warranties, covenants or other agreements contained in this Agreement, in each case, such that any condition to the Merger contained in Section 6.2(a) or Section 6.2(b) is not reasonably capable of being satisfied as a result of such breach occurring or is continuing, (ii) the Company shall have delivered to Parent written notice of such breach and (iii) such breach is either not capable of cure or is not cured prior to the earlier of (x) the then-scheduled Outside Date or (y) the date that is 30 days since the date of delivery of such written notice to Parent; provided, however, that the Company shall not be permitted to terminate this Agreement pursuant to this Section 7.1(h) if there has been any material breach by the Company of its representations, warranties, covenants or other agreements contained in this Agreement such that the conditions set forth in Section 6.3(a) and Section 6.3(b) shall not be satisfied.

7.2 Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.1, written notice thereof shall be given to the other party or parties, specifying the provisions hereof pursuant to which such termination is made and the basis therefor described in reasonable detail and this Agreement shall forthwith become void and have no further force and effect (other than Section 5.2(b), Section 5.7, Section 7.2, Section 7.3, Section 7.4 and Article 8, each of which shall survive the termination of this Agreement), and there shall be no liability or obligation on the part of Guarantor, Parent, Merger Sub or the Company or any of their respective Related Parties or Representatives, except with respect to the second sentence of Section 5.2(b), Section 5.7, Section 7.2, Section 7.3, Section 7.4 and Article 8; provided, that, subject to Section 7.3, nothing herein shall relieve any party from liabilities or damages incurred or suffered by the other party as a result of a Willful and Material Breach by the Company, on the one hand, or Parent or Merger Sub, on the other hand, of any of their respective representations, warranties, covenants or other agreements set forth in this Agreement.

7.3 Company Termination Fee.

(a) The parties hereto agree that if this Agreement is terminated by Parent pursuant to Section 7.1(e) or the Company pursuant to Section 7.1(f), then the Company shall pay to Parent (or its designee) prior to or concurrently with such termination, in the case of a termination by the Company, or within two Business Days thereafter, in the case of a termination by Parent, the Company Termination Fee. The “Company Termination Fee” means $71,000,000.

(b) The parties hereto agree that if (x) this Agreement is terminated pursuant to Section 7.1(b), Section 7.1(d) (at a time when Parent could have terminated this Agreement pursuant to Section 7.1(g)), or Section 7.1(g), (y) prior to such termination referred to in the foregoing clause (x), but after the date of this Agreement, a bona fide Acquisition Proposal has been publicly announced or disclosed and not withdrawn and (z) the Company enters into a Company Acquisition Agreement with respect to any Acquisition Proposal or consummates any Acquisition Transaction, in either case, within nine (9) months after such termination, then the Company shall pay the Company Termination Fee to Parent (or its designee), upon the consummation of such transaction (or, if such transaction is terminated before consummation, upon the consummation of any subsequent Acquisition Transaction that was entered into in connection with the termination of such transaction). For purposes of this Section 7.3(b), the term “Acquisition Transaction” shall have the meaning assigned to such term in Section 5.3(g), except that the references to “20%” shall be deemed to be references to “50%”.

(c) All payments under this Section 7.3 shall be made by wire transfer of immediately available funds to an account designated in writing by Parent (or its designee).

(d) Each of the parties acknowledges that the agreements contained in this Section 7.3 are an integral part of the Transactions, and that without these agreements, Parent, Merger Sub and the Company would not have entered into this Agreement. Each party acknowledges and hereby agrees that, without prejudice to any amounts owing under this Section 7.3(e), (i) the Company Termination Fee, if, as and when required pursuant to this Section 7.3, shall not constitute a penalty but will be liquidated damages and, with respect to Parent, a payment as described in Section 1234A of the Code; (ii) it will not take a position contrary to such treatment for any Tax purpose except as required by a final determination (within the meaning of section 1313(a) of the Code); and (iii) in no event shall the Company be required to pay the Company Termination Fee on more than one occasion.

(e) In circumstances where the Company Termination Fee is paid in accordance with this Section 7.3(a) or Section 7.3(b), Parent’s (or its designee’s) receipt of the Company Termination Fee (if received) from or on behalf of the Company shall be Parent’s and Merger Sub’s sole and exclusive remedy (whether based in contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute, regulation or applicable Laws or otherwise) against the Company and its Subsidiaries and any of their respective former, current or future direct or indirect equity holders, general or limited partners, controlling persons, stockholders, members, managers, directors, officers, employees, agents, affiliates or assignees (collectively, the “Related Parties” of a Person ) for all losses and damages suffered as a result of the failure of the Merger or the other Transactions to be consummated, for any breach or failure to perform hereunder or otherwise, and upon payment of such amount, no such Person shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions.

7.4 Limitation on Recourse. Any claim or cause of action under this Agreement may only be brought against Persons that are expressly named as parties, and then only with respect to the specific obligations set forth in this Agreement. No Related Party of the Company, Parent, Merger Sub or Guarantor shall have any liability or obligation for any of the respective representations, warranties, covenants, agreements, obligations or liabilities of the Company, Parent, Merger Sub or Guarantor of or for any claim, investigation, or Proceeding, in each case under, based on, in respect of, or by reason of, this Agreement or the Transactions (including the breach, termination or failure to consummate such Transactions), in each case whether based on contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable Proceeding, by virtue of any statute, regulation or applicable Laws or otherwise and whether by or through attempted piercing of the corporate, limited liability company or partnership veil, by or through a claim by or on behalf of a party or another Person or otherwise.

7.5 Amendment. This Agreement may be amended by each of the Company, Parent and Merger Sub by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time; provided, however, that, after receipt of the Company Stockholder Approval, no amendment may be made which, by Law or in accordance with the rules of any relevant stock exchange, requires further approval by the Company’s stockholders without such approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

7.6 Waiver. At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of the other, (b) waive any breach of the representations and warranties of the other contained herein or in any document delivered pursuant hereto or (c) unless prohibited by applicable Law, waive compliance by the other with any of the agreements or covenants contained herein; provided, however, that after receipt of the Company Stockholder Approval, there may not be any extension or waiver of this Agreement which decreases the Merger Consideration or which adversely affects the rights of the Company stockholders under Article 2 without the approval of such stockholders. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

ARTICLE 8

GENERAL PROVISIONS

8.1 Non-Survival of Representations and Warranties. None of the representations, warranties or covenants in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time except that this Section 8.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time, which shall survive to the extent expressly provided for herein.

8.2 Fees and Expenses. Subject to Section 5.16, Section 7.2 and Section 7.3, all fees and expenses incurred by the parties hereto shall be borne solely and entirely by the party which has incurred the same.

8.3 Notices. Any notices or other communications to any party required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) on the fifth Business Day after dispatch by registered or certified mail, (b) on the next Business Day if transmitted by national overnight courier, (c) on the date delivered if sent by email if either sent during normal business hours of the recipient or confirmation of email receipt is obtained and on the next Business Day if sent after normal business hours of the recipient or (d) when delivered by hand (with written confirmation of receipt), in each case, as follows (or to such other Persons or addressees as may be designated in writing by the party to receive such notice):

If to Guarantor, Parent or Merger Sub, addressed to it at:

Compagnie de Saint-Gobain S.A.

Tour Saint-Gobain

12, place de l’Iris, 92400Courbevoie, France

Attention: Antoine Vignial, Secrétaire Général

Email: antoine.vignial@saint-gobain.com

and

c/o. Saint-Gobain Corporation

20 Moores Road

Malvern, PA 19355

Attention: La-Toya P. Hackney, Senior Vice President, General Counsel & Secretary

Email: latoya.hackney@saint-gobain.com

with a copy to (for information purposes only):

Freshfields Bruckhaus Deringer US LLP

601 Lexington Avenue; 31st Floor

New York, NY 10022

Email:	ethan.klingsberg@freshfields.com
joseph.halloum@freshfields.com
Attention:	Ethan Klingsberg

Joseph Halloum

If to the Company, addressed to it at:

GCP Applied Technologies Inc.

2325 Lakeview Parkway

Alpharetta, Georgia 30009

Attention: Michael W. Valente, Vice President, General Counsel & Secretary

Email: michael.valente@gcpat.com

with a copy to (for information purposes only):

Latham & Watkins LLP

330 North Wabash Ave, Suite 2800

Chicago, IL 60611

Attention: Bradley C. Faris

Jason T. Morelli

Email: bradley.faris@lw.com

jason.morelli@lw.com

8.4 Certain Definitions. For purposes of this Agreement, the term:

“Acceptable Confidentiality Agreement” means a confidentiality agreement that contains confidentiality provisions that are no less favorable, in all material respects, to the Company than those contained in the Confidentiality Agreement; provided, that any such confidentiality agreement need not contain any standstill provision; provided further that nothing in an Acceptable Confidentiality Agreement may restrict the ability of the Company to provide information to Parent as contemplated by this Agreement.

“affiliate” means, as to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first-mentioned Person. For the purposes of this definition, “control” (including, the terms “controlling,” “controlled by,” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by Contract, or otherwise (provided that, for the avoidance of doubt, none of Guarantor, Parent, Merger Sub and their respective affiliates shall be deemed, as a result of the Voting Agreements, to be affiliates of the Company or any of the stockholder counterparties to the Voting Agreements).

“Anti-Corruption Law” means all and any of the following: the U.S. Foreign Corrupt Practices Act of 1977, as amended (15 U.S.C. § 78dd-1, et seq.) (“FCPA”); the UK Bribery Act 2010; the Organization For Economic Co-operation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions and related implementing legislation; and any other anti-bribery, anti-corruption or anti-money laundering laws.

“beneficial ownership” (and related terms such as “beneficially owned” or “beneficial owner”) has the meaning set forth in Rule 13d-3 under the Exchange Act.

“Business Day” means a day other than Saturday, Sunday or any day on which banks located in New York, New York or Paris, France are authorized or obligated by applicable Law to close.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company Material Adverse Effect” means any change, event, occurrence or development (an “Effect”) that, individually or in the aggregate, has had or would reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that to the extent adverse Effects arise out of, result from or are attributable to the following, such Effects shall not constitute or be deemed to contribute to a Company Material Adverse Effect, and shall not otherwise be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur, except that Effects to the extent arising out of, resulting from or attributable to clauses (a), (b) and (c) of the below shall be so considered to the extent such Effect disproportionately impacts the Company and its Subsidiaries, taken as a whole, relative to other companies operating in the same industries: (a) changes in applicable Laws, GAAP or the official interpretation or enforcement thereof, (b) changes in general economic, business, labor or regulatory conditions, or changes in securities, credit or other financial markets, including interests rates or exchange rates, in the United States or globally, or changes generally affecting the industries (including seasonal fluctuations) in which the Company or its Subsidiaries operate in the United States or globally, (c) changes in global or national political conditions (including the outbreak or escalation of war (whether or not declared), military action, sabotage or acts of terrorism), changes due to natural disasters or changes in the weather or changes due to the outbreak or worsening of an epidemic, pandemic or other health crisis (including COVID-19, or any COVID-19 Measures or changes in such COVID-19 Measures after the date of this Agreement), (d) actions or omissions required of the Company under this Agreement or taken or not taken at the written request of, or with the consent of, Guarantor or Parent (but excluding, for the avoidance of doubt, compliance by the Company and its Subsidiaries with the first sentence of Section 5.1 and requests to comply with, and consents granted by Parent under, the first sentence of Section 5.1), (e) the negotiation, announcement, pendency or consummation of this Agreement and the Merger, including the identity of, or the effect of any fact or circumstance to the extent relating to, Guarantor, Parent or any of their respective Subsidiaries or any communication by Guarantor, Parent or any of their respective Subsidiaries regarding plans, proposals or projections with respect to the Company, its Subsidiaries or their employees (including any impact of Guarantor, Parent or any of their respective Subsidiaries on the relationship of the Company or any its Subsidiaries, contractual or otherwise, with its customers, suppliers, distributors, vendors, lenders, employees or partners) (but excluding, for the avoidance of doubt, compliance by the Company and its Subsidiaries with the first sentence of Section 5.1 and requests to comply with, and consents granted by Parent under, the first sentence of Section 5.1), (f) any Proceeding arising from allegations of breach of fiduciary duty or violation of Law relating to this Agreement or the Transactions (g) changes in the trading price or trading volume of Shares or any suspension of trading, or any changes in the ratings or the ratings outlook for the Company by any applicable rating agency or changes in any analyst’s recommendations or ratings with respect to the Company (provided that the underlying cause of such failure may be taken into account in determining whether a Company Material Adverse Effect has occurred) or (h) any failure by the Company or any of its Subsidiaries to meet any revenue, earnings or other financial projections or forecasts (provided that the underlying cause of such failure may be taken into account in determining whether a Company Material Adverse Effect has occurred).

“Company Material Intellectual Property” means the Intellectual Property that is owned or purported to be owned by or licensed to the Company or any of its Subsidiaries and that is material to the business of the Company or any of its Subsidiaries.

“Company Owned Intellectual Property” means Company Material Intellectual Property that is owned or purported to be owned by the Company or any of its Subsidiaries.

“Competition Laws” means applicable supranational, national, federal, state, provincial or local Law designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolizing or restraining trade or lessening competition in any other country or jurisdiction, including the HSR Act, the Sherman Act, the Clayton Act, and the Federal Trade Commission Act, in each case, as amended and other similar competition or antitrust laws of any jurisdiction other than the United States, as well as applicable Law governing foreign investment.

“Contract” or “Contracts” means any of the agreements, arrangements, contracts, leases (whether for real or personal property), powers of attorney, notes, bonds, mortgages, indentures, deeds of trust, loans, evidences of indebtedness, letters of credit, settlement agreements, franchise agreements, undertakings, covenants not to compete, employment agreements, licenses, purchase and sale orders and other legal commitments to which in each case a Person is a party or to which any of the properties or assets of such Person or its Subsidiaries are subject.

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of capital stock or other Equity Interests, as trustee or executor, by Contract or credit arrangement or otherwise.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions, variations or mutations thereof or related or associated epidemics, pandemic or disease outbreaks.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or other Law, directive, guidelines or recommendations promulgated by any Governmental Entity, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19, including the CARES Act, the Families First Act, the Payroll Tax Executive Order and IRS Notices 2020-22, 2020-65 and 2021-11.

“Credit Agreement” means that certain Credit Agreement, dated as of February 3, 2016, by and between the Company, Grace Construction Products Limited, Grace NV, the lenders party thereto from time to time and Deutsche Bank AG New York Branch, as the administrative agent, as amended, restated, supplemented or otherwise modified from time to time.

“Environmental Claims” means any Proceeding, investigation, order, demand, allegation, accusation or notice (written or oral) by any Person or entity alleging actual or potential violation of any Environmental Laws or Environmental Permits or actual or potential liability arising out of or relating to, any Environmental Laws, Environmental Permits or the presence in, or Release into, the environment of, or exposure to, any Hazardous Materials, but shall not include any claims related to products liability.

“Environmental Laws” means any and all applicable, federal, state, provincial, local or foreign Laws, and all rules or regulations promulgated thereunder, regulating or relating to Hazardous Materials, pollution, protection of the environment (including ambient air, surface water, ground water, land surface, subsurface strata, wildlife, plants or other natural resources), and/or the protection of health and safety of persons from exposures to Hazardous Materials in the environment.

“Environmental Permits” means any permit, certificate, registration, notice, approval, identification number, license or other authorization required under any applicable Environmental Law.

“Equity Interest” means any share, capital stock, partnership, limited liability company, member or similar equity interest in any Person, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable into or for any such share, capital stock, partnership, limited liability company, member or similar equity interest.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any entity that is considered one employer with the Company under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” means generally accepted accounting principles, as applied in the United States.

“Governmental Entity” means any supranational, national, federal, state, county, municipal, local, foreign, or transnational governmental, competition or regulatory authority, court, administrative agency or commission, arbitral tribunal, agency, or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory, taxing, administrative or prosecutorial functions of or pertaining to government, including Centers for Disease Control and Prevention and the World Health Organization.

“Government Official” means any official, officer, employee, or representative of, or any Person acting in an official capacity for or on behalf of, any Governmental Entity, and includes any official or employee of any government-owned entity, and any officer or employee of a public international organization, as well as any person acting in an official capacity for or on behalf of any such government or department, agency, or instrumentality, or for or on behalf of any such public international organization, or any family member thereof.

“Grace” means W. R. Grace & Co., a Delaware corporation.

“Grace Conn” means W. R. Grace & Co.-Conn., a Connecticut corporation and a wholly owned subsidiary of Grace.

“Hazardous Materials” means (a) any pollutants, chemicals, contaminants or any other toxic, infectious, carcinogenic, reactive, corrosive, ignitable, flammable or otherwise hazardous (or other words of similar import or regulatory effect under Environmental Laws) substance or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Laws, and (b) any quantity of asbestos in any form, urea formaldehyde, polychlorinated biphenyls, radon gas, radioactive materials or wastes, crude oil or any fraction thereof, all forms of natural gas, petroleum products or by-products or derivatives and including any of the foregoing stored in underground storage tanks.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

“Information Privacy Laws” means any Laws or Orders pertaining to privacy, data protection or data transfer, including all privacy and security breach disclosure Laws that are applicable to the Company and its Subsidiaries or the Parent and the Merger Sub, as the case may be.

“Intellectual Property” means all intellectual property rights recognized under applicable Law, including all: (a) patents and patent applications (including all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations thereof) and inventions (whether or not patentable); (b) trademarks, service marks, trade dress, trade names, and Internet domain names (whether or not registered), and all applications and registrations in connection therewith and all goodwill associated therewith; (c) all works of authorship, copyrights (whether or not published and whether or not registered), data rights and database rights, and all applications and registrations in connection therewith; and (d) all trade secrets, know-how, formulae, processes, methods, techniques and confidential information.

“IRS” means the United States Internal Revenue Service.

“Knowledge” means (a) when used with respect to the Company, the actual knowledge of the individuals listed in Section 8.4(a) of the Company Disclosure Schedule; and (b) when used with respect to Parent or Merger Sub, the actual knowledge of the officers and directors of Parent and Merger Sub, in each case, after reasonable inquiry.

“Law” means any applicable national, provincial, state, municipal, local, foreign or transnational law, statute, ordinance, common law, decree, rule, regulation constitution, treaty, convention, code, Order, or other similar legally enforceable requirement enacted, issued, adopted, promulgated, enforced, ordered, or applied by any Governmental Entity.

“Lien” means with respect to any property, equity interest or asset, any mortgage, deed of trust, hypothecation, lien, encumbrance, pledge, charge, security interest, right of first refusal, right of first offer, adverse claim, restriction on transfer, covenant or option in respect of such property, equity interest or asset.

“OFAC” means the U.S. Treasury Department’s Office of Foreign Assets Control.

“NYSE” means The New York Stock Exchange.

“Other Company Filing” has the meaning set forth in Section 5.4(a).

“Order” means any judgment, order, ruling, decision, assessment, writ, injunction, decree or arbitration award of any Governmental Entity.

“Outside Date” means the Initial Outside Date, as it may be extended from time to time in accordance with the terms of this Agreement.

“Parent Material Adverse Effect” means any change, event, development, condition, occurrence or effect that prevents or materially impairs the ability of Parent or Merger Sub to consummate the Merger by the Outside Date or materially delays the consummation of the Merger by Parent or Merger Sub beyond the Outside Date or materially impairs or materially delays the performance by Parent or Merger Sub of any of their material obligations under this Agreement in a manner that precludes the consummation of the Merger by the Outside Date.

“Permitted Action” means any such commercially reasonable action or inaction (i) required by COVID-19 Measures, whether or not in the ordinary course of business, or (ii) that is reasonably necessary or prudent for the Company or any of its Subsidiaries to take or abstain from taking, to protect the health or safety of natural Persons employed by the Company or any of its Subsidiaries solely in connection with COVID-19 or the COVID-19 Measures.

“Permitted Liens” means (a) Liens for Taxes not yet due and payable or that are being contested in good faith by appropriate Proceedings, (b) Liens in favor of landlords, vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar liens or encumbrances arising by operation of Law in the ordinary course of business for amounts not yet due and payable, (c) non-exclusive licenses of Intellectual Property granted in the ordinary course of business, (d) (i) matters of record, (ii) Liens that would be disclosed by a current, accurate survey or physical inspection of such real property, (iii) applicable building, zoning and land use regulations, and (iv) other imperfections or irregularities in title, charges, restrictions and other encumbrances that do not materially detract from the use of the Company Real Property to which they relate, and (e) such other Liens which would not, individually or in the aggregate, interfere materially with the ordinary conduct of the business of the Company and its Subsidiaries as currently conducted or materially detract from the use, occupancy, value or marketability of the property affected by such Lien.

“Person” means an individual, corporation (including not-for-profit), limited liability company, general or limited partnership, organization, joint venture, estate, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act), including a Governmental Entity.

“Proceedings” means all civil, criminal, or administrative actions, suits, hearings, arbitrations, litigations, proceedings, in each case, by or before any Governmental Entity.

“Proxy Statement” means a proxy statement on Schedule 14A or similar disclosure document relating to the adoption and approval of this Agreement by the Company’s stockholders, including any amendment or supplement thereto.

“Release” means disposing, discharging, injecting, spilling, leaking, pumping, pouring, leaching, dumping, emitting, escaping or emptying into or upon the indoor or outdoor environment, including any soil, sediment, subsurface strata, surface water, groundwater, ambient air, the atmosphere or any other media.

“Representatives” means, with respect to a Person, such Person’s directors, officers, employees, accountants, consultants, legal counsel, investment bankers, advisors, agents, financing sources and other representatives.

“Rights” has the meaning set forth in the Rights Plan.

“Rights Plan” means the Rights Agreement, dated as of March 15, 2019, between the Company and Equiniti Trust Company, as rights agent, as amended as of March 13, 2020 (and as may be further amended from time to time).

“Sanctioned Person” means any Person (i) designated on the OFAC Specially Designated Nationals and Blocked Persons List, the BIS Denied Persons List, the list of Financial Sanctions Targets maintained by Her Majesty’s Treasury, or on any list of targeted persons issued under Sanctions Laws, (ii) that is, or is part of, a government of a Sanctioned Territory, (iii) owned or controlled by, or acting on behalf of, any of the foregoing, (iv) located within or operating from a Sanctioned Territory, or (v) otherwise targeted under any Sanctions Laws.

“Sanctioned Territory” means any country or other territory targeted by a general export, import, financial or investment embargo under Economic Sanctions Laws, which countries and territories, as of the date of this Agreement, include the Crimea region, Cuba, Iran, North Korea, and Syria.

“Sanctions Law” means any economic or financial sanctions or export controls administered by OFAC, the U.S. State Department, or any other governmental agency of the U.S. government, the United Nations, the European Union or any member state thereof, the United Kingdom or any other Governmental Entity having jurisdiction over the Company or its Subsidiaries.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series A Junior Participating Preferred Stock” means the shares of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company.

“Subsidiary” of Parent, the Company or any other Person means any corporation, limited liability company, partnership, joint venture or other legal entity of which Parent, the Company or such other Person, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, a majority of the capital stock or other Equity Interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, limited liability company, partnership, joint venture or other legal entity, or otherwise owns, directly or indirectly, such capital stock or other Equity Interests that would confer control of any such corporation, limited liability company, partnership, joint venture or other legal entity, or any Person that would otherwise be deemed a “subsidiary” under Rule 12b-2 promulgated under the Exchange Act.

“Tax Return” means any report, return (including information return), claim for refund, election, estimated tax filing or declaration required to be filed or actually filed with a Governmental Entity, including any schedule or attachment thereto, and including any amendments thereof.

“Taxes” means all taxes, fees, levies, duties, tariffs, imposts, payments in lieu and other charges in the nature of a tax or any other similar fee, charge, assessment or payment imposed by any Governmental Entity, including, without limitation, income, franchise, windfall or other profits, gross receipts, real property, personal property, sales, use, goods and services, net worth, capital stock, business license, occupation, commercial activity, customs duties, alternative or add-on minimum, environmental, payroll, employment, social security, workers’ compensation, unemployment compensation, excise, estimated, withholding, ad valorem, stamp, transfer, registration, value-added, transactional and gains tax, and any interest, penalty, fine or additional amounts imposed in respect of any of the foregoing.

“Third Party” shall mean any Person other than Guarantor, Parent, Merger Sub and their respective Subsidiaries.

“Treasury Regulations” means regulations promulgated under the Code by the IRS.

“WARN” means the federal Worker Adjustment and Retraining Notification Act.

“Willful and Material Breach” means (a) with respect to any material breach of a representation and warranty, that the breaching party had Knowledge of such breach as of the date of this Agreement and (b) with respect to any material breach of a covenant or other agreement, that the breaching party took or failed to take action with Knowledge that the action so taken or omitted to be taken constituted or would constitute a material breach of such covenant or agreement.

8.5 Terms Defined Elsewhere. The following terms are defined elsewhere in this Agreement, as indicated below:

“2020 Plan”	Section 2.4(d)

“Acquisition Proposal”	Section 5.3(g)(i)

“Acquisition Transaction”	Section 5.3(g)(ii)

“Agreement”	Preamble

“Book-Entry Shares”	Section 2.2(b)(ii)

“Certificate of Merger”	Section 1.2

“Certificates”	Section 2.2(b)(i)

“CERCLA”	Section 3.13(d)

“Change of Board Recommendation”	Section 5.3(a)

“Charter Documents”	Section 3.1

“Closing”	Section 1.2

“Closing Date”	Section 1.2

“Company”	Preamble

“Company Acquisition Agreement”	Section 5.3(a)

“Company Balance Sheet”	Section 3.5(e)

“Company Benefit Plan”	Section 3.11(a)

“Company Board”	Recitals

“Company Board Recommendation”	Section 3.3(b)

“Company Bylaws”	Section 3.1

“Company Charter”	Section 3.1

“Company Disclosure Schedule”	Article 3

“Company Equity Plans”	Section 2.4(d)

“Company Leased Real Property”	Section 3.14(b)

“Company Material Contracts”	Section 3.16(b)

“Company Meeting”	Section 5.4(b)

“Company Option”	Section 2.4(a)

“Company Owned Real Property”	Section 3.14(a)

“Company Preferred Stock”	Section 3.2(a)

“Company Real Property”	Section 3.14(c)

“Company Registered Intellectual Property”	Section 3.17(a)

“Company RSU”	Section 2.4(b)

“Company PBU”	Section 2.4(b)

“Company SEC Documents”	Section 3.5(a)

“Company SEC Financial Statements”	Section 3.5(c)

“Company Stockholder Approval”	Section 3.3(c)

“Company Termination Fee”	Section 7.3(a)

“Confidentiality Agreement”	Section 5.2(b)

“Consent”	Section 3.4(b)

“Continuing Employee”	Section 5.8(a)

“Customer Data”	Section 3.17(f)

“D&O Insurance”	Section 5.9(c)

“Debt Payoff Letter”	Section 5.18

“DGCL”	Recitals

“Dissenting Shares”	Section 2.3

“Effect”	Section 8.4

“Effective Time”	Section 1.2

“First Extended Outside Date”	Section 7.1(d)

“Indemnitee”	Section 5.9(a)

“Inducement Plan”	Section 2.4(d)

“Initial Outside Date”	Section 7.1(d)

“Intervening Event”	Section 5.3(g)(iii)

“IT Systems”	Section 3.17(e)

“Merger”	Recitals

“Merger Consideration”	Section 2.1(a)

“Merger Sub”	Preamble

“Notice Period”	Section 5.3(d)(i)

“No Vote Fee”	Section 7.3(c)

“Parent”	Preamble

“Parent Subsidiary”	Section 4.3(a)

“Paying Agent”	Section 2.2(a)

“Payment”	Section 7.3(e)

“Permits”	Section 3.10

“Permitted Events”	Section 3.3(c)

“Proposed Changed Terms”	Section 5.3(d)(iii)

“RBCCM”	Section 3.18

“Repurchase Transaction”	Section 5.16(b)

“Rights Plan Amendment”	Section 3.3(c)

“Senior Notes Indenture”	Section 5.16(a)

“Senior Notes Indenture”	Section 5.16(a)

“Service Provider”	Section 3.11(a)

“Shares”	Recitals

“Staff”	Section 5.4(a)

“Superior Proposal”	Section 5.3(g)(iv)

“Surviving Corporation”	Section 1.1(a)

“Top Customer”	Section 3.16(b)(ii)
“Top Vendor”	Section 3.16(b)(i)

“Transactions”	Section 1.1(a)

“Trustee”	Section 5.16(a)

“Voting Agreement”	Recitals

8.6 Headings. The headings and table of contents, and the Article, Section and paragraph headings or captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

8.7 Severability. If any term or other provision (or part thereof) of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, conditions and provisions of this Agreement (or parts thereof) shall nevertheless remain in full force and effect. Upon such determination that any term or other provision (or part thereof) is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law and in an acceptable manner to the end that the Transactions are fulfilled to the extent possible and in an equitable manner.

8.8 Entire Agreement. This Agreement (together with the Exhibits, Company Disclosure Schedule, and the other documents delivered pursuant hereto) and the Confidentiality Agreement constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein or therein, are not intended to confer upon any other Person any rights or remedies hereunder or thereunder. In the event of any inconsistency between the statements in the body of this Agreement, the Confidentiality Agreement and the Company Disclosure Letter (other than an exception expressly set forth as such in the Company Disclosure Letter in accordance with the references to the Company Disclosure Letter in this Agreement), the statements in the body of this Agreement will control.

8.9 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of each of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

8.10 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except (a) as set forth in or contemplated by the terms and provisions of Section 5.9

(with respect to which the Indemnitees shall be third party beneficiaries), and (b) from and after the Effective Time, the rights of holders of Shares, Company Restricted Stock, Company Options, Company PBUs and Company RSUs to receive the consideration set forth in this Agreement, or (c) as set forth in or contemplated by the terms and provisions of Section 7.4 (with respect to Related Parties of the Company, Parent, Merger Sub, and Guarantor).

8.11 Mutual Drafting; Interpretation. Each party has participated in the drafting of this Agreement, which each party acknowledges is the result of extensive negotiations between the parties. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision. For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders. As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” As used in this Agreement, references to a “party” or the “parties” are intended to refer to a party to this Agreement or the parties to this Agreement (it being understood that Guarantor is deemed to be a party solely for purposes of Section 8.13). The term “ordinary course” or “ordinary course of business” or words of similar import when used in this Agreement mean “ordinary course of business consistent with past practice”. The words “made available to Parent” and words of similar import refer to documents (i) posted to the data room maintained by the Company or its Representatives in connection with the transactions contemplated by this Agreement, (ii) delivered electronically in written form to Parent, Merger Sub or any of their respective Representatives prior to the execution and delivery of this Agreement or (iii) that are publicly available in the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC, in each case of clauses (i) through (iii), at least one (1) day prior to the date of this Agreement. Any Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Law as from time to time amended, modified or supplemented, including by succession of comparable successor statutes. Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits,” “Annexes” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits, Annexes and Schedules to this Agreement. All references in this Agreement to “$” are intended to refer to U.S. dollars. Unless otherwise specifically provided for herein, the term “or” shall not be deemed to be exclusive.

8.12 Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury.

(a) This Agreement and all claims and causes of action arising in connection herewith shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to Laws that may be applicable under conflicts of laws or choice of laws principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

(b) Each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware, or, in the event such court does not have jurisdiction, Federal court of the United States of America, sitting in Delaware, and any appellate court from any thereof, in any Proceeding arising out of or relating to this Agreement or the Transactions, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such Proceeding except in such courts, (ii) agrees that any claim in respect of any such Proceeding may be heard and determined in such Delaware State court or, to the extent permitted by Law, in such Federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in any such Delaware State or Federal court, and (iv) waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of such Proceeding in any such Delaware State or Federal court. Each of the parties agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.3. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

(c) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.12(c).

8.13 Guarantee. Guarantor hereby absolutely, irrevocably and unconditionally guarantees the due, punctual and complete performance and payment in full of all obligations of Parent and Merger Sub pursuant to the terms of this Agreement (collectively, the “Buyer Obligations”). If, for any reason whatsoever, Parent and Merger Sub fail or are unable to duly, punctually and fully pay or perform the Buyer Obligations, Guarantor will promptly pay or perform, or cause to be paid or performed, the Buyer Obligations. Guarantor agrees that the obligations of Guarantor under this Section 8.13 shall be valid and enforceable and Guarantor hereby waives (i) any defense based on a lack of power or authority by Guarantor, Parent or Merger Sub to execute, deliver or perform this Agreement and (ii) any other legal or equitable defense available to a guarantor under any applicable Law. Any payment by Guarantor pursuant to this Section 8.13 will discharge Parent, Merger Sub and Guarantor of such Buyer Obligations under this Agreement. The Company hereby acknowledges and agrees that Guarantor may assert, as a defense to any payment by it pursuant to this Section 8.13, any defense that Parent or Merger Sub could assert against the Company under the terms of this Agreement, and that no Person other than Guarantor has any obligations under this Section 8.13. Guarantor represents and warrants to the Company that it has, and at the Effective Time, will have, sufficient cash on hand or other immediately available funds necessary to consummate the Transactions, including payment of the Merger Consideration and all fees and expenses payable by Parent and Merger Sub related to the Transactions. In furtherance and not in limitation of the foregoing, Guarantor agrees that Guarantor shall take, and shall cause to be taken by its affiliates and Subsidiaries (including Parent and Merger Sub), all actions required to be taken by Parent, mutatis mutandis, pursuant to and in accordance with the terms and conditions of Section 5.5 of this Agreement, with respect to the assets, properties or businesses of Guarantor and its affiliates and Subsidiaries.

8.14 Remedies; Specific Performance. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at Law, or in equity. The exercise by a party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at Law would exist and damages would be difficult to determine, and accordingly, (i) the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the other party and to specific performance of the terms hereof, this being in addition to any other remedy to which they are entitled at Law or in equity, (ii) the parties waive any requirement for the securing or posting of any bond in connection with the obtaining of any specific performance or injunctive relief and (iii) the parties will waive, in any action for specific performance, the defense of adequacy of a remedy at Law and the necessity of proving actual harm or damages. The Company’s or Parent’s pursuit of specific performance at any time will not be deemed an election of remedies or waiver of the right to pursue any other right or remedy to which such party may be entitled, including the right to pursue remedies for liabilities or damages incurred or suffered by the other party in the case of a breach of this Agreement involving a Willful and Material Breach. If Parent has committed a Willful and Material Breach of its obligation to consummate the Merger on the Closing Date and, prior to the termination of this Agreement, the Company has sought an order of specific performance from a court of competent jurisdiction to cause Parent to comply with its obligation to consummate the Merger and such court has determined that the remedy of specific performance is unavailable to cause Parent to comply with its obligation to consummate the Merger, then, following termination of this Agreement, the remedy of monetary damages (if any) may take into account the lost benefit of the bargain; provided however, that, in the case of the grant of any monetary award by a court of competent jurisdiction in favor of the Company as a result of a Willful and Material Breach by Parent of its obligation to consummate the Merger, the Company may enforce such award and accept such monetary payment only if, following such grant of monetary award, the Company shall have offered and committed to complete the Merger and Parent and Merger Sub shall have not consummated the Merger within two (2) weeks of such offer; provided further that, the Company shall, and shall cause its Representatives to, dismiss with prejudice any Proceedings still pending at such time as Parent and Merger Sub consummate the Merger.

8.15 Counterparts. This Agreement may be signed in any number of counterparts, including by facsimile or other electronic transmission each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission shall be sufficient to bind the parties to the terms and conditions of this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers or managers thereunto duly authorized.

Parent:

CYCLADES PARENT, INC.

By:	/s/ Mark Rayfield
Name: Mark Rayfield
Title: President

Merger Sub:

CYCLADES MERGER SUB, INC.

By:	/s/ Mark Rayfield
Name: Mark Rayfield
Title: President

Guarantor (solely for the purposes of Section 8.13):

COMPAGNIE DE SAINT-GOBAIN S.A.

By:	/s/ Benoit Bazin
Name: Benoit Bazin
Title: Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

The Company:

GCP APPLIED TECHNOLOGIES INC.

By:	/s/ Simon Bates
Name: Simon Bates
Title: President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

FORM OF

CERTIFICATE OF INCORPORATION

OF SURVIVING CORPORATION

CERTIFICATE OF INCORPORATION OF

GCP APPLIED TECHNOLOGIES INC.

The undersigned, for the purpose of organizing a corporation under the General Corporation Law of the State of Delaware, certifies:

FIRST: The name of the corporation is GCP Applied Technologies Inc. (hereinafter referred to as the Corporation).

SECOND: The address of the Corporation’s registered office in the State of Delaware is Corporation Service Company, 251 Little Falls Drive, in the City of Wilmington, County of New Castle, Delaware 19808. The name of its registered agent at such address is Corporation Service Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (as the same now exists or may hereafter be amended, the DGCL).

FOURTH: The total number of shares of capital stock which the Corporation shall have authority to issue is one thousand (1,000) shares of common stock, par value $0.01 per share (Common Stock). Each holder of Common Stock shall have one vote in respect of each share of Common Stock held by such holder of record on the books of the Corporation on all matters on which stockholders of the Corporation are entitled to vote.

FIFTH: In furtherance and not in limitation of the powers conferred by the law of the State of Delaware, the directors of the Corporation shall have power to adopt, amend or repeal any or all of the Bylaws of the Corporation, except as may otherwise be provided in the Bylaws of the Corporation.

SIXTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors of the Corporation or in the Bylaws of the Corporation. Elections of directors need not be by written ballot, except as may otherwise be provided in the Bylaws of the Corporation.

SEVENTH: To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Corporation or its stockholders.

Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

EIGHTH: Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as an employee or agent of the Corporation or as a director, officer, partner, member, trustee, administrator, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”), penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in article NINTH of this Certificate of Incorporation with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this article EIGHTH shall be a contract right and shall include the obligation of the Corporation to pay the expenses incurred in defending any such proceeding in advance of its final disposition (an “advance of expenses”); provided, however, that an advance of expenses incurred by an indemnitee shall be made only upon delivery to the Corporation of an undertaking (an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this article EIGHTH or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same or lesser scope and effect as the foregoing indemnification of directors and officers.

NINTH: Any indemnification of a director or officer of the Corporation or advance of expenses (including attorneys’ fees, costs and charges) under article EIGHTH of this Certificate of Incorporation be made promptly, and in any event within forty-five days (or, in the case of an advance of expenses, twenty days, provided that the director or officer has delivered the undertaking contemplated by article EIGHTH of this Certificate of Incorporation), upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this Certificate of Incorporation is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advance of expenses, in whole or in part, or if payment in full pursuant to such request is not made within forty-five days (or, in the case of an advance of expenses, twenty days, provided that the director or officer has delivered the undertaking contemplated by article EIGHTH of this Certificate of Incorporation), the right to indemnification or advances as granted by this Certificate of Incorporation shall be enforceable by the director or officer in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses where the undertaking required pursuant to article EIGHTH of this Certificate of Incorporation, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such person has met the applicable standard of conduct set forth in the DGCL nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The procedure for indemnification of other employees and agents for whom indemnification is provided pursuant to article EIGHTH of this Certificate of Incorporation shall be the same procedure set forth in this article NINTH for directors or officers, unless otherwise set forth in the action of the Board of Directors providing indemnification for such employee or agent.

TENTH: The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the DGCL.

ELEVENTH: Any person serving as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture or other enterprise, at least 50% of whose equity interests are owned by the Corporation (a “subsidiary”) shall be conclusively presumed to be serving in such capacity at the request of the Corporation.

TWELVTH. Persons who after the date of the adoption of this Certificate of Incorporation become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Certificate of Incorporation in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this Certificate of Incorporation shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

THIRTEENTH. The rights to indemnification and to the advance of expenses conferred in this Certificate of Incorporation shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation or under any statute, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. All rights to indemnification under this Certificate of Incorporation shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Certificate of Incorporation is in effect. Any repeal or modification of this Certificate of Incorporation or any repeal or modification of relevant provisions of the DGCL or any other applicable laws shall not in any way diminish any rights to indemnification of such director or officer or the obligations of the Corporation arising hereunder with respect to any proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such modification or repeal.

FOURTEENTH: For purposes of articles SEVENTH through SIXTEENTH of this Certificate of Incorporation, references to the “Corporation” shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this articles SEVENTH through SIXTEENTH of this Certificate of Incorporation with respect to the resulting or surviving Corporation as he or she would have with respect to such constituent Corporation if its separate existence had continued.

FIFTEENTH. If articles SEVENTH through SIXTEENTH of this Certificate of Incorporation or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person entitled to indemnification under article EIGHTH of this Certificate of Incorporation as to all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, penalties, fines, ERISA excise taxes and penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification is available to such person pursuant this Certificate of Incorporation to the fullest extent permitted by any applicable portion of this Certificate of Incorporation that shall not have been invalidated and to the fullest extent permitted by applicable law.

SIXTEENTH: Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the DGCL or the Corporation’s Certificate of Incorporation or Bylaws (as either may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrines shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the United States District Court for the District of Delaware).

SEVENTEENTH: The number of directors that shall constitute the whole board of directors of the Corporation shall be fixed from time to time by, or in the manner provided in, the Bylaws of the Corporation (or in an amendment thereof duly adopted by the Board of Directors of the Corporation or by the stockholders of the Corporation).

EIGHTEENTH: The Corporation reserves the right to amend, repeal and/or add to the provisions of this Certificate in any manner now or hereafter permitted by the DGCL and all rights conferred upon directors, officers, employees or agents hereby are subject to this reservation.

IN WITNESS WHEREOF, the undersigned has signed this Certificate of Incorporation this [•] day of [•].

EXHIBIT B

FORM OF BYLAWS

OF SURVIVING CORPORATION

BYLAWS OF GCP APPLIED TECHNOLOGIES INC.

a Delaware corporation

ARTICLE I

OFFICE AND RECORDS

Delaware Office

1.1.

The Corporation shall have and maintain a registered office in the State of Delaware as required by law. The name and address of its registered agent in the State of Delaware is set forth in the Certificate of Incorporation of the Corporation (the Certificate of Incorporation).

Other Offices

1.2.

The Corporation may have such other offices, either within or without the State of Delaware, as the board of directors of the Corporation (the Board of Directors) may designate or as the business of the Corporation may from time to time require.

Books and Records

1.3.

The books and records of the Corporation may be kept at the Corporation’s principal executive offices or at such other locations outside the State of Delaware as may from time to time be designated by the Board of Directors.

ARTICLE II

STOCKHOLDERS

Annual Meeting

2.1.

The annual meeting of stockholders of the Corporation for the election of directors and the transaction of such other business as may properly come before it shall be held on such date, at such time and at such place, either within or without the State of Delaware, as may be fixed by the Board of Directors and set forth in the notice of meeting. The Board of Directors may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead be held solely by means of remote communication as authorized by Section 211(a) of the General Corporation Law of the State of Delaware (the DGCL).

Special Meetings

2.2.

Special meetings of the stockholders of the Corporation may be called only by the Board of Directors of the Corporation, and shall be called by the Secretary of the Corporation at the request of the Board of Directors or upon receipt of a written request to do so, specifying the matter or matters appropriate for action at such meeting, signed by holders of record of a majority of shares of stock that would be entitled to be voted on such matter or matters if the meeting were held on the date such request is received and the record date were the close of business on the preceding day. The Board of Directors may designate the place of meeting for any special meeting of the stockholders, and if no such designation is made, the place of meeting shall be the principal executive office of the Corporation.

Notice of Meetings

2.3.

Whenever stockholders are required or permitted to take any action at a meeting, unless otherwise provided in Section 2.7 of these Bylaws, a written notice of the meeting shall be given which shall state the place (if any), date and hour of the meeting, the means of communication (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

Unless otherwise provided by law, and except as to any stockholder duly waiving notice, the written notice of any meeting shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, notice shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Any previously scheduled meeting of the stockholders may be postponed by resolution of the Board of Directors, except that a meeting requested by the holders of record of shares of stock pursuant to Section 2.2 of these Bylaws may be postponed only by the holders of record that requested the meeting.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time, place (if any) thereof and the means of remote communications (if any) by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business that might have been transacted at the original meeting. If, however, the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Quorum

2.4.

Except as otherwise provided by law or by the Certificate of Incorporation or by these Bylaws, at any meeting of stockholders the holders of a majority of the voting power of the outstanding shares of the Corporation entitled to vote generally in the election of directors (the Voting Stock), either present in person or represented by proxy, shall constitute a quorum for the transaction of any business at such meeting. The chairman of the meeting or a majority of the voting power of the shares of Voting Stock so represented may adjourn the meeting from time to time, whether or not there is such a quorum. No notice of the time and place of adjourned meetings need be given except as provided in the last paragraph of Section 2.3 of these Bylaws. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Voting

2.5.

Whenever directors are to be elected at a meeting, they shall be elected by a plurality of the votes cast at the meeting by the holders of stock entitled to vote for the election of directors. In all matters other than the election of directors, except as otherwise required by law or by the Certificate of Incorporation or by these Bylaws, the affirmative vote of the holders of a majority of the shares of stock present in person or represented by proxy and entitled to vote on the subject matter shall be the act of the stockholders.

Except as otherwise provided by law, or by the Certificate of Incorporation, each holder of record of stock of the Corporation entitled to vote on any matter at any meeting of stockholders shall be entitled to one vote for each share of such stock standing in the name of such holder on the stock ledger of the Corporation on the record date for the determination of the stockholders entitled to vote at the meeting.

Unless otherwise provided in the Certificate of Incorporation, the vote for directors shall be by written ballot; provided that the Board of Directors may authorize that such requirement of a written ballot may be satisfied by a ballot submitted by electronic transmission in accordance with the requirements of Section 211(e) of the DGCL. Otherwise the method of voting and the manner in which votes are counted shall be discretionary with the presiding officer at the meeting.

Proxies

2.6.

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. Such proxy must be filed with the Secretary of the Corporation or the Secretary’s representative at or before the time of the meeting.

Stockholder Action by Written Consent

2.7.

Any action required or permitted to be taken by the stockholders of the Corporation at an annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, by a consent or consents as permitted by Section 228 of the DGCL and delivered to the Corporation as required by Section 228(a) of the DGCL. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given by the Secretary of the Corporation to those stockholders who have not consented in writing and who are entitled to receive the same under Section 228(e) of the DGCL.

Fixing of Record Date

2.8.

The Board of Directors, by resolution, may fix a date for determining the stockholders of record, which record date shall not be earlier than the date of such resolution. The record date shall be determined as follows:

(a)

The record date for determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof shall not be more than 60 nor less than 10 days before the date of the meeting. If no such record date is fixed by the Board of Directors, the record date shall be the close of business on the day immediately preceding the day on which notice is given, or, if notice is waived, at the close of business on the day immediately preceding the day on which the meeting is held. The record date shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting.

(b)

The record date for determining the stockholders entitled to consent to corporate action in writing without a meeting shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no such record date is fixed by the Board of Directors, the record date shall be determined as follows:

(i)

if no prior action by the Board of Directors is required under the DGCL, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation pursuant to the requirements of Section 2.7 of these Bylaws; and

(ii)

if prior action by the Board of Directors is required under the DGCL, the record date shall be the close of business on the day on which the Board of Directors adopts a resolution taking such prior action.

(c)

The record date for determining the stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, shall be not more than 60 days prior to such action. If no such record date is fixed by the Board of Directors, the record date for determining the stockholders for any such purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

ARTICLE III

DIRECTORS

Number and Qualifications

3.1.

The entire Board of Directors shall consist of at least one (1) person and not more than nine (9) persons. The directors need not be stockholders of the Corporation. The number of directors may be changed by an amendment to these Bylaws.

Manner of Election

3.2.	The directors shall be elected as provided in Section 2.5 of these Bylaws.

Term of Office

3.3.

The term of office of each director shall be until the next annual meeting of the stockholders and until such director’s successor has been duly elected and has qualified or until such director’s earlier death, resignation or removal.

Duties and Powers; Committees

3.4.

The Board of Directors shall have control and management of the affairs and business of the Corporation. The directors may adopt such rules and regulations for the conduct of their meetings, for the conduct of stockholder meetings and the management of the Corporation as they may deem proper, not inconsistent with law or these Bylaws. The Board of Directors may designate one or more committees of the Board of Directors as the Board of Directors may determine, each committee to consist of one or more of the directors of the Corporation and to have such powers, authority and duties as shall from time to time be prescribed by the Board of Directors. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Meetings

3.5.

The Board of Directors shall meet for the election or appointment of officers and for the transaction of any other business as soon as practicable after the adjournment of the annual meeting of the stockholders, and other regular meetings of the Board of Directors shall be held at such times as the Board of Directors may from time to time determine.

At the written request of any two directors (or if the Board of Directors comprises of fewer than two directors, such fewer number of directors), the Board of Directors must call a special meeting of the Board of Directors to be held not more than seven days after receipt of such request.

Notice of Meetings

3.6.

No notice need be given of any regular meeting of the Board of Directors. Notice of special meetings shall be given to each director in person or by mail addressed to him at his last-known post office address, or by other means, at least two business days prior to the date of such meeting, specifying the time and place of the meeting and the business to be transacted thereat. Subject to Section 229 of the DGCL, at any meeting at which all of the directors shall be present, although held without notice, any business may be transacted which might have been transacted if the meeting had been duly called.

Place of Meeting

3.7.

The Board of Directors may hold its meetings either within or without the State of Delaware, at such place as may be designated in the notice of any such meeting and, in the absence of such designation, such meeting shall be held at the principal executive offices of the Corporation.

Quorum

3.8.

At any meeting of the Board of Directors, the presence of a majority of the total number of directors shall be necessary to constitute a quorum for the transaction of business. Should a quorum not be present, a lesser number may adjourn the meeting to some future time.

Voting

3.9.

At all meetings of the Board of Directors or any committee thereof, each director shall have one vote and the act of a majority present at a meeting at which a quorum is present shall be the act of the Board of Directors or of such committee.

Action Without a Meeting

3.10.

Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if all of the directors or all of the members of such committee, as the case may be, consent thereto in the manner provided in Section 141(f) of the DGCL, and such consent is filed with the minutes of proceedings of the Board of Directors or committee as required or permitted by Section 141(f) of the DGCL.

Compensation

3.11.

Each director shall be entitled to receive for attendance at each meeting of the Board of Directors or of any duly constituted committee thereof such compensation and/or expense reimbursement as is determined by the Board of Directors.

Vacancies

3.12.

Any vacancy occurring in the Board of Directors, whether by death, resignation or otherwise (including any newly created directorship), may be filled by a majority vote of the remaining directors, although less than a quorum, or by a sole remaining director. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation(s) shall become effective. The director thus chosen shall hold office for the unexpired term of such director’s predecessor, if any, and until the election and qualification of such director’s successor or until such director’s earlier death, resignation or removal.

Removal of Directors

3.13.

Any director may be removed either with or without cause, at any time, by a vote of the stockholders holding a majority of the voting power of the Voting Stock, at any special meeting called for that purpose, or at the annual meeting.

Resignation

3.14.	Any director may resign at any time, such resignation to be made in writing. Any such resignation shall take effect immediately, unless the resignation is stated to be effective at a future date.

ARTICLE IV

OFFICERS

Officers and Qualifications

4.1.

The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary, a Chief Financial Officer, and such other officers as the Board of Directors may determine. Any number of offices, except the offices of President and Secretary, may be held by the same person.

Election

4.2.	All officers of the Corporation shall be chosen by the Board of Directors at its meeting held immediately after the annual meeting of stockholders.

Term of Office

4.3.	Each officer shall hold office until such officer’s successor is duly elected and qualified, or until such officer’s earlier death, resignation or removal.

Resignation

4.4.

Any officer of the Corporation may resign at any time by giving written notice of such resignation to the Board of Directors, the President or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if no time is specified, upon receipt thereof by the Board of Directors or one of the above-named officers. Unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Removal of Officers

4.5.	Any officer may be removed either with or without cause by the vote of a majority of the Board of Directors.

Duties of Officers

4.6.

The duties, powers and authority of the officers of the Corporation shall be as follows and as shall hereafter be set by resolution of the Board of Directors, subject always to the direction of the Board of Directors.

President

(a)	Subject to such duties and powers, if any, as may be given by the Board of Directors to any other officer of the Corporation:

(i)	The President shall be the chief executive and administrative officer of the Corporation.

(ii)	The President shall present at each annual meeting of the stockholders and directors a report of the condition of the business of the Corporation.

(iii)	The President shall appoint, discharge, and fix the compensation of all employees and agents of the Corporation other than the duly elected officers, subject to the approval of the Board of Directors.

(iv)

The President shall enforce these Bylaws and perform all duties incident to such office and which are required by law, shall see that all orders and resolutions of the Board of Directors are carried into effect, and, generally, shall supervise and control the business and affairs of the Corporation.

(v)	The President shall have the power and authority to execute and deliver in the name and on behalf of the Corporation any and all duly authorized agreements, documents and instruments.

(vi)	The President shall cause all books, reports, statements, and certificates to be properly kept and filed as required by law.

(vii)

The President shall enforce these Bylaws and perform all duties incident to such office and which are required by law, and, generally, shall supervise and control the business and affairs of the Corporation.

(viii)	The President shall have the power and authority to execute and deliver in the name and on behalf of the Corporation any and all duly authorized agreements, documents and instruments.

Vice President

(b)

During the absence or incapacity of the President, the Vice President shall perform the duties of the President, and when so acting, he shall have all the powers and be subject to all the responsibilities of the office of President and shall perform such duties and functions as the Board of Directors may prescribe. In the event that there is more than one Vice President, the Vice Presidents shall fulfill the duties of the President in order of seniority of election.

Secretary

(c)	(i) The Secretary shall keep the minutes of the meetings of the Board of Directors and of the stockholders in appropriate books.

(ii)	The Secretary shall attend to the giving of notice of special meetings of the Board of Directors and of all the meetings of the stockholders of the Corporation.

(iii)	The Secretary shall be custodian of the records and seal of the Corporation and shall affix the seal to corporate papers when required.

(iv)

The Secretary shall keep at the principal executive offices of the Corporation a book or record continuing the names, alphabetically arranged, of all persons who are stockholders of the Corporation, showing their places of residence, the number and class of shares held by them respectively, and the dates when they respectively became the owners of record thereof. The Secretary shall keep such book or record and the minutes of the proceedings of its stockholders open daily during the usual business hours, for inspection, within the limits prescribed by law, by any person duly authorized to inspect such records.

(v)	The Secretary shall attend to all correspondence and present to the Board of Directors at its meetings all official communications received by the Secretary.

(vi)	The Secretary shall perform all other duties incident to the office of Secretary of the Corporation.

Chief Financial Officer

(d) (i)

The Chief Financial Officer shall have the care and custody of and be responsible for all the funds and securities of the Corporation, and shall deposit such funds and securities in the name of the Corporation in such banks or safe deposit companies as the Board of Directors may designate.

(ii)

The Chief Financial Officer shall make, sign, and endorse in the name of the Corporation all checks, drafts, notes, and other orders for the payment of money, and pay out and dispose of such under the direction of the President or the Board of Directors.

(iii)

The Chief Financial Officer shall keep at the principal executive offices of the Corporation accurate books of account of all its business and transactions and shall at all reasonable hours exhibit books and accounts to any director upon proper application at the office of the Corporation during business hours.

(iv)

The Chief Financial Officer shall render a report of the condition of the finances of the Corporation at each regular meeting of the Board of Directors and at such other times as shall be required, and shall make a full financial report at the annual meeting of the stockholders.

(v)	The Chief Financial Officer shall perform all other duties incident to the office of Chief Financial Officer of the Corporation.

Other Officers

(e)	Other officers shall perform such duties and have such powers and authority as may be assigned to them by the Board of Directors.

Vacancies

4.7.	All vacancies in any office may be filled by the Board of Directors, either at regular meetings or at a meeting specially called for that purpose.

Compensation of Officers

4.8.	The officers shall receive such salary or other compensation as may be fixed by the Board of Directors.

ARTICLE V

SEAL

5.1.	The seal of the Corporation shall be in a form approved by the Board of Directors.

ARTICLE VI

SHARES

Certificates

6.1.	The shares of the Corporation shall be issued in uncertificated form.

Subscriptions

6.2.

Subscriptions to or purchases of the shares of stock of the Corporation shall be paid at such times and in such installments as the Board of Directors may determine. If default shall be made in the payment of any installment as required by such resolution, the Board of Directors may declare the shares and all previous payments thereon forfeited for the use of the Corporation in the manner prescribed by the DGCL.

Transfer of Shares

6.3.	The shares of the Corporation shall be assignable and transferable only on the books and records of the Corporation by the holder of record, or by his duly authorized attorney.

Holder of Record

6.4.

Before due instruction requesting registration of transfer of uncertificated shares, the Corporation may treat the holder of record as the person exclusively entitled to vote, receive notifications and otherwise entitled to all the rights and powers of an owner, notwithstanding any notice to the contrary.

ARTICLE VII

DIVIDENDS

Declaration of Dividends

7.1.

The Board of Directors at any regular or special meeting may declare dividends payable out of legally available funds of the Corporation, whenever in the exercise of its discretion it may deem such declaration advisable. Such dividend may be paid in cash, property, or shares of the Corporation.

ARTICLE VIII

INDEMNIFICATION

Indemnification and Insurance

8.1.

Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (a proceeding), by reason of the fact that such person is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as an employee or agent of the Corporation or as a director, officer, partner, member, trustee, administrator, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan (an indemnitee), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the GCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time (ERISA), penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 8.2 of this Article VIII    with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors. The right to indemnification conferred in this Section 8.1 of this Article VIII    shall be a contract right and shall include the obligation of the Corporation to pay the expenses incurred in defending any such proceeding in advance of its final disposition (an advance of expenses); provided, however, that an advance of expenses incurred by an indemnitee shall be made only upon delivery to the Corporation of an undertaking (an undertaking), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section 8.1 of this Article VIII or otherwise.

8.2.

Any indemnification of a director or officer of the Corporation or advance of expenses (including attorneys’ fees, costs and charges) under Section 8.1 of this Article VIII shall be made promptly, and in any event within forty-five days (or, in the case of an advance of expenses, twenty days, provided that the director or officer has delivered the undertaking contemplated by Section 8.1 of this Article VIII ), upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this Article VIII is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved the request.

8.3.

To obtain indemnification under this Article VIII , a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the first sentence of this Section 8.3, a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (1) if requested by the claimant, by Independent Counsel (as hereinafter defined), or (2) if no request is made by the claimant for a determination by Independent Counsel, (i) by the Board of Directors by a majority vote of a quorum consisting of Disinterested Directors (as hereinafter defined), or (ii) if a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, such quorum of Disinterested Directors so directs, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant, or (iii) if a quorum of Disinterested Directors so directs, by the stockholders of the Corporation. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Independent Counsel shall be selected by the Board of Directors unless there shall have occurred within two years prior to the date of the commencement of the action, suit or proceeding for which indemnification is claimed a “Change in Control” (as defined below) in which case the Independent Counsel shall be selected by the claimant unless the claimant shall request that such selection be made by the Board of Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination. If the Corporation denies a written request for indemnification or advance of expenses, in whole or in part, or if payment in full pursuant to such request is not made within forty-five days (or, in the case of an advance of expenses, twenty days, provided that the director or officer has delivered the undertaking contemplated by Section 8.1 of this Article VIII ), the right to indemnification or advances as granted by this Article VIII shall be enforceable by the director or officer in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses where the undertaking required pursuant to Section 8.1 of this Article VIII , if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the GCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because such person has met the applicable standard of conduct set forth in the GCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The procedure for indemnification of other employees and agents for whom indemnification is provided pursuant to Section 8.1 of this Article VIII shall be the same procedure set forth in this Section 8.3 of this Article VIII for directors or officers, unless otherwise set forth in the action of the Board of Directors providing indemnification for such employee or agent.

8.4.

If a determination shall have been made pursuant to Section 8.3 of this Article VIII that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section 8.3 of this Article VIII .

8.5.

The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to Section 8.3 of this Article VIII that the procedures and presumptions of this Article VIII are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Article VIII .

8.6.

The rights to indemnification and to the advancement of expenses conferred in this Article VIII shall not be exclusive of any other right which any person may have or hereafter acquire under these By-laws or under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise. All rights to indemnification under this Article VIII shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Article VIII is in effect. Any repeal or modification of this Article VIII or any repeal or modification of relevant provisions of the GCL or any other applicable laws shall not in any way diminish any rights to indemnification of such director or officer or the obligations of the Corporation arising hereunder with respect to any proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such modification or repeal.

8.7.

The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the GCL.

8.8.

Any person serving as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture or other enterprise, at least 50% of whose equity interests are owned by the Corporation (a subsidiary for this Article VIII ) shall be conclusively presumed to be serving in such capacity at the request of the Corporation.

8.9.

Persons who after the date of the adoption of these By-laws become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Article VIII in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this Article VIII shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

8.10.

For purposes of this Article VIII , references to the Corporation shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VIII with respect to the resulting or surviving Corporation as he or she would have with respect to such constituent Corporation if its separate existence had continued.

8.11.

If this Article VIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person entitled to indemnification under Section 8.2 of this Article VIII as to all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, penalties, fines, ERISA excise taxes and penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification is available to such person pursuant to this Article VIII to the fullest extent permitted by any applicable portion of this Article VIII that shall not have been invalidated and to the fullest extent permitted by applicable law.

8.12.

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the GCL or the Corporation’s Certificate of Incorporation or these By-laws (as either may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrines shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the United States District Court for the District of Delaware).

8.13.	For purposes of this Article VIII :

(a)	Disinterested Director means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

(b)

Independent Counsel means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Article VIII .

(c)

Change in Control has the meaning given such term in the GCP Applied Technologies Inc. Equity and Incentive Plan, as amended and restated on July 29, 2020, as the same may be amended or superseded from time to time.

8.14.

Any notice, request or other communication required or permitted to be given to the Corporation under this Article VIII shall be in writing and either delivered in person or sent by facsimile transmission, email, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

ARTICLE IX

AMENDMENTS

Manner of Amending

9.1.

The Bylaws may be altered, amended or repealed, or new Bylaws adopted by a majority of the entire Board of Directors at a regular or special meeting of the Board, or any unanimous written consent in lieu thereof taken in accordance with Section 3.10 of these Bylaws and Section 141(f) of the DGCL. However, any Bylaws adopted by the Board may be altered, amended, or repealed by the stockholders.

ARTICLE X

MISCELLANEOUS

Waiver of Notice

10.1.

Whenever notice is required to be given by the Certificate of Incorporation, these Bylaws or any provision of the DGCL, a written waiver thereof, signed by the person entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time required for such notice, shall be deemed to be equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any such written waiver of notice or any waiver by electronic transmission.

Fiscal Year

10.2.	The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

*        *        *         *        END OF BYLAWS        *        *        *        *

EXHIBIT C

RIGHTS PLAN AMENDMENT

Exhibit 4.1

EXECUTION VERSION

SECOND AMENDMENT

TO

RIGHTS AGREEMENT

THIS SECOND AMENDMENT TO RIGHTS AGREEMENT (this “Amendment”), dated as of December 5, 2021, to the Rights Agreement, dated as of March 15, 2019 (the “Rights Agreement”), as amended on March 13 2020, by and between GCP Applied Technologies Inc., a Delaware corporation (the “Company”), and Equiniti Trust Company, as rights agent (the “Rights Agent”), shall be effective immediately prior to the Company’s entry into that certain Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”) to be entered into by and among the Company, Cyclades Parent, Inc., a Delaware corporation, Cylades Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Parent, and, solely for purposes of Section 8.13 of the Merger Agreement, Compagnie de Saint-Gobain S.A., a société anonyme organized under the laws of France; provided, however, if (i) the Merger Agreement is not executed as of even date herewith, or (ii) the Merger Agreement is validly terminated in accordance with the terms thereof prior to the Effective Time (as defined therein), then this Amendment shall terminate, upon either such occurrence, and shall be of no further force and effect. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings given them in the Rights Agreement.

WHEREAS, the Company and the Rights Agent have executed and entered into the Rights Agreement;

WHEREAS, Section 27 of the Rights Agreement provides, among other things, that the Company may, and the Rights Agent shall, if directed by the Company, from time to time supplement or amend the Agreement without the approval of any holders of Rights Certificates to make any provisions with respect to the Rights which the Company may deem necessary or desirable (provided, among other things, that, from and after such time as any Person becomes an Acquiring Person, certain conditions must be met);

WHEREAS, to the knowledge of the Company, no Person has become an Acquiring Person;

WHEREAS, in connection with the execution of the Merger Agreement and in accordance with the terms of the Merger Agreement, the Board of Directors of the Company deems it is advisable and in the best interests of the Company and its stockholders to amend the Rights Agreement as set forth herein;

WHEREAS, the Company has provided an Officer’s Certificate in compliance with the terms of Section 27 of the Rights Agreement; and

WHEREAS, pursuant to and in accordance with the Rights Agreement, the Company desires to amend the Rights Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, and intending to be legally bound, there parties hereto amend the Rights Agreement is hereby amended as follows:

1.	Amendments.

1.1. Section 1(a) of the Rights Agreement is hereby amended by adding the following sentences to the end of such Section 1(a):

Notwithstanding anything in this Agreement to the contrary, none of Guarantor, Parent, Merger Sub or any of their respective Affiliates or Associates (collectively, the “Parent Group”) shall be deemed to be an Acquiring Person, either individually or collectively, by virtue of or as a result of (i) the approval, adoption, execution, delivery and, if applicable, any amendment, of the Merger Agreement or the Voting Agreements, (ii) the acquisition or the right to acquire beneficial ownership of the Common Shares as a result of the execution and entry of the Merger Agreement by the parties thereto, (iii) the execution and entry of the Voting Agreements by the respective parties thereto, (iv) the exercise by Parent of its rights under the Merger Agreement and the Voting Agreements, or (v) the public announcement and consummation of the Merger or any of the other transactions contemplated by the Merger Agreement or the Voting Agreements (the “Permitted Events”).

1.2. Section 1(d) of the Rights Agreement is hereby amended by inserting the following sentence at the end of such Section 1(d):

Notwithstanding anything in this Section 1(d) or this Agreement to the contrary, the Parent Group, either individually or together, shall not be, and shall not be deemed to be, a ‘Beneficial Owner’ of, or to ‘Beneficially Own,’ any securities solely by virtue of, or as a result of, any Permitted Event.

1.3. Section 1 shall be amended by adding the following new paragraph (dd) at the end thereof:

(dd) The following additional terms shall have the meanings indicated:

(i) “Guarantor” shall mean Compagnie de Saint-Gobain S.A., a société anonyme organized under the laws of France.

(ii) “Parent” shall mean Cyclades Parent, Inc., a Delaware corporation.

(iii) “Voting Agreement” has the meaning ascribed to such term in the Merger Agreement.

(iv) “Effective Time” has the meaning ascribed to such term in the Merger Agreement.

(v) “Merger” shall mean the merger of Merger Sub with and into the Company pursuant to and in accordance with the terms of the Merger Agreement.

(vi) “Merger Agreement” shall mean that certain Agreement and Plan of Merger to be entered into on the date hereof by and among the Company, Parent and Merger Sub, as amended from time to time in accordance with the terms thereof.

(vii) “Merger Sub” shall mean Cylades Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent.

1.4. Section 7(a) shall be amended and restated in its entirety as follows:

(a) The registered holder of any Right Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein), in whole or in part, at any time after the Distribution Date, upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof properly completed and duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each one one-hundredth of a Preferred Share as to which the Rights are exercised, at or prior to the earliest of (i) the Close of Business on March 14, 2023 (the “Final Expiration Date”), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the “Redemption Date”), (iii) the time at which such Rights are exchanged as provided in Section 24 hereof, (iv) the time at which the Rights expire in connection with the consummation of a Qualifying Offer as provided in Section 23(d) hereof or (v) the time immediately prior to the Effective Time (but subject to the occurrence of the Effective Time) (such earliest date, the “Expiration Date”). From such time as the Rights are no longer exercisable hereunder, none of the parties to this Agreement shall have any further duties, obligations or liabilities hereunder except as expressly stated herein.

1.5. The following is added as a new Section 36 of the Rights Agreement:

Section 36. Termination Upon Expiration Date. Notwithstanding anything to the contrary in this Agreement, upon the Expiration Date and without any further action by the Rights Agent, the Company, Guarantor, Parent, Merger Sub or any current or former holder of Rights, (i) this Agreement, the Rights, and any right to exercise the Rights provided for hereunder shall terminate and be void and of no further force or effect, and (ii) the Rights outstanding immediately prior to the Expiration Date shall expire in their entirety and the holders of such Rights shall not be entitled to any benefits, payments, rights or other interests under this Agreement, including, without limitation, the right to purchase or otherwise acquire Preferred Shares or any other securities of the Company. The Company will notify in writing the Rights Agent of the occurrence of the Effective Time. The Rights Agent will not be deemed to have knowledge of the Effective Time unless and until it has received such written notice.

1.6. The following is added as a new Section 37 of the Rights Agreement:

Section 37. Exception for Merger Agreement. Notwithstanding anything to the contrary in this Agreement, none of the execution, delivery or performance of the Merger Agreement or the Voting Agreements, or the public announcement or the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement or the Voting Agreements, shall result in a Shares Acquisition Date or Distribution Date or in any way permit any Rights to be exercised pursuant to Section 7, Section 11(a)(ii) or Section 13, or otherwise for consideration or exchanged pursuant to Section 24. Nothing in this Agreement shall be construed to give any holder of Rights or any other Person any legal or equitable rights, remedy or claim under this Agreement in connection with the execution, delivery or performance of the Merger Agreement or the Voting Agreements, or the Merger or any of the other transactions contemplated by the Merger Agreement or the Voting Agreements.

2. Effect of Amendment. In accordance with the resolutions adopted by the Board, the amendments to the Rights Agreement set forth above are effective as of immediately prior to the execution and delivery of the Merger Agreement by the parties thereto. Except as expressly amended hereby, the Rights Agreement shall remain in full force and effect in accordance with its terms. Each reference in the Rights Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Rights Agreement, and each reference in any other document to “the Rights Agreement,” “thereunder,” “thereof” or words of like import referring to the Rights Agreement, shall mean and be a reference to the Rights Agreement as amended, changed or modified by this Amendment.

3. Benefits of Amendment. Nothing in this Amendment shall be construed to give to any Person or corporation other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares) any legal or equitable right, remedy or claim under this Amendment; but this Amendment shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the Common Shares).

4. Severability. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The parties hereto further agree to replace such invalid, void or unenforceable provision of this Amendment with a valid, legal and enforceable provision that carries out the parties’ intentions to the greatest lawful extent under this Amendment.

5. Governing Law. This Amendment shall be deemed to be a contract made under the internal laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

6. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A signature to this Amendment transmitted electronically shall have the same authority, effect, and enforceability as an original signature.

7. Descriptive Headings. Descriptive headings of the several Sections of this Amendment are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to the Rights Agreement to be duly executed, as of the day and year first above written.

GCP APPLIED TECHNOLOGIES INC.

By:	/s/ Michael W. Valente
Name:	Michael W. Valente
Title:	Vice President, General Counsel and Secretary

[Signature Page to Second Amendment to Rights Plan]

EQUINITI TRUST COMPANY, as Rights Agent

By:	/s/ Martin J. Knapp
Name: Martin J. Knapp
Title: SVP, Relationship Director

[Signature Page to Second Amendment to Rights Plan]

Exhibit 99.1

Execution Version

This VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of December 5, 2021, is by and among Cyclades Parent, Inc., a Delaware corporation (“Parent”), Cyclades Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and the Persons set forth on Schedule I attached hereto (each, a “Stockholder”).

WHEREAS, each Stockholder is, as of the date hereof, the record and/or beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which meaning will apply for all purposes of this Agreement) of the number of shares of common stock (each, a “Share” and collectively, the “Shares”) of GCP Applied Technologies Inc., a Delaware corporation (the “Company”), as set forth opposite the name of such Stockholder on Schedule I hereto; and

WHEREAS, Parent, Merger Sub, the Company and solely for the purposes of Section 8.13 thereof, Compagnie de Saint-Gobain S.A. (“Guarantor”) have entered into an Agreement and Plan of Merger, dated as of the date hereof, in the form attached hereto as Exhibit A and as may be amended, supplemented or otherwise modified from time to time (the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into the Company (the “Merger”) upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used herein without definition shall have the respective meanings specified in the Merger Agreement).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

Section 1

Representations and Warranties of Stockholder.

Each Stockholder hereby severally and jointly represents and warrants to Parent and Merger Sub as follows:

(a) As of the time of execution of this Agreement, such Stockholder (i) is the beneficial owner of the Shares set forth opposite such Stockholder’s name on Schedule I to this Agreement (together with any Shares or other Equity Interests of the Company, which such Stockholder may beneficially own at any time in the future during the term of this Agreement, such Stockholder’s “Stockholder Securities”); provided, however, that the Stockholder Securities of such Stockholder shall not include any Shares or other Equity Interests of the Company that such Stockholder Transfers following the date of this Agreement pursuant to Section 3(a) hereof, and (ii) except as set forth in Schedule I to this Agreement, neither holds nor has any beneficial ownership interest in any other Shares or other Equity Interests of the Company.

(b) This Agreement has been duly executed and delivered by such Stockholder and, assuming this Agreement constitutes a legal, valid and binding obligation of Parent and Merger Sub, this Agreement constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to bankruptcy, insolvency (including all applicable legal requirements relating to fraudulent transfers), reorganization, moratorium and similar legal requirements of general applicability relating to or affecting creditors’ rights and subject to general principles of equity.

(c) Neither the execution and delivery of this Agreement nor the consummation by such Stockholder of the transactions contemplated hereby will result in a material violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which such Stockholder is a party or by which such Stockholder or Stockholder’s assets are bound, except for such material violations, defaults or conflicts as would not prevent or materially delay such Stockholder’s performance of its obligations under this Agreement. Assuming all notifications, filings, registrations, permits, authorizations, consents and approvals to be obtained or made by the Company, Parent or Merger Sub in connection with the Merger Agreement and the Company’s performance of its obligations under the Merger Agreement, the consummation by such Stockholder of the transactions contemplated hereby will not (i) materially violate any provision of any decree, order or judgment applicable to such Stockholder, (ii) require any consent, approval, or notice under any legal requirements applicable to such Stockholder, other than as required under the Exchange Act and the rules and regulations promulgated thereunder and other than such consents, approvals and notices that, if not obtained, made or given, would not prevent or materially delay such Stockholder’s performance of its obligations under this Agreement, or (iii) if such Stockholder is an entity, materially violate any provision of such Stockholder’s organizational documents, except in each such case as would not prevent, impair or materially delay such Stockholder’s performance of its obligations under this Agreement.

(d) The Stockholder Securities and the certificates, if any, representing the Stockholder Securities owned by such Stockholder are now, and at all times during the term hereof will be, held by such Stockholder or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens and encumbrances, except for any such liens or encumbrances arising hereunder, any applicable restrictions on transfer under the Securities Act and any liens or encumbrances that would not impair such Stockholder’s ability to perform its obligations hereunder (collectively, “Permitted Encumbrances”).

(e) Such Stockholder has full voting power, with respect to all of the Stockholder Securities, including power of disposition, power to issue instructions with respect to the matters set forth herein, and power to agree to all of the matters set forth in this Agreement. The Stockholder Securities of such Stockholder are not subject to any proxy, voting trust or other agreement, arrangement or restriction with respect to the voting of such Stockholder Securities.

(f) As of the time of execution of this Agreement, there is no Proceeding pending or, to the actual knowledge of such Stockholder, threatened against such Stockholder at law or equity before or by any Governmental Entity that would reasonably be expected to materially impair or delay the performance by such Stockholder of its obligations under this Agreement or otherwise materially adversely impact such Stockholder’s ability to perform its obligations hereunder.

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(g) No broker, investment bank, financial advisor or other person is entitled to any broker’s, finder’s, financial adviser’s or similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Stockholder (it being understood that arrangements of the Company or its other affiliates shall not be deemed to be an arrangement of such Stockholder).

(h) Except for the representations and warranties expressly set forth in this Section 1 hereof, such Stockholder does not make any express or implied representation or warranty with respect to such Stockholder or with respect to any other information provided, or made available, to Parent, Merger Sub, or their respective Representatives or affiliates in connection with this Agreement, including the accuracy or completeness thereof. Such Stockholder acknowledges that none of Parent, Merger Sub, nor any Person on behalf of the foregoing, makes, and such Stockholder has not relied upon, any express or implied representation or warranty with respect to Parent, Merger Sub, or any of their respective Subsidiaries or with respect to any other information provided to such Stockholder in connection with this Agreement including the accuracy or completeness thereof other than the representations and warranties contained in Section 2 hereof. Such Stockholder acknowledges and agrees that, to the fullest extent permitted by applicable Law, Parent, Merger Sub, and their respective Subsidiaries, affiliates, stockholders, controlling persons or Representatives shall not have any liability or responsibility whatsoever to such Stockholder, or its respective affiliates, stockholders, controlling persons or Representatives on any basis (including in contract or tort, under federal or state securities Laws or otherwise) based upon any information (including any statement, document or agreement delivered pursuant to this Agreement) provided or made available or statements made (or any omissions therefrom), to such Stockholder, or any of its respective affiliates, stockholders, controlling persons or Representatives, except as and only to the extent expressly set forth in Section 2 hereof.

Section 2

Representations and Warranties of Parent and Merger Sub.

Each of Parent and Merger Sub hereby jointly and severally represents and warrants to each Stockholder as follows:

(a) Each of Parent and Merger Sub is an entity duly organized, validly existing and in good standing under the laws of the State of Delaware and each of Parent and Merger Sub has the corporate power and authority to execute and deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, and each has taken all necessary action to duly authorize the execution, delivery and performance of this Agreement.

(b) This Agreement has been duly authorized, executed and delivered by each of Parent and Merger Sub, and, assuming this Agreement constitutes legal, valid and binding obligations of the other parties hereto, constitute the legal, valid and binding obligations of each of Parent and Merger Sub, are enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency (including all legal requirements relating to fraudulent transfers), reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and subject to general principles of equity.

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(c) Assuming all notifications, filings, registrations, permits, authorizations, consents and approvals to be obtained or made by the Company, Parent or Merger Sub in connection with the Merger Agreement and the Company’s performance of its obligations under the Merger Agreement, the consummation by Parent and Merger Sub of the transactions contemplated hereby will not: (i) cause a violation, or a default, by Parent or Merger Sub of any applicable legal requirement or decree, order or judgment applicable to Parent or Merger Sub, or to which either Parent or Merger Sub is subject; or (ii) conflict with, result in a breach of, or constitute a default on the part of Parent or Merger Sub under any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which either Parent or Merger Sub is a party or by which either Parent or Merger Sub or their respective assets are bound, except for such violations, defaults or conflicts as would not, individually or in the aggregate, prevent or materially delay the performance by either Parent or Merger Sub under this Agreement.

(d) Except for the representations and warranties expressly set forth in this Section 2 hereof, neither Parent nor Merger Sub make any express or implied representation or warranty with respect to Parent or Merger Sub or with respect to any other information provided, or made available, to any Stockholder, or its respective Representatives or affiliates in connection with this Agreement, including the accuracy or completeness thereof. Each of Parent and Merger Sub acknowledges that no Stockholder, nor any Person on behalf of any Stockholder, makes, and none of Parent or Merger Sub has relied upon, any express or implied representation or warranty with respect to any Stockholder or any of its respective Subsidiaries or with respect to any other information provided to Parent or Merger Sub in connection with this Agreement including the accuracy or completeness thereof other than the representations and warranties contained in Section 1 hereof. Each of Parent and Merger Sub acknowledges and agrees that, to the fullest extent permitted by applicable Law, each Stockholder, and its respective Subsidiaries, affiliates, stockholders, controlling persons or Representatives shall not have any liability or responsibility whatsoever to Parent, Merger Sub, any Parent Subsidiary, or their respective affiliates, stockholders, controlling persons or Representatives on any basis (including in contract or tort, under federal or state securities Laws or otherwise) based upon any information (including any statement, document or agreement delivered pursuant to this Agreement) provided or made available or statements made (or any omissions therefrom), to Parent, Merger Sub, any Parent Subsidiary, or any of their respective affiliates, stockholders, controlling persons or Representatives, except as and only to the extent expressly set forth in Section 1 hereof.

Section 3

Transfer of the Shares; Other Actions.

(a) Prior to the earlier of (i) the Termination Date and (ii) the date on which the Company Stockholder Approval shall have been obtained, except in the case where Parent has provided its prior written consent (not to be unreasonably withheld, conditioned or delayed), each Stockholder shall not, and shall cause each of its affiliates not to: (i) transfer, assign, sell, gift-over, hedge, pledge or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution) of, or create any lien or encumbrance (other than Permitted Encumbrances) (a “Transfer”) on, any rights relating to any or all of such

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Stockholder’s Stockholder Securities (including any rights arising in connection with or relating to any Rights); (ii) enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer; (iii) grant any proxy, power-of-attorney or other authorization or consent with respect to any of the Stockholder Securities with respect to any matter that is in contravention of the obligations of such Stockholder under this Agreement with respect to the Stockholder Securities; (iv) deposit any of the Stockholder Securities into a voting trust, or enter into a voting agreement or arrangement with respect to any of the Stockholder Securities, in contravention of the obligations of Stockholder under this Agreement; or (v) knowingly take or cause the taking of any other action that would materially restrict or prevent the performance of such Stockholder’s obligations hereunder; provided, however, that notwithstanding any of the foregoing, the disposition of any Stockholder Securities to an unaffiliated third party pursuant to the termination by an investor (that is not an affiliate of such Stockholder and which such Stockholder does not have the right to prevent from terminating such account and requiring such Transfer) of an account managed by a Stockholder shall not be deemed a Transfer and, to the extent applicable, shall be treated as Permitted Encumbrance for purposes of this Agreement. Notwithstanding the foregoing, any Transfer of Stockholder Securities to an affiliate of such Stockholder shall be permitted, but only if, in each case, prior to the effectiveness of such Transfer, the transferee agrees in writing to be bound by the applicable terms hereof (unless such transferee is a Stockholder) and notice of such Transfer is delivered to Parent pursuant to Section 8(a) hereof.

(b) Each Stockholder agrees that it will not exercise any dissenter’s rights available to Stockholder with respect to the Merger pursuant to Section 262 of the DGCL.

(c) Prior to the earlier of the Termination Date and the date on which the Company Stockholder Approval shall have been obtained, each Stockholder (in its or his capacity as a stockholder of the Company) shall not, shall cause each of its or his controlled affiliates not to, and shall use reasonable best efforts to cause each person that controls such Stockholder (each, a “Representative”) not to, directly or indirectly, (i) solicit, initiate, knowingly encourage or knowingly facilitate any inquiries regarding, or the making of any proposal or offer that constitutes, an Acquisition Proposal, (ii) engage in, continue or otherwise participate in any discussions or negotiations, or furnish to any other person any non-public information, in each case, in connection with or for the purpose of encouraging or facilitating, an Acquisition Proposal (other than, solely in response to an unsolicited inquiry, to refer the inquiring person to this Section 3(c) and to limit its or his conversation or other communication exclusively to such referral), or (iii) approve or enter into any letter of intent or similar document, agreement, commitment, or agreement in principle (whether written or oral, binding or nonbinding) with respect to an Acquisition Proposal; provided, that nothing herein shall prohibit any Stockholder or any of its or his controlled Affiliates or Representatives from participating in any discussions or negotiations with respect to a possible voting and support agreement in connection with an Acquisition Proposal in the event that the Company becomes permitted to take the actions set forth in Section 5.3(b) of the Merger Agreement with respect to such Acquisition Proposal.

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(d) For purposes of this Agreement, the term “affiliate” shall have the meaning assigned to “affiliate” in the Merger Agreement, but shall not include any entity whose equity securities are registered under the Exchange Act (or are publicly traded in a foreign jurisdiction), solely by reason of the fact that one or more nominees or representatives of any of the Stockholders serves as a member of its board of directors or similar governing body, unless the Stockholders or their affiliates otherwise control such entity. For purposes of this Agreement, the Company shall not be deemed to be an affiliate of any of the Stockholders.

Section 4

Agreement to Vote

(a) Without in any way limiting Stockholder’s right to vote its Stockholder Securities in its sole discretion on any other matters that may be submitted to a stockholder vote of the Company, consent or other approval, at every annual, special or other meeting of the Company’s stockholders called, and at every adjournment or postponement thereof, such Stockholder (in such Stockholder’s capacity as a holder of the Stockholder Securities) shall, or shall cause the holder of record of such Stockholder’s Stockholders Securities on any applicable record date to, (i) appear at each such meeting or otherwise cause all of the Stockholder Securities of such Stockholder entitled to vote to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted) all of the Stockholder Securities beneficially owned by Stockholder and entitled to vote (A) in favor of (1) the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement and (2) in favor of any proposal to adjourn or postpone such meeting of the Company’s stockholders to a later date if there are not sufficient votes to adopt the Merger Agreement, ((1) and (2) the “Transaction Matters”), and (B) against (x) any action or agreement which the Company Board recommends voting against and which would reasonably be expected to result in any of the conditions to consummate the Merger set forth in Article VI of the Merger Agreement either not being satisfied or being materially impaired or delayed in being able to be satisfied, and (y) any Acquisition Proposal.

(b) Notwithstanding the foregoing, each Stockholder shall retain at all times the right to vote the Stockholder Securities held by it in its sole discretion and without any other limitation on those matters other than those set forth in Section 4(a)(ii) hereof that are at any time or from time to time presented for consideration to the Company’s stockholders, including in connection with the election of directors, and no Stockholder shall be required to vote (or cause to be voted) any of such Stockholder’s Shares to amend the Merger Agreement (including any exhibit thereto) or take any action that could result in the amendment or modification, or a waiver of a provision therein, in any such case, in a manner that alters or changes (in a manner adverse to the Company or the Stockholder) the amount or kind of the consideration to be paid or that would result in termination of this Agreement pursuant to Section 6 hereof.

Section 5

Directors and Officers.

Notwithstanding any provision of this Agreement to the contrary, this Agreement shall apply to each Stockholder solely in such Stockholder’s capacity as a holder of the Stockholder Securities and not in the capacity of such Stockholder, or the capacity of any partner, officer, employee or affiliate of such Stockholder, as a director, officer or

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employee of the Company or any of its Subsidiaries or in such Stockholder. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall (or require any Stockholder or any partner, officer, employee or affiliate of such Stockholder to attempt to) limit or restrict any actions or omissions of a director and/or officer of the Company or any of its Subsidiaries, including, without limitation, in the exercise of his or her fiduciary duties as a director and/or officer of the Company or any of its Subsidiaries or prevent or be construed to create any obligation or restriction on the part of any director and/or officer of the Company or any of its Subsidiaries from taking any action in his or her capacity as such director or officer.

Section 6

Termination.

(a) This Agreement, and all rights and obligations of the parties hereunder, shall terminate immediately without any notice or other action by any Person, upon the earliest to occur of the following (the date of such termination, the “Termination Date”):

(i) termination of the Merger Agreement in accordance with its terms;

(ii) the Effective Time;

(iii) any Change of Board Recommendation effected by the Company Board in accordance with the terms and conditions of Section 5.3 of the Merger Agreement;

(iv) the Outside Date (as defined in the Merger Agreement, and as it may be extended from time to time in accordance with the terms of the Merger Agreement until March 6, 2023);

(v) any change to the terms of the Merger without the prior written consent of each Stockholder that (A) reduces the Merger Consideration with respect to the Shares or any consideration otherwise payable with respect to the Shares beneficially owned by such Stockholder (subject to adjustments in compliance with Section 2.6 of the Merger Agreement), (B) changes the form of consideration payable in the Merger or any consideration otherwise payable with respect to the Shares beneficially owned by such Stockholder, (C) modifies the closing conditions set forth in Article 6 of the Merger Agreement in a manner adverse to the interest of the Stockholders, (D) modifies the definition of “Outside Date” under the Merger Agreement in a manner adverse to the interest of the Stockholders or (E) modifies Article II of the Merger Agreement in a manner adverse to the interests of the Stockholders; or

(vi) the mutual written consent of Parent and each Stockholder.

(b) Upon termination of this Agreement, all obligations of the parties under this Agreement will terminate ab initio, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no Person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof, provided, however, that the termination of this Agreement shall not relieve any party hereto from liability from any willful and material breach of this

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Agreement prior to such termination; provided, further, that this Section 6(b) and Section 8 hereof shall survive the termination of this Agreement; provided, further, that in the event the Company Stockholder Approval shall have occurred, no party hereto shall not have any liability or other obligation hereunder.

Section 7

Public Announcements.

Parent, Merger Sub and each Stockholder (in its capacity as a stockholder of the Company and signatory to this Agreement) shall only make public announcements regarding this Agreement and the transactions contemplated hereby that are consistent with the public statements made by the Company and Parent in connection with this Agreement, the Merger Agreement and the transactions contemplated thereby. Parent and their respective affiliates are authorized to disclose such Stockholder’s identity and such Stockholder’s holding of the Stockholder Securities and the nature of its commitments and obligations under this Agreement in any disclosure required by the SEC or other Governmental Entity with respect to the Merger, Company, Parent, Merger Sub or their respective affiliates (including the Proxy Statement) and in the press release announcing the Merger (subject in each case to written consent of such Stockholder (not to be unreasonably withheld, conditioned or delayed)). Each Stockholder agrees promptly to give to Parent, after written request therefor, any information required to be disclosed pursuant to United States securities laws in such disclosure documents, and shall consider in good faith any requests to provide information required under any other laws. Parent consents to and authorizes the publication and disclosure by each Stockholder of the nature of its commitments and obligations under this Agreement and such other matters as may be required in connection with this Agreement, the Merger Agreement, the Merger or the other transactions contemplated by this Agreement or the Merger Agreement, in any Form 4, Schedule 13D, Schedule 13G or other disclosure required by the SEC or other Governmental Entity to be made by any Stockholder in connection with this Agreement.

Section 8

Miscellaneous.

(a) Notices. Any notices or other communications to any party required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) on the fifth Business Day after dispatch by registered or certified mail, (b) on the next Business Day if transmitted by national overnight courier, (c) on the date delivered if sent by email during normal business hours of the recipient (with written confirmation of transmission provided) and on the next Business Day if sent after normal business hours of the recipient or (d) when delivered by hand (with written confirmation of receipt), to Parent in accordance with Section 8.3 of the Merger Agreement and, with respect to each Stockholder to:

Starboard Value LP

777 Third Avenue, 18th Floor

New York, NY 10017

Attention: Peter A. Feld

Email: pfeld@starboardvalue.com

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with a copy to (which shall not constitute notice):

Olshan Frome Wolosky LLP

1325 Avenue of the Americas

New York, NY 10019

Attention: Steve Wolosky

       Andrew Freedman

Facsimile: (212) 451-2222

Email:      swolosky@olshanlaw.com

       afreedman@olshanlaw.com

(b) Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(c) Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Any such counterpart, to the extent delivered by electronic mail, will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

(d) Entire Agreement, No Third-Party Beneficiaries. This Agreement (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties, with respect to the subject matter hereof and thereof and (ii) is not intended to confer, nor shall it confer, upon any Person other than the parties hereto any rights or remedies or benefits of any nature whatsoever.

(e) Governing Law, Jurisdiction. This Agreement is governed by and construed in accordance with the laws of the State of Delaware. Each of the parties hereto (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Proceeding relating to this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 8(a) hereof or in such other manner as may be permitted by applicable law, and nothing in this Section 8(e) will affect the right of any party hereto to serve legal process in any other manner permitted by applicable law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement or the transactions contemplated hereby; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Proceeding

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arising out of or related to this Agreement or the transactions contemplated hereby will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Proceeding in the Chosen Courts or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (vi) agrees that it will not bring any Proceeding relating to this Agreement or the transactions contemplated hereby in any court other than the Chosen Courts. Each of the parties hereto agrees that a final judgment in any Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

(f) Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 8(f).

(g) Assignment. No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties hereto, except that Parent and Merger Sub will have the right to assign all or any portion of their respective rights and obligations pursuant to this Agreement to any party to whom they have assigned the Merger Agreement. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

(h) Severability of Provisions. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

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(i) Specific Performance. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties hereto do not perform the provisions of this Agreement (including any party hereto failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The parties hereto acknowledge and agree that the parties hereto will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches, and in response to threatened breaches, of this Agreement and to enforce specifically the terms and provisions hereof. It is accordingly agreed that each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity and any party hereto seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each party hereto irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security.

(j) Amendment. No amendment or modification of this Agreement shall be effective unless it shall be in writing and signed by each of the parties hereto, and no waiver or consent hereunder shall be effective against any party hereto unless it shall be in writing and signed by such party.

(k) Binding Nature. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and permitted assigns.

(l) No Presumption. This Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.

(m) No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to the Stockholder Securities. All rights, ownership and economic benefits of and relating to the Stockholder Securities shall remain vested in and belong to Stockholder, and neither Parent nor Merger Sub shall have any authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct any Stockholder in the voting of any of the Stockholder Securities, except as otherwise specifically provided herein.

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IN WITNESS WHEREOF, Parent, Merger Sub and the undersigned have caused this Agreement to be executed as of the date first written above by their respective officers or managers thereunto duly authorized.

Parent:

CYCLADES PARENT, INC.

By:	/s/ Mark Rayfield
Name: Mark Rayfield
Title: President

Merger Sub:

CYCLADES MERGER SUB, INC.

By:	/s/ Mark Rayfield
Name: Mark Rayfield
Title: President

Signature Page to Voting and Support Agreement

Starboard Value LP

By: Starboard Value GP LLC, its general partner

By:	/s/ Peter A. Feld

Name:	Peter A. Feld
Title:	Authorized Signatory

Starboard Value and Opportunity Master Fund Ltd

By: Starboard Value LP, its investment manager

By:	/s/ Peter A. Feld

Name:	Peter A. Feld
Title:	Authorized Signatory

Starboard Value and Opportunity Master Fund L LP

By: Starboard Value L LP, its general partner

By:	/s/ Peter A. Feld

Name:	Peter A. Feld
Title:	Authorized Signatory

Starboard Value and Opportunity C LP

By: Starboard Value R LP, its general partner

By:	/s/ Peter A. Feld
Name:	Peter A. Feld
Title:	Authorized Signatory

Starboard Value and Opportunity S LLC

By: Starboard Value LP, its manager

By:	/s/ Peter A. Feld
Name:	Peter A. Feld
Title:	Authorized Signatory

Starboard Value R LP By: Starboard Value R GP LLC, its general partner

By:	/s/ Peter A. Feld
Name:	Peter A. Feld
Title:	Authorized Signatory

Starboard Value L LP By: Starboard Value R GP LLC, its general partner

By:	/s/ Peter A. Feld
Name:	Peter A. Feld
Title:	Authorized Signatory

Starboard Value GP LLC

By: Starboard Principal Co LP, its member

By:	/s/ Peter A. Feld
Name:	Peter A. Feld
Title:	Authorized Signatory

Starboard Principal Co LP By: Starboard Principal Co GP LLC, its general partner

By:	/s/ Peter A. Feld
Name:	Peter A. Feld
Title:	Authorized Signatory

Starboard Principal Co GP LLC Starboard Value R GP LLC

By:	/s/ Peter A. Feld
Name:	Peter A. Feld
Title:	Authorized Signatory

Peter A. Feld Jeffrey C. Smith

By:	/s/ Peter A. Feld
Name:	Peter A. Feld
Title:	Individually and As Attorney-in-Fact for Jeffrey C. Smith

Schedule I

Name	Shares
Starboard Value and Opportunity Master Fund Ltd (“Starboard”)	4,201,356 Shares beneficially owned directly, which includes 1,000 Shares held in record name

Starboard Value and Opportunity S LLC (“Starboard S LLC”)	635,161 Shares beneficially owned directly

Starboard Value and Opportunity C LP (“Starboard C LP”)	365,924 Shares beneficially owned directly

Starboard Value and Opportunity Master Fund L LP (“Starboard L Master”)	309,732 Shares beneficially owned directly

Starboard Value L LP	309,732 Shares (consisting of the Shares beneficially owned directly by Starboard L Master)

Starboard Value R LP	365,924 Shares (consisting of the Shares beneficially owned directly by Starboard C LP)

Starboard Value R GP LLC	675,656 Shares (consisting of the Shares beneficially owned directly by Starboard L Master and Starboard C LP)

Starboard Value LP	6,540,000 Shares (consisting of the Shares beneficially owned directly by Starboard, Starboard S LLC, Starboard L Master and Starboard C LP and 1,027,827 Shares held in a certain account managed by Starboard Value LP (the “Starboard Value LP Account”))

Starboard Value GP LLC	6,540,000 Shares (consisting of the Shares beneficially owned directly by Starboard, Starboard S LLC, Starboard L Master and Starboard C LP and 1,027,827 Shares held in the Starboard Value LP Account)

Starboard Principal Co LP	6,540,000 Shares (consisting of the Shares beneficially owned directly by Starboard, Starboard S LLC, Starboard L Master and Starboard C LP and 1,027,827 Shares held in the Starboard Value LP Account)

Starboard Principal Co GP LLC	6,540,000 Shares (consisting of the Shares beneficially owned directly by Starboard, Starboard S LLC, Starboard L Master and Starboard C LP and 1,027,827 Shares held in the Starboard Value LP Account)

Jeffrey C. Smith	6,540,000 Shares (consisting of the Shares beneficially owned directly by Starboard, Starboard S LLC, Starboard L Master and Starboard C LP and 1,027,827 Shares held in the Starboard Value LP Account)

Peter A. Feld	6,553,283 Shares (consisting of the Shares beneficially owned directly by Starboard, Starboard S LLC, Starboard L Master and Starboard C LP, 1,027,827 Shares held in the Starboard Value LP Account and 13,283 Shares beneficially owned directly by Mr. Feld)

Exhibit A

Agreement and Plan of Merger

Exhibit 99.2

Execution Version

This VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of December 5, 2021, is by and among Cyclades Parent, Inc., a Delaware corporation (“Parent”), Cyclades Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and the Persons set forth on Schedule I attached hereto (each, a “Stockholder”).

WHEREAS, each Stockholder is, as of the date hereof, the record and/or beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which meaning will apply for all purposes of this Agreement) of the number of shares of common stock (each, a “Share” and collectively, the “Shares”) of GCP Applied Technologies Inc., a Delaware corporation (the “Company”), as set forth opposite the name of such Stockholder on Schedule I hereto; and

WHEREAS, Parent, Merger Sub, the Company and solely for the purposes of Section 8.13 thereof, Compagnie de Saint-Gobain S.A. (“Guarantor”) have entered into an Agreement and Plan of Merger, dated as of the date hereof, in the form attached hereto as Exhibit A and as may be amended, supplemented or otherwise modified from time to time (the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into the Company (the “Merger”) upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used herein without definition shall have the respective meanings specified in the Merger Agreement).

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

Section 1

Representations and Warranties of Stockholder.

Each Stockholder hereby severally and jointly represents and warrants to Parent and Merger Sub as follows:

(a) As of the time of execution of this Agreement, such Stockholder (i) is the beneficial owner of the Shares set forth opposite such Stockholder’s name on Schedule I to this Agreement (together with any Shares or other Equity Interests of the Company, which such Stockholder may beneficially own at any time in the future during the term of this Agreement, such Stockholder’s “Stockholder Securities”); provided, however, that the Stockholder Securities of such Stockholder shall not include any Shares or other Equity Interests of the Company that such Stockholder Transfers following the date of this Agreement pursuant to Section 3(a)) hereof, and (ii) except as set forth in Schedule I to this Agreement, neither holds nor has any beneficial ownership interest in any other Shares or other Equity Interests of the Company.

(b) This Agreement has been duly executed and delivered by such Stockholder and, assuming this Agreement constitutes a legal, valid and binding obligation of Parent and Merger Sub, this Agreement constitutes a legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms, subject to bankruptcy, insolvency (including all applicable legal requirements relating to fraudulent transfers), reorganization, moratorium and similar legal requirements of general applicability relating to or affecting creditors’ rights and subject to general principles of equity.

(c) Neither the execution and delivery of this Agreement nor the consummation by such Stockholder of the transactions contemplated hereby will result in a material violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which such Stockholder is a party or by which such Stockholder or Stockholder’s assets are bound, except for such material violations, defaults or conflicts as would not prevent or materially delay such Stockholder’s performance of its obligations under this Agreement. Assuming all notifications, filings, registrations, permits, authorizations, consents and approvals to be obtained or made by the Company, Parent or Merger Sub in connection with the Merger Agreement and the Company’s performance of its obligations under the Merger Agreement, the consummation by such Stockholder of the transactions contemplated hereby will not (i) materially violate any provision of any decree, order or judgment applicable to such Stockholder, (ii) require any consent, approval, or notice under any legal requirements applicable to such Stockholder, other than as required under the Exchange Act and the rules and regulations promulgated thereunder and other than such consents, approvals and notices that, if not obtained, made or given, would not prevent or materially delay such Stockholder’s performance of its obligations under this Agreement, or (iii) if such Stockholder is an entity, materially violate any provision of such Stockholder’s organizational documents, except in each such case as would not prevent, impair or materially delay such Stockholder’s performance of its obligations under this Agreement.

(d) The Stockholder Securities and the certificates, if any, representing the Stockholder Securities owned by such Stockholder are now, and at all times during the term hereof will be, held by such Stockholder or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens and encumbrances, except for any such liens or encumbrances arising hereunder, any applicable restrictions on transfer under the Securities Act and any liens or encumbrances that would not impair such Stockholder’s ability to perform its obligations hereunder (collectively, “Permitted Encumbrances”).

(e) Such Stockholder has full voting power with respect to all of the Stockholder Securities, including power of disposition, power to issue instructions with respect to the matters set forth herein, and power to agree to all of the matters set forth in this Agreement. The Stockholder Securities of such Stockholder are not subject to any proxy, voting trust or other agreement, arrangement or restriction with respect to the voting of such Stockholder Securities.

(f) As of the time of execution of this Agreement, there is no Proceeding pending or, to the actual knowledge of such Stockholder, threatened against such Stockholder at law or equity before or by any Governmental Entity that would reasonably be expected to materially impair or delay the performance by such Stockholder of its obligations under this Agreement or otherwise materially adversely impact such Stockholder’s ability to perform its obligations hereunder.

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(g) No broker, investment bank, financial advisor or other person is entitled to any broker’s, finder’s, financial adviser’s or similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Stockholder (it being understood that arrangements of the Company or its other affiliates shall not be deemed to be an arrangement of such Stockholder).

(h) Except for the representations and warranties expressly set forth in this Section 1 hereof, such Stockholder does not make any express or implied representation or warranty with respect to such Stockholder or with respect to any other information provided, or made available, to Parent, Merger Sub, or their respective Representatives or affiliates in connection with this Agreement, including the accuracy or completeness thereof. Such Stockholder acknowledges that none of Parent, Merger Sub, nor any Person on behalf of the foregoing, makes, and such Stockholder has not relied upon, any express or implied representation or warranty with respect to Parent, Merger Sub, or any of their respective Subsidiaries or with respect to any other information provided to such Stockholder in connection with this Agreement including the accuracy or completeness thereof other than the representations and warranties contained in Section 2 hereof. Such Stockholder acknowledges and agrees that, to the fullest extent permitted by applicable Law, Parent, Merger Sub, and their respective Subsidiaries, affiliates, stockholders, controlling persons or Representatives shall not have any liability or responsibility whatsoever to such Stockholder, or its respective affiliates, stockholders, controlling persons or Representatives on any basis (including in contract or tort, under federal or state securities Laws or otherwise) based upon any information (including any statement, document or agreement delivered pursuant to this Agreement) provided or made available or statements made (or any omissions therefrom), to such Stockholder, or any of its respective affiliates, stockholders, controlling persons or Representatives, except as and only to the extent expressly set forth in Section 2 hereof.

Section 2

Representations and Warranties of Parent and Merger Sub.

Each of Parent and Merger Sub hereby jointly and severally represents and warrants to each Stockholder as follows:

(a) Each of Parent and Merger Sub is an entity duly organized, validly existing and in good standing under the laws of the State of Delaware and each of Parent and Merger Sub has the corporate power and authority to execute and deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, and each has taken all necessary action to duly authorize the execution, delivery and performance of this Agreement.

(b) This Agreement has been duly authorized, executed and delivered by each of Parent and Merger Sub, and, assuming this Agreement constitutes legal, valid and binding obligations of the other parties hereto, constitute the legal, valid and binding obligations of each of Parent and Merger Sub, are enforceable against each of them in accordance with its terms, subject to bankruptcy, insolvency (including all legal requirements relating to fraudulent transfers), reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and subject to general principles of equity.

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(c) Assuming all notifications, filings, registrations, permits, authorizations, consents and approvals to be obtained or made by the Company, Parent or Merger Sub in connection with the Merger Agreement and the Company’s performance of its obligations under the Merger Agreement, the consummation by Parent and Merger Sub of the transactions contemplated hereby will not: (i) cause a violation, or a default, by Parent or Merger Sub of any applicable legal requirement or decree, order or judgment applicable to Parent or Merger Sub, or to which either Parent or Merger Sub is subject; or (ii) conflict with, result in a breach of, or constitute a default on the part of Parent or Merger Sub under any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which either Parent or Merger Sub is a party or by which either Parent or Merger Sub or their respective assets are bound, except for such violations, defaults or conflicts as would not, individually or in the aggregate, prevent or materially delay the performance by either Parent or Merger Sub under this Agreement.

(d) Except for the representations and warranties expressly set forth in this Section 2 hereof, neither Parent nor Merger Sub make any express or implied representation or warranty with respect to Parent or Merger Sub or with respect to any other information provided, or made available, to any Stockholder, or its respective Representatives or affiliates in connection with this Agreement, including the accuracy or completeness thereof. Each of Parent and Merger Sub acknowledges that no Stockholder, nor any Person on behalf of any Stockholder, makes, and none of Parent or Merger Sub has relied upon, any express or implied representation or warranty with respect to any Stockholder or any of its respective Subsidiaries or with respect to any other information provided to Parent or Merger Sub in connection with this Agreement including the accuracy or completeness thereof other than the representations and warranties contained in Section 1 hereof. Each of Parent and Merger Sub acknowledges and agrees that, to the fullest extent permitted by applicable Law, each Stockholder, and its respective Subsidiaries, affiliates, stockholders, controlling persons or Representatives shall not have any liability or responsibility whatsoever to Parent, Merger Sub, any Parent Subsidiary, or their respective affiliates, stockholders, controlling persons or Representatives on any basis (including in contract or tort, under federal or state securities Laws or otherwise) based upon any information (including any statement, document or agreement delivered pursuant to this Agreement) provided or made available or statements made (or any omissions therefrom), to Parent, Merger Sub, any Parent Subsidiary, or any of their respective affiliates, stockholders, controlling persons or Representatives, except as and only to the extent expressly set forth in Section 1 hereof.

Section 3

Transfer of the Shares; Other Actions.

(a) Prior to the earlier of (i) the Termination Date, and (ii) the date on which the Company Stockholder Approval shall have been obtained, except in the case where Parent has provided its prior written consent (not to be unreasonably withheld, conditioned or delayed), each Stockholder shall not, and shall cause each of its affiliates not to: (i) transfer, assign, sell, gift-over, hedge, pledge or otherwise dispose (whether by sale, liquidation, dissolution, dividend or distribution) of, or create any lien or encumbrance (other than Permitted Encumbrances) (a “Transfer”) on, any rights relating to any or all of

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such Stockholder’s Stockholder Securities (including any rights arising in connection with or relating to any Rights); (ii) enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer; (iii) grant any proxy, power-of-attorney or other authorization or consent with respect to any of the Stockholder Securities with respect to any matter that is in contravention of the obligations of such Stockholder under this Agreement with respect to the Stockholder Securities; (iv) deposit any of the Stockholder Securities into a voting trust, or enter into a voting agreement or arrangement with respect to any of the Stockholder Securities, in contravention of the obligations of Stockholder under this Agreement; or (v) knowingly take or cause the taking of any other action that would materially restrict or prevent the performance of such Stockholder’s obligations hereunder. Notwithstanding the foregoing, any Transfer of Stockholder Securities to an affiliate of such Stockholder shall be permitted, but only if, in each case, prior to the effectiveness of such Transfer, the transferee agrees in writing to be bound by the applicable terms hereof (unless such transferee is a Stockholder) and notice of such Transfer is delivered to Parent pursuant to Section 8(a) hereof.

(b) Each Stockholder agrees that it will not exercise any dissenter’s rights available to Stockholder with respect to the Merger pursuant to Section 262 of the DGCL.

(c) Prior to the earlier of the Termination Date and the date on which the Company Stockholder Approval shall have been obtained, each Stockholder (in its or his capacity as a stockholder of the Company) shall not, shall cause each of its or his controlled affiliates not to, and shall use reasonable best efforts to cause each person that controls such Stockholder (each, a “Representative”) not to, directly or indirectly, (i) solicit, initiate, knowingly encourage or knowingly facilitate any inquiries regarding, or the making of any proposal or offer that constitutes, an Acquisition Proposal, (ii) engage in, continue or otherwise participate in any discussions or negotiations, or furnish to any other person any non-public information, in each case, in connection with or for the purpose of encouraging or facilitating, an Acquisition Proposal (other than, solely in response to an unsolicited inquiry, to refer the inquiring person to this Section 3(c) and to limit its or his conversation or other communication exclusively to such referral), or (iii) approve or enter into any letter of intent or similar document, agreement, commitment, or agreement in principle (whether written or oral, binding or nonbinding) with respect to an Acquisition Proposal; provided, that nothing herein shall prohibit any Stockholder or any of its or his controlled Affiliates or Representatives from participating in any discussions or negotiations with respect to a possible voting and support agreement in connection with an Acquisition Proposal in the event that the Company becomes permitted to take the actions set forth in Section 5.3(b) of the Merger Agreement with respect to such Acquisition Proposal.

(d) For purposes of this Agreement, the term “affiliate” shall have the meaning assigned to “affiliate” in the Merger Agreement, but shall not include any entity whose equity securities are registered under the Exchange Act (or are publicly traded in a foreign jurisdiction), solely by reason of the fact that one or more nominees or representatives of any of the Stockholders serves as a member of its board of directors or similar governing body, unless the Stockholders or their affiliates otherwise control such entity. For purposes of this Agreement, the Company shall not be deemed to be an affiliate of any of the Stockholders.

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Section 4

Agreement to Vote

(a) Without in any way limiting Stockholder’s right to vote its Stockholder Securities in its sole discretion on any other matters that may be submitted to a stockholder vote of the Company, consent or other approval, at every annual, special or other meeting of the Company’s stockholders called, and at every adjournment or postponement thereof, such Stockholder (in such Stockholder’s capacity as a holder of the Stockholder Securities) shall, or shall cause the holder of record of such Stockholder’s Stockholders Securities on any applicable record date to, (i) appear at each such meeting or otherwise cause all of the Stockholder Securities of such Stockholder entitled to vote to be counted as present thereat for purposes of calculating a quorum and (ii) vote (or cause to be voted) all of the Stockholder Securities beneficially owned by Stockholder and entitled to vote (A) in favor of (1) the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated by the Merger Agreement and (2) in favor of any proposal to adjourn or postpone such meeting of the Company’s stockholders to a later date if there are not sufficient votes to adopt the Merger Agreement, ((1) and (2) the “Transaction Matters”), and (B) against (x) any action or agreement which the Company Board recommends voting against and which would reasonably be expected to result in any of the conditions to consummate the Merger set forth in Article VI of the Merger Agreement either not being satisfied or being materially impaired or delayed in being able to be satisfied, and (y) any Acquisition Proposal.

(b) Notwithstanding the foregoing, each Stockholder shall retain at all times the right to vote the Stockholder Securities held by it in its sole discretion and without any other limitation on those matters other than those set forth in Section 4(a)(ii) hereof that are at any time or from time to time presented for consideration to the Company’s stockholders, including in connection with the election of directors, and no Stockholder shall be required to vote (or cause to be voted) any of such Stockholder’s Shares to amend the Merger Agreement (including any exhibit thereto) or take any action that could result in the amendment or modification, or a waiver of a provision therein, in any such case, in a manner that alters or changes (in a manner adverse to the Company or the Stockholder) the amount or kind of the consideration to be paid or that would result in termination of this Agreement pursuant to Section 6 hereof.

Section 5

Directors and Officers.

Notwithstanding any provision of this Agreement to the contrary, this Agreement shall apply to each Stockholder solely in such Stockholder’s capacity as a holder of the Stockholder Securities and not in the capacity of such Stockholder, or the capacity of any partner, officer, employee or affiliate of such Stockholder, as a director, officer or employee of the Company or any of its Subsidiaries or in such Stockholder. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall (or require any Stockholder or any partner, officer, employee or affiliate of such Stockholder to attempt to) limit or restrict any actions or omissions of a director and/or officer of the Company or any of its Subsidiaries, including, without limitation, in

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the exercise of his or her fiduciary duties as a director and/or officer of the Company or any of its Subsidiaries or prevent or be construed to create any obligation or restriction on the part of any director and/or officer of the Company or any of its Subsidiaries from taking any action in his or her capacity as such director or officer.

Section 6

Termination.

(a) This Agreement, and all rights and obligations of the parties hereunder, shall terminate immediately without any notice or other action by any Person, upon the earliest to occur of the following (the date of such termination, the “Termination Date”):

(i) termination of the Merger Agreement in accordance with its terms;

(ii) any Change of Board Recommendation effected by the Company Board in accordance with the terms and conditions of Section 5.3 of the Merger Agreement;

(iii) the Effective Time;

(iv) the Outside Date (as defined in the Merger Agreement, and as it may be extended from time to time in accordance with the terms of the Merger Agreement until March 6, 2023);

(v) any change to the terms of the Merger without the prior written consent of each Stockholder that (A) reduces the Merger Consideration with respect to the Shares or any consideration otherwise payable with respect to the Shares beneficially owned by such Stockholder (subject to adjustments in compliance with Section 2.6 of the Merger Agreement), (B) changes the form of consideration payable in the Merger or any consideration otherwise payable with respect to the Shares beneficially owned by such Stockholder (C) modifies the closing conditions set forth in Article 6 of the Merger Agreement in a manner adverse to the interest of the Stockholders, (D) modifies the definition of “Outside Date” under the Merger Agreement in a manner adverse to the interest of the Stockholders or (E) modifies Article II of the Merger Agreement in a manner adverse to the interests of the Stockholders; or

(vi) the mutual written consent of Parent and each Stockholder.

(b) Upon termination of this Agreement, all obligations of the parties under this Agreement will terminate ab initio, without any liability or other obligation on the part of any party hereto to any Person in respect hereof or the transactions contemplated hereby, and no party hereto shall have any claim against another (and no Person shall have any rights against such party), whether under contract, tort or otherwise, with respect to the subject matter hereof, provided, however, that the termination of this Agreement shall not relieve any party hereto from liability from any Willful and Material Breach (as defined in the Merger Agreement, provided that “Knowledge” with respect to any Stockholder shall mean the actual knowledge of (i) in the case of such Stockholders that are natural persons, such person or any of the legal or compliance personnel responsible for supervising the action or omission that constituted such breach or (ii) in the case of such Stockholders that are not natural persons (A) in the case of breaches of Section 1 hereof (Representations and

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Warranties of Stockholder) the actual knowledge of principals, sole directors or Co-Executive Chairmen, Chief Executive Officers and Presidents of such Stockholder or of any inhouse legal or compliance personnel of such Stockholder that engaged in a direct review of the representations and warranties in Section 1 hereof in advance of the execution of this Agreement, in each case as applicable, and (B) in the case of breaches of the provisions of this Agreement outside Section 1 hereof, any of the legal and compliance personnel responsible for supervising the action or omission that constituted such breach or any of the executive officers or members of the board of directors of such Stockholder (or the individuals with equivalent roles for such Stockholder in the event such Stockholder lacks executive officers or a board of directors)) of this Agreement prior to such termination; provided, further, that this Section 6(b) and Section 8 hereof shall survive the termination of this Agreement; provided, further, that in the event the Company Stockholder Approval shall have occurred, no party hereto shall not have any liability or other obligation hereunder.

Section 7

Public Announcements.

Parent, Merger Sub and each Stockholder (in its capacity as a stockholder of the Company and signatory to this Agreement) shall only make public announcements regarding this Agreement and the transactions contemplated hereby that are consistent with the public statements made by the Company and Parent in connection with this Agreement, the Merger Agreement and the transactions contemplated thereby. Parent and their respective affiliates are authorized to disclose such Stockholder’s identity and such Stockholder’s holding of the Stockholder Securities and the nature of its commitments and obligations under this Agreement in any disclosure required by the SEC or other Governmental Entity with respect to the Merger, Company, Parent, Merger Sub or their respective affiliates (including the Proxy Statement) and in the press release announcing the Merger (subject in each case to written consent of such Stockholder (not to be unreasonably withheld, conditioned or delayed)). Each Stockholder agrees promptly to give to Parent, after written request therefor, any information required to be disclosed pursuant to United States securities laws in such disclosure documents, and shall consider in good faith any requests to provide information required under any other laws. Parent consents to and authorizes the publication and disclosure by each Stockholder of the nature of its commitments and obligations under this Agreement and such other matters as may be required in connection with this Agreement, the Merger Agreement, the Merger or the other transactions contemplated by this Agreement or the Merger Agreement, in any Form 4, Schedule 13D, Schedule 13G or other disclosure required by the SEC or other Governmental Entity to be made by any Stockholder in connection with this Agreement.

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Section 8

Miscellaneous.

(a) Notices. Any notices or other communications to any party required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have been duly given (a) on the fifth Business Day after dispatch by registered or certified mail, (b) on the next Business Day if transmitted by national overnight courier, (c) on the date delivered if sent by email during normal business hours of the recipient (with written confirmation of transmission provided) and on the next Business Day if sent after normal business hours of the recipient or (d) when delivered by hand (with written confirmation of receipt), to Parent in accordance with Section 8.3 of the Merger Agreement and to each Stockholder at its address set forth on Schedule I attached hereto (or at such other address for a party as shall be specified by like notice).

(b) Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(c) Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Any such counterpart, to the extent delivered by electronic mail, will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

(d) Entire Agreement, No Third-Party Beneficiaries. This Agreement (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties, with respect to the subject matter hereof and thereof and (ii) is not intended to confer, nor shall it confer, upon any Person other than the parties hereto any rights or remedies or benefits of any nature whatsoever.

(e) Governing Law, Jurisdiction. This Agreement is governed by and construed in accordance with the laws of the State of Delaware. Each of the parties hereto (i) irrevocably consents to the service of the summons and complaint and any other process (whether inside or outside the territorial jurisdiction of the Chosen Courts) in any Proceeding relating to this Agreement, for and on behalf of itself or any of its properties or assets, in accordance with Section 8(a) hereof or in such other manner as may be permitted by applicable law, and nothing in this Section 8(e) will affect the right of any party hereto to serve legal process in any other manner permitted by applicable law; (ii) irrevocably and unconditionally consents and submits itself and its properties and assets in any Proceeding to the exclusive general jurisdiction of the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware) (the “Chosen Courts”) in the event that any dispute or controversy arises out of this Agreement or the transactions contemplated hereby; (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court; (iv) agrees that any Proceeding arising out of or related to this Agreement or the transactions contemplated hereby will be brought, tried and determined only in the Chosen Courts; (v) waives any objection that it may now or hereafter have to the venue of any such Proceeding in the Chosen Courts or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim

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the same; and (vi) agrees that it will not bring any Proceeding relating to this Agreement or the transactions contemplated hereby in any court other than the Chosen Courts. Each of the parties hereto agrees that a final judgment in any Proceeding in the Chosen Courts will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

(f) Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (iii) IT MAKES THIS WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 8(f).

(g) Assignment. No party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties hereto, except that Parent and Merger Sub will have the right to assign all or any portion of their respective rights and obligations pursuant to this Agreement to any party to whom they have assigned the Merger Agreement. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

(h) Severability of Provisions. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(i) Specific Performance. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur in the event that the parties hereto do not perform the provisions of this Agreement (including any party hereto failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise

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breach such provisions. The parties hereto acknowledge and agree that the parties hereto will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches, and in response to threatened breaches, of this Agreement and to enforce specifically the terms and provisions hereof. It is accordingly agreed that each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity and any party hereto seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each party hereto irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security.

(j) Amendment. No amendment or modification of this Agreement shall be effective unless it shall be in writing and signed by each of the parties hereto, and no waiver or consent hereunder shall be effective against any party hereto unless it shall be in writing and signed by such party.

(k) Binding Nature. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and permitted assigns.

(l) No Presumption. This Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any provisions of this Agreement.

(m) No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to the Stockholder Securities. All rights, ownership and economic benefits of and relating to the Stockholder Securities shall remain vested in and belong to Stockholder, and neither Parent nor Merger Sub shall have any authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct any Stockholder in the voting of any of the Stockholder Securities, except as otherwise specifically provided herein.

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IN WITNESS WHEREOF, Parent, Merger Sub and the undersigned have caused this Agreement to be executed as of the date first written above by their respective officers or managers thereunto duly authorized.

Parent:

CYCLADES PARENT, INC.

By:	/s/ Mark Rayfield
Name: Mark Rayfield
Title: President

Merger Sub:

CYCLADES MERGER SUB, INC.

By:	/s/ Mark Rayfield
Name: Mark Rayfield
Title: President

Signature Page to Voting and Support Agreement

Stockholder:

SI LATITUDE SPV-D LLC

By:	/s/ David S. Winter
Name: David S. Winter
Title: Principal

By:	/s/ David J. Millstone
Name: David J. Millstone
Title: Principal

Stockholder:

STANDARD LATITUDE MASTER FUND LTD.

By:	/s/ David S. Winter
Name: David S. Winter
Title: Principal

By:	/s/ David J. Millstone
Name: David J. Millstone
Title: Principal

Stockholder:

DALBERGIA INVESTMENTS LLC

By:	/s/ David S. Winter
Name: David S. Winter
Title: Principal

By:	/s/ David J. Millstone
Name: David J. Millstone
Title: Principal

Signature Page to Voting and Support Agreement

Schedule I

Name	Address	Shares

SI Latitude SPV-D LLC	9 West 57th Street, 47th Floor, New York, New York 10019	2,727,519

Standard Latitude Master Fund Ltd.	9 West 57th Street, 47th Floor, New York, New York 10019	2,386,285

Dalbergia Investments LLC	9 West 57th Street, 47th Floor, New York, New York 10019	12,664,548

Exhibit A

Agreement and Plan of Merger